As filed with the Securities and Exchange Commission on October 1, 2026

Registration Statement No. 333-281583

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SYRA HEALTH CORP.
(Exact name of registrant as specified in its charter)

Delaware	7361	85-4027995
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1119 Keystone Way N. #201

Carmel, IN 46032

(463) 345-8950

(Address, including zip code, and telephone number,

Including area code, of registrant’s principal executive offices)

Gregory R. Alexander

Chief Executive Officer

Syra Health Corp.

1119 Keystone Way N. #201

Carmel, IN 46032

(463) 345-8950

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Jeffrey J. Fessler, Esq. Sheppard, Mullin, Richter & Hampton LLP 30 Rockefeller Plaza New York, NY 10112-0015 Telephone: (212) 653-8700

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED October 1, 2026

3,203,125 Shares of Class A Common Stock

Series A Warrants to Purchase up to 3,203,125 Shares of Class A Common Stock

Series B Warrants to Purchase up to 3,203,125 Shares of Class A Common Stock

Placement Agent Warrants to Purchase up to 160,156 Shares of Class A Common Stock

Up to 6,566,406 Shares of Class A Common Stock Underlying the Series A Warrants, Series B Warrants and Placement Agent Warrants

Syra Health Corp.

We are offering 3,203,125 shares of our Class A common stock, $0.001 par value per share (“Class A Common Stock”), together with Series A common stock purchase warrants to purchase up to 3,203,125 shares of Class A Common Stock (“Series A Warrants”) and Series B common stock purchase warrants to purchase up to 3,203,125 shares of Class A Common Stock (“Series B Warrants”). Each share of our Class A Common Stock is being sold together with one Series A Warrant and one Series B Warrant each to purchase one share of Class A Common Stock. The shares of Class A Common Stock, Series A Warrants and Series B Warrants are immediately separable and will be issued separately in this offering, but must be purchased together in this offering. The combined public offering price for each share of Class A Common Stock and accompanying Series A Warrant and Series B Warrant is $0.64. Each Series A Warrant will have an exercise price of $0.64 per share of Class A Common Stock and will be exercisable immediately. Each Series B Warrant will have an exercise price of $0.64 per share of Class A Common Stock and will be exercisable immediately. The Series A Warrants will expire on the 18-month anniversary of the date of issuance and the Series B Warrants will expire on the five-year anniversary of the date of issuance. This offering also relates to 6,566,406 shares of Class A Common Stock issuable upon exercise of the Series A Warrants, Series B Warrants and Placement Agent Warrants (as defined herein) sold in this offering.

We will have one closing for all the securities purchased in this offering. The public offering price per share of Class A Common Stock and accompanying Series A Warrant and Series B Warrant will be fixed for the duration of this offering. We expect this offering to be completed on or about September 13, 2024, subject to the satisfaction of customary closing conditions.

Our Class A Common Stock is listed on the OTCQB under the symbol “SYRA We have not applied, and do not intend to apply, to list the Series A Warrants or the Series B Warrants on the OTCQB or on any securities exchange or other trading market.” On September 21, 2026, the closing price of our Class A Common Stock on the OTCQB was $0.96 per share.

We have engaged Rodman & Renshaw LLC (the “Placement Agent”) to act as our exclusive placement agent in connection with this offering. The Placement Agent has agreed to use its reasonable best efforts to arrange for the sale of the securities offered by this prospectus. The Placement Agent is not purchasing or selling any of the securities we are offering and the Placement Agent is not required to arrange the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay to the Placement Agent the Placement Agent fees set forth in the table below, which assumes that we sell all of the securities offered by this prospectus. We expect this offering to be completed within one business day following the commencement of this offering and we will deliver all securities to be issued in connection with this offering delivery versus payment upon receipt of investor funds received by us. Accordingly, there is no arrangement to receive or place investor funds in an escrow, trust or any similar account. There is no minimum offering requirement as a condition of closing of this offering. Because there is no minimum offering amount required as a condition to closing this offering, we may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to pursue our business goals described in this prospectus. In addition, because there is no escrow account and no minimum offering amount, investors could be in a position where they have invested in our Company, but we are unable to fulfill all of our contemplated objectives due to a lack of interest in this offering. Further, any proceeds from the sale of securities offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. See the section entitled “Risk Factors” for more information. We will bear all costs associated with the offering. See “Plan of Distribution” beginning on page 48 of this prospectus for more information regarding these arrangements.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 and a “smaller reporting company”. Please see “JOBS Act” and “Implications of Being a Smaller Reporting Company” on page 5 of this prospectus for more information.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” contained in this prospectus beginning on page 9 and under similar headings in the other documents that are incorporated by reference into this prospectus. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share of Class A Common Stock and Accompanying Series A Warrant and Series B Warrant	Total
Public offering price	$0.64	$2,050,000
Placement Agent Fees(1)	$0.04	$143,500
Proceeds to us, before expenses(2)	$0.60	$1,906,500

(1)	We have agreed to pay the Placement Agent a cash fee equal to 7.0% of the aggregate gross proceeds raised in this offering. We have also agreed to pay the Placement Agent a management fee equal to 1.0% of the gross proceeds raised in this offering and to reimburse the Placement Agent for certain of its offering related expenses, including reimbursement for legal fees and expenses in the amount of up to $100,000, and for its clearing expenses in an amount not to exceed $15,950, none of which is included in the Placement Agent fees above. In addition, we have agreed to issue the Placement Agent or its designees warrants to purchase a number of shares of Class A Common Stock equal to 5.0% of the number of the shares of Class A Common Stock sold in this offering, at an exercise price of $0.80 per share of Class A Common Stock, which represents 125% of the public offering price per share of Class A Common Stock and accompanying Series A Warrant and Series B Warrant (“Placement Agent Warrants”). For a description of the compensation to be received by the Placement Agent, see “Plan of Distribution” starting on page 22 for more information.

(2)	Because there is no minimum number of securities or amount of proceeds required as a condition to closing in this offering, the actual public offering amount, Placement Agent fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above. For more information, see “Plan of Distribution.”

The delivery to purchasers of the securities against payment is expected to be made on or about September 13, 2024, subject to satisfaction of customary closing conditions.

Rodman & Renshaw LLC

The date of this prospectus is October 1, 2026

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we have filed with the Securities and Exchange Commission (the “SEC”). We incorporate by reference important information into this prospectus. You may obtain the information incorporated by reference without charge by following the instructions under “Where You Can Find More Information.” This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below. You should carefully read this prospectus as well as additional information described under “Incorporation of Documents by Reference,” before deciding to invest in our securities.

Neither we nor the Placement Agent have authorized anyone to provide you with additional information or information different from that contained or incorporated by reference in this prospectus and any related free writing prospectus filed with the SEC. Therefore, you should rely only on information contained in this prospectus, any related free writing prospectus and the documents incorporated by reference herein. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the Placement Agent are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus, any related free writing prospectus, or any document incorporated by reference in this prospectus, is accurate only as of the date of those respective documents, regardless of the time of delivery of such documents or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date. Neither the delivery of this prospectus nor any distribution of our securities in accordance with this prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this prospectus. If any statement in this prospectus is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference—the statement in the document having the later date modifies or supersedes the earlier statement.

The information incorporated by reference or provided in this prospectus contains estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. We obtained the industry and market data in this prospectus from our own research as well as from industry and general publications, surveys and studies conducted by third parties. This data involves a number of assumptions and limitations and contains projections and estimates of the future performance of the industries in which we operate that are subject to a high degree of uncertainty, including those discussed in “Risk Factors.” We caution you not to give undue weight to such projections, assumptions, and estimates. Further, industry and general publications, studies and surveys generally state that they have been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe that these publications, studies, and surveys are reliable, we have not independently verified the data contained in them. In addition, while we believe that the results and estimates from our internal research are reliable, such results and estimates have not been verified by any independent source.

We may own or have rights to use a number of registered and common law trademarks, service marks and/or trade names in connection with our business in the United States and/or in certain foreign jurisdictions. Solely for convenience, the trademarks, service marks, logos and trade names referred to that are included in this prospectus or incorporated by reference herein are without the ® and ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights to these trademarks, service marks and trade names. This prospectus and the information incorporated by reference herein contains additional trademarks, service marks and trade names of others, which are the property of their respective owners. All trademarks, service marks and trade names appearing in this prospectus or incorporated by reference herein are, to our knowledge, the property of their respective owners. We do not intend our use or display of other companies’ trademarks, service marks, copyrights or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

For investors outside the United States: We and the Placement Agent have not done anything that would permit this offering or the possession or distribution of this prospectus in any jurisdiction where action for those purposes is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside of the United States.

-i-

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain forward-looking statements that involve risks and uncertainties. You should not place undue reliance on these forward-looking statements. All statements other than statements of historical facts contained in this prospectus and the documents incorporated by reference are forward-looking statements. The forward-looking statements in this prospectus and the documents incorporated by reference are only predictions. In some cases, you can identify these forward-looking statements by terms such as “anticipate,” “believe,” “continue,” “could,” “depends,” “estimate,” “expects,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms or other similar expressions, although not all forward-looking statements contain those words. We have based these forward-looking statements on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, strategy, short- and long-term business operations and objectives, and financial needs. These forward-looking statements include, but are not limited to, statements concerning the following:

●	our projected financial position and estimated cash burn rate;
●	our estimates regarding expenses, future revenues and capital requirements;
●	our ability to continue as a going concern;
●	our need to raise substantial additional capital to fund our operations;
●	our ability to compete in the healthcare industry;
●	the timing, cost and success or failure of new product and service introductions, development and product upgrade releases;
●	competitive pressures including offerings and pricing;
●	our ability to establish and maintain strategic relationships;
●	undetected errors or similar problems in our software products;
●	compliance with existing laws, regulations and industry initiatives and future changes in laws or regulations in the healthcare industry;
●	the possibility of services-related liabilities;
●	our ability to obtain, maintain and protect our intellectual property rights and the potential for us to incur substantial costs from lawsuits to enforce or protect our intellectual property rights;
●	our reliance on third-party content providers;
●	the success of competing products or services that are or become available;
●	our ability to expand our organization to accommodate potential growth and our ability to retain and attract key personnel; and
●	the successful development of our sales and marketing capabilities.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in “Risk Factors” as well as other risks and factors identified from time to time in our SEC filings. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus and the documents incorporated by reference may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, except as required by law, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements.

You should read this prospectus and the documents that we have incorporated by reference into this prospectus and have filed with the SEC as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

In this prospectus, unless context requires otherwise, references to “we,” “us,” “our,” “Syra,” or “the Company” refer to Syra Health Corp.

-ii-

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus This summary does not contain all of the information you should consider before investing in our shares of common stock. You should carefully read this entire prospectus carefully,, especially the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of this prospectus before making an investment decision.

Overview

We are a healthcare services company promoting preventative health, holistic wellness, health education, and equitable healthcare for all patient demographics. We leverage deep scientific and healthcare expertise to create strategic frameworks and develop patient-centric solutions for the betterment of patient lives and health outcome linked to developing a healthier population. We provide comprehensive end-to-end solutions in behavioral and mental health, population health, digital health, health education and healthcare workforce. Our offerings are centered on prevention, improved access, and affordable care. Our goal is to supply our solutions to payers, providers, life sciences organizations, academic institutions, and the government.

Our Services

Behavioral and Mental Health

Mental health concerns are rapidly growing on a global scale, yet the shortage of mental health professionals and access to treatment is leaving millions of people without access to mental health resources. We strongly believe in behavioral and mental health equity and our mission is to provide solutions that help improve health care and provide access to all populations, regardless of race, ethnicity, gender, socioeconomic status, sexual orientation, or geographic location. With our specialized services, we believe that we can help solve the behavioral and mental health needs of various organizations, including health organizations, large employers, and schools.

Syrenity is a comprehensive mental health application that is aimed at providing preventative care and interventions for behavioral and mental health and will utilize an artificial intelligence-driven user diary for engagement. Syrenity is being designed to identify and prevent the progression of negative factors that can influence individuals’ mental health, by offering targeted assignments, education, monitoring symptoms, and providing timely interventions such as cognitive behavioral therapy and mindfulness techniques. Syrenity will enable users to connect with licensed mental health professionals, will allow users to schedule virtual consultations with psychologists, psychiatrists, or mental health coaches, eliminating the need for in-person visits and will provide education resources to help users understand their mental health concerns and learn coping strategies. We launched Syrenity in the fourth quarter of 2024.

Digital Health

We use digital health to bring innovation into the healthcare practice. Our goal is to transform patient care and engagement by connecting physicians, patients, caregivers, payers, and other key stakeholders through healthcare digital platforms. We are developing digital and cloud-based platforms to help improve cost savings through the automation of health operations, which also provide clinical insights that personalize care and improve patient satisfaction. Our solutions will include digital transformation, cloud and security, artificial intelligence, patient engagement, and health apps. Within our digital health service line, we intend to offer SyraBot (a chatbot designed to foster connectivity and engagement throughout individuals’ care journeys, offering members round-the-clock access to necessary information via our AI-powered customer support chat system), CarePlus (an electronic medical records solution designed for small to mid-sized healthcare organizations) and patient engagement and education services.

Population Health

We define population health services as the process of assessing and analyzing healthcare and its delivery to create improvement for a population of individuals. We are developing end-to-end solutions and strategies to improve quality of care, access to care, health outcomes, and healthcare policies. We believe that our solutions will assist individuals in reaching their full health potential through preventative care, care coordination and patient engagement. Our team of service providers includes health economists, public health experts, subject matter experts, data scientists, and biostatisticians who apply advanced health analytics to real-world data to provide meaningful insights to improve quality of clinical care and understand patterns and trends around diagnosis, treatment, and continued care. We believe our team helps stratify health risks based on social determinants of health, predict utilization of resources and health care costs, identify patient-level interventions, and recommend population-level strategies. Within our population health service line we offer the following services: analytics as a service, epidemiology, and health equity analytics solutions.

Health Education Services

We believe that one of the main drivers of the healthcare education solutions market is the need to address challenges in the healthcare industry through effective and innovative medical and scientific training. With evolving healthcare technology, healthcare professionals must be knowledgeable with respect to various patient-care approaches to make better informed clinical decisions and assure patient satisfaction. We believe that targeted and continuous healthcare education solutions are needed to help healthcare professionals improve their competency, improve health equality and incorporate innovative and new therapeutic options into practice to improve overall patient care quality. Therefore, we aim to provide medical education solutions to pharmaceutical and medical device manufacturers, biotechnology companies, payers, large employers, academic institutions, and government agencies. Specifically, we develop medical education content to drive the organizational and strategic brand goals and vision of our clients. Our education outreach plan utilizes omnichannel delivery approaches from a suite of solutions for in-person, virtual and hybrid arrangements, and our deliverables include traditional print and electronic formats. Some of our targeted education approaches include the utilization of artificial intelligence tools to provide real-time information to customers. Within our health education service line we offer the following services: medical communications, patient education, and healthcare training.

Healthcare Workforce

Our healthcare workforce solutions are intended to help evaluate the immediate and longitudinal workforce needs of our client’s organization. Using agile implementation staffing methodologies we make it seamless and cost-efficient to expand our client’s clinical personnel. We recruit experienced nurses and allied health professionals for long-term fixed contract positions at hospitals and healthcare facilities across the country. Other staffing positions that we recruit include care coordinators, specialists to fill healthcare management roles, healthcare educators, therapists, healthcare technicians and health plan specialists.

Growth Strategies

We hope to become a leader in clinical healthcare solutions by providing customized and comprehensive end-to-end solutions for our customers in the public and private healthcare sectors and expand our operations to other metropolitan areas. As we continue our expansion, we anticipate that our professional pool and infrastructure will grow to support the breadth and depth of our services. With our rapid growth of sales and business development teams, we intend to replicate our current projects with similar customers across the country. We plan to open offices in multiple geographical locations to support our sales and business development efforts and intend to invest in partnerships with subject matter experts to further enhance our service lines and provide real-world insights. In addition to organic efforts, we may expand our footprint by acquiring companies that offer similar service lines. It is anticipated that such companies will strengthen our current service offerings and may also include new services that we may offer to our clients. Our flagship product, Syrenity, is a proprietary behavioral and mental health app designed to address the growing mental health crisis. We are strategically preparing for its launch in global markets while continually advancing its scientific foundation and AI technology to enhance user outcomes. Additionally, our government solutions service line of business positions us to work on federal government healthcare and related projects from several agencies such as the United States Department of Health and Human Services, the Centers for Disease Control and Prevention, the National Institutes of Health, the National Aeronautics and Space Administration and the United States Department of Defense.

Risks Associated with Our Business

Our business is subject to significant risks and uncertainties that make an investment in us speculative and risky. Below we summarize what we believe are the principal risk factors but these risks are not the only ones we face, and you should carefully review and consider the full discussion of our risk factors in the section titled “Risk Factors”, together with the other information in this prospectus and in the documents incorporated by reference herein. If any of the following risks actually occurs (or if any of those listed elsewhere or incorporated by reference into this prospectus occur), our business, reputation, financial condition, results of operations, revenue, and future prospects could be seriously harmed. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that adversely affect our business.

Risks Related to Our Financial Position and Need for Additional Capital

●	Although we have generated approximately $7.2 million, $8.0 million and $4.7 million of revenues for the years ended December 31, 2025 and 2024, and six months ended June 30, 2026, respectively, our future profitability is uncertain.

●	We will require substantial additional funding and if we are unable to raise capital on favorable terms when needed, we could be forced to curtail, delay or discontinue our business.

●	Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

Risks Related to Our Business and Industry

●	Our business strategy and future success depend on our ability to cross-sell our solutions.

●	If we are unable to successfully expand our sales force productivity, sales of our solutions and the growth of our business and financial performance could be harmed.

●	Our ability to generate revenue could suffer if we do not continue to update and improve our existing solutions and develop new ones.

●	Achieving market acceptance of new or updated solutions is necessary in order for them to become profitable and will likely require significant efforts and expenditures.

●	Our business would be adversely affected if we cannot obtain, process or distribute data we require to provide our solutions.

●	Disruptions in service or damages to our data or systems failures could have a material adverse impact on our business, results of operations or financial condition. In addition, breaches and failures of information technology systems and the sensitive information we transmit, use and store expose us to potential liability and reputational harm.

●	We rely on Internet infrastructure, bandwidth providers, data center providers, other third parties and our own systems in providing certain of our solutions to our customers, and any failure or interruption in the services provided by these third parties or our own systems could expose us to litigation and negatively impact our relationships with customers, adversely affecting our brand and our business.

●	Failure by our customers to obtain proper permissions or provide us with accurate and appropriate information may result in claims against us or may limit or prevent our use of information, which could harm our business. Additionally, privacy concerns relating to our business could damage our reputation and deter current and potential customers from using our solutions.

●	Our independent content providers may fail to perform adequately or comply with laws, regulations or contractual covenants.

●	Our work with government clients exposes us to additional risks inherent in the government contracting environment.

●	We may be liable for the misdiagnoses, mistreatment, injury or other harm to patients resulting from the use of data that we provide to health care providers, and any resulting claims could negatively impact our operating results and result in a decline in our stock price.

●	We depend on a small number of large customers and the loss of one or more major customers could have a material adverse effect on our business, financial condition and results of operations.

Risks Related to Intellectual Property

●	The protection of our intellectual property requires substantial resources and protections of our proprietary rights may not be adequate.

Risks Related to Government Regulations

●	We are subject to federal and state healthcare industry regulation including conduct of operations, licensing, costs and payment for services and payment for referrals as well as laws regarding government contracting.

Risks Related to Our Class A Common Stock and this Offering

●	The dual-class structure of our common stock as contained in our Amended and Restated Certificate of Incorporation, as amended (“Certificate of Incorporation”), has the effect of concentrating voting control with those stockholders who hold our Class B common stock. This ownership will limit or preclude your ability to influence corporate matters, including the election of directors, amendments of our organizational documents, and any merger, consolidation, sale of all or substantially all of our assets, or other major corporate transactions requiring stockholder approval, and that may adversely affect the trading price of our Class A Common Stock.

●	Our principal stockholders will continue to have significant influence over the election of our board of directors and approval of any significant corporate actions, including any sale of our Company.

●	There is no public market for the Series A Warrants or Series B Warrants being offered in this offering. Holders of Series A Warrants and Series B Warrants purchased in this offering will have no rights as common stockholders until such holders exercise such warrants and acquire our Class A Common Stock.

●	This is a reasonable best efforts offering, no minimum amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans, including our near-term business plans.

●	We are selling a substantial number of shares of our Class A Common Stock in this offering, which could cause the price of our Class A Common Stock to decline.

JOBS Act

On April 5, 2012, the JOBS Act was enacted. Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (“Securities Act”), for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have chosen to take advantage of the extended transition periods available to emerging growth companies under the JOBS Act for complying with new or revised accounting standards until those standards would otherwise apply to private companies provided under the JOBS Act. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates for complying with new or revised accounting standards.

We are evaluating the benefits of relying on other exemptions and reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, as an “emerging growth company,” we intend to rely on certain of these exemptions, including without limitation, (i) providing an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002, as amended, and (ii) complying with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements, known as the auditor discussion and analysis. We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of the completion of our initial public offering; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in in Rule 12b-2 of the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as our stock held by non-affiliates is less than $250 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100 million during the most recently completed fiscal year and our common stock held by non-affiliates is less than $700 million measured on the last business day of our second fiscal quarter.

Corporate Information

We were organized on November 20, 2020 as an Indiana corporation under the name Syra Health Corp. On March 11, 2022, we filed a Certificate of Conversion with the Delaware Secretary of State whereby we converted from an Indiana corporation to a Delaware corporation. Our principal executive offices are located at 1119 Keystone Way N. #201, Carmel, IN 46032 and our telephone number is (463) 345-8950. Our website address is www.syrahealth.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the Registration Statement of which it forms a part.

THE OFFERING

Class A Common Stock offered by us	3,203,125 shares of Class A Common Stock, based on a combined public offering price of $0.64 per share of Class A Common Stock and accompanying Series A Warrant and Series B Warrant.

Warrants offered by us	Series A Warrants to purchase up to an aggregate of 3,203,125 shares of our Class A Common Stock and Series B Warrants to purchase up to an aggregate of 3,203,125 shares of our Class A Common Stock. Each share of our Class A Common Stock is being sold together with a Series A Warrant and Series B Warrant, each to purchase one share of our Class A Common Stock. Each Series A Warrant will have an exercise price of $0.64 per share of Class A Common Stock (representing 100% of the price at which a share of Class A Common Stock and accompanying Series A Warrant and Series B Warrant are sold to the public in this offering), will be immediately exercisable upon issuance and will expire on the 18-month anniversary of the original issuance date. Each Series B Warrant will have an exercise price of $0.64 per share of Class A Common Stock (representing 100% of the price at which a share of Class A Common Stock and accompanying Series A Warrant and Series B Warrant are sold to the public in this offering), will be immediately exercisable upon issuance and will expire on the five-year anniversary of the original issuance date. Each Series A Warrant and Series B Warrant is exercisable for one share of Class A Common Stock, subject to adjustment in the event of stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our Class A Common Stock. The shares of Class A Common Stock and the accompanying Series A Warrants and Series B Warrants can only be purchased together in this offering but will be issued separately and will be immediately separable upon issuance. This prospectus also relates to the offering of the shares of Class A Common Stock issuable upon exercise of the Series A Warrants, the Series B Warrants and the Placement Agent Warrants.

Class A Common stock outstanding immediately before this offering	5,770,649 shares of Class A Common Stock.

Class B Common Stock outstanding immediately before this offering	833,334 shares of Class B Common Stock.

Class A Common Stock to be outstanding after this offering(1)	8,973,774 shares of Class A Common Stock.

Class B Common Stock to be outstanding after this offering	833,334 shares of Class B Common Stock.

Use of proceeds	We estimate that the net proceeds from this offering will be approximately $1.6 million based upon a combined public offering price of $0.64 per share of Class A Common Stock and accompanying Series A Warrant and Series B Warrant, after deducting the Placement Agent fees and estimated offering expenses payable by us. We intend to use the net proceeds from this offering for marketing and sales, application development, research and development and for general corporate purposes, including working capital, operating expenses, and capital expenditures. We may also use a portion of the net proceeds to in-license, acquire or invest in complementary products, technologies or businesses, however, we have no current commitments or obligations to do so. See “Use of Proceeds” on page 13 for a more complete description of the intended use of proceeds from this offering.

Voting rights	We have two classes of common stock: Class A Common Stock and Class B common stock. Shares of our Class A Common Stock are entitled to one vote per share. Each share of our Class B common stock is entitled to 16.5 votes per share and is convertible at any time, at the option of the holder, into 10 shares of Class A Common Stock, or, subject to certain exceptions, will otherwise automatically convert into 10 shares of Class A Common Stock upon certain transfers or the death of the holder. Holders of our Class A Common Stock and Class B common stock will generally vote together as a single class, unless otherwise required by law or our Certificate of Incorporation. The holders of our outstanding Class B common stock will hold approximately 60.5% of the voting power of our outstanding capital stock following the completion of this offering (excluding shares of Class A Common Stock issuable upon exercise of the Series A Warrants, Series B Warrants and Placement Agent Warrants issued in this offering), and will have the ability to control the outcome of matters submitted to our stockholders for approval, including the election of our directors and the approval of any change in control transaction. See the sections titled “Description of Securities” for additional information.

Lock-Up Agreements	We and all of our executive officers and directors have entered into lock-up agreements with the Placement Agent. Under these agreements, we and each of these persons may not, without the prior written approval of the Placement Agent, offer, sell, contract to sell or otherwise dispose of or hedge common stock or securities convertible into or exchangeable for shares of Class A Common Stock, subject to certain exceptions. The restrictions contained in these agreements will be in effect for a period of 90 days after the closing date of this offering. For more information, see “Plan of Distribution.”

Risk factors	Investing in our securities is highly speculative and involves a high degree of risk. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 9 before deciding to invest in our securities.

OTCQB symbol

Our shares of Class A Common Stock are currently listed on the OTCQB under the symbol “SYRA”. There is no established trading market for the Series A Warrants or Series B Warrants and we do not expect such trading markets to develop. We do not intend to list the Series A Warrants or Series B Warrants on any securities exchange or other trading market. Without a trading market, the liquidity of the Series A Warrants and Series B Warrants will be extremely limited.

(1)	The number of shares of our Class A Common Stock to be outstanding after this offering is based on 5,770,649 shares of our Class A Common Stock outstanding as of September 11, 2024, and excludes as of such date:

●	8,333,340 shares of Class A Common Stock issuable upon conversion of our Class B common stock;

●	170,750 shares of Class A Common Stock issuable upon exercise of options at a weighted average exercise price of $1.82 per share;

●	1,629,561 shares of Class A Common Stock issuable upon exercise of warrants at weighted average exercise price of $6.38 per share;

●	820,917 shares of Class A common stock reserved for future issuance under our 2022 Omnibus Equity Incentive Plan;

●	3,203,125 shares of our Class A Common Stock underlying the Series A Warrants issued as part of this offering;

●	3,203,125 shares of our Class A Common Stock underlying the Series B Warrants issued as part of this offering; and

●	160,156 shares of our Class A Common Stock underlying the Placement Agent Warrants issued in this offering.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks described below, the other information set forth in this prospectus, including matters addressed in the section titled “Cautionary Note Regarding Forward-Looking Statements”, together with the information and documents incorporated by reference herein. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus, any prospectus supplement, any post-effective amendment or in any document incorporated by reference herein or therein are not the only risks and uncertainties that we face. We may face additional risks and uncertainties that are not presently known to us, or that we currently deem immaterial. The following discussions should be read in conjunction with our financial statements and the notes to the financial statements incorporated herein by reference.

Risks Related to Our Financial Position and Need for Additional Capital

Although we have generated approximately $7.2 million, $8.0 million and $4.7 million of revenues for the years ended December 31, 2025 and 2024, and six months ended June 30, 2026, respectively, our future profitability is uncertain.

Our likelihood of success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the development and expansion of a business enterprise. Our net losses were $896,333, $3,759,238, and net income of $491,221 for the years ended December 31, 2025 and 2024, and for the six months ended June 30, 2026, respectively, and our accumulated deficit as of June 30, 2026, December 31, 2025 and December 31, 2024 was $9,229,305, $9,720,526 and $8,824,193, respectively. If we are unable to achieve and maintain profitability, we may be unable to continue our operations.

We will require substantial additional funding and if we are unable to raise capital on favorable terms when needed, we could be forced to curtail, delay or discontinue our business.

Since our inception, we have not generated sufficient revenues from our operations to continue to fund the development and expansion of our business. To date, we have funded a significant portion of our operations through the sale of our equity securities. As of June 30, 2026 and December 31, 2025, we had cash of $2,123,747 and $1,614,733, respectively. We expect that our existing cash and cash from operations will not be sufficient to fund our current operations through at least 12 months from the date of this prospectus. Our operating plan may change as a result of many factors currently unknown to us, and we may need to seek additional funds sooner than planned, through public or private equity or debt financings or other third-party funding or a combination of these approaches. Even if we believe we have sufficient funds for our current or future operating plans, we may seek additional capital if market conditions are favorable or based upon specific strategic considerations.

Any additional fundraising efforts may divert our management from their day-to-day activities, which may adversely affect our ability to develop and commercialize our products and services. In addition, we cannot guarantee that future financing will be available in sufficient amounts or on terms acceptable to us, if at all. Moreover, the terms of any financing may adversely affect the holdings or the rights of our stockholders and the issuance of additional securities, whether equity or debt, by us, or the possibility of such issuance, may cause the market price of our shares to decline. The sale of additional equity or convertible securities may dilute our stockholders. In addition, the future issuance of shares of Class B common stock may be dilutive to the holders of Class A common stock, particularly with respect to their voting power. The incurrence of indebtedness would result in increased fixed payment obligations, and we may be required to agree to certain restrictive covenants, such as limitations on our ability to make certain dividends, incur additional debt, limitations on our ability to acquire, sell or license intellectual property rights and other operating restrictions that could adversely impact our ability to conduct our business.

If we are unable to obtain funding on a timely basis, we may be required to significantly curtail, delay or discontinue our operations or be unable to expand our operations or otherwise capitalize on our business opportunities, as desired, which could materially affect our business, financial condition and results of operations.

Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

Our independent registered public accounting firm included in its opinion for the years ended December 31, 2025 and 2024 an explanatory paragraph referring to our recurring losses from operations and expressing substantial doubt in our ability to continue as a going concern without additional capital becoming available. Our ability to continue as a going concern is dependent upon our ability to obtain additional equity or debt financing, reduce expenditures and generate significant revenue. Our financial statements as of December 31, 2025 did not include any adjustments that might result from the outcome of this uncertainty. The reaction of investors to the inclusion of a going concern statement by our auditors, and our potential inability to continue as a going concern, in future years could materially adversely affect our share price and our ability to raise new capital.

Risks Related to Government Regulations

We are subject to federal and state healthcare industry regulation including conduct of operations, licensing, costs and payment for services and payment for referrals as well as laws regarding government contracting.

The healthcare industry is subject to extensive and complex federal and state laws and regulations related to conduct of operations, costs and payment for services and payment for referrals. For example, our marketing practices and financial relationships with healthcare providers are subject to state and federal healthcare fraud and abuse laws, such as the federal Anti-Kickback Statute, which may limit or restrict our financial arrangements and marketing practices with respect to clients, healthcare providers, and consumers.  Navigating this complex regulatory environment requires significant resources, and a failure to comply with these laws could subject us to significant civil or criminal penalties, exclusion from participation in government programs, and materially adversely affect our brand, results of operations, and cash flows.  In addition, in connection with our healthcare staffing services, we are subject to certain state licensing and registration requirements.  If we fail to obtain or maintain a required permit, license, or registration, we could be subject to fines or penalties, required to cease operations in the state, potential breach of contract claims, and reputational harm.  Further, we provide talent solutions on a contract basis to our clients, who pay us directly. Accordingly, Medicare, Medicaid and insurance reimbursement policy changes generally do not directly impact us. Nevertheless, reimbursement changes in government programs, particularly Medicare and Medicaid, can and do indirectly affect the demand and the prices paid for our services. For example, our clients could receive reduced or no reimbursements because of a change in the rates or conditions set by federal or state governments that would negatively affect the demand and the prices for our services. Moreover, our hospital, healthcare facility and physician practice group clients could suffer civil and criminal penalties, and be excluded from participating in Medicare, Medicaid and other healthcare programs for failure to comply with applicable laws and regulations that may negatively affect our profitability.

A portion of our hospital and healthcare facility clients are state and federal government agencies, where our ability to compete for new contracts and orders, and the profitability of these contracts and orders, may be affected by government legislation, regulation or policy. Additionally, in providing services to state and federal government clients and to clients who participate in state and federal programs, we are also subject to specific laws and regulations, which government agencies have broad latitude to enforce. If we were to be excluded from participation in these programs or should there be regulatory or policy changes or modification of application of existing regulations adverse to us, it would likely materially adversely affect our brand, business, results of operations and cash flows.

Risks Related to this Offering and our Class A Common Stock

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the currently intended purposes described in the section entitled “Use of Proceeds.” Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management may not apply our cash from this offering in ways that ultimately increases the value of any investment in our securities or enhances stockholder value. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments and government securities. These investments may not yield a favorable return to our stockholders. If we do not invest or apply our cash in ways that enhance stockholder value, we may fail to achieve expected financial results, which may result in a decline in the price of our shares of Class A Common Stock, and, therefore, may negatively impact our ability to raise capital, invest in or expand our business, acquire products or licenses, commercialize our products and services, or continue our operations. See “Use of Proceeds” on page 13 for a more complete description of the intended use of proceeds from this offering.

The market price of our Class A Common Stock may be volatile and fluctuate substantially, which could result in substantial losses for holders of our Class A Common Stock.

The market price of our Class A Common Stock is likely to be highly volatile and may be subject to wide fluctuations in response to a variety of factors, including the following:

●	failure to successfully develop and commercialize our digital health platforms;

●	regulatory or legal developments in the United States;

●	changes in physician, hospital or healthcare provider practices that may make our solutions less useful;

●	inability to obtain additional funding;

●	failure to meet or exceed financial projections we provide to the public;

●	failure to meet or exceed the estimates and projections of the investment community;

●	changes in the market valuations of companies similar to ours;

●	announcements of significant acquisitions, strategic collaborations, joint ventures or capital commitments by us or our competitors;

●	additions or departures of key scientific or management personnel;

●	sales of our Class A Common Stock by us or our stockholders in the future;

●	trading volume of our Class A Common Stock;

●	general economic, industry and market conditions;

●	health epidemics and outbreaks, such as the COVID-19 pandemic, or other natural or manmade disasters which could significantly disrupt our operations; and

●	the other factors described in this “Risk Factors” section.

Any of these factors may result in large and sudden changes in the volume and price at which our Class A Common Stock will trade. In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. If there is extreme market volatility and trading patterns in our Class A Common Stock, it may create several risks for investors, including the following:

●	the market price of our Class A Common Stock may experience rapid and substantial increases or decreases unrelated to our actual or expected operating performance, financial condition or prospects, which may make it more difficult for prospective investors to assess the rapidly changing value of our Class A Common Stock;

●	if our future market capitalization reflects trading dynamics unrelated to our actual or expected operating performance, financial performance or prospects, purchasers of our Class A Common Stock could incur substantial losses as prices decline once the level of market volatility has abated; and

●	if the future market price of Class A Common Stock declines, investors may be unable to resell their shares at or above the price at which they acquired them. We cannot assure you that the market of our Class A Common Stock will not fluctuate or decline significantly in the future, in which case you could incur substantial losses.

Broad market and industry fluctuations, as well as general economic, political, regulatory and market conditions, may negatively affect the market price of our Class A Common Stock, regardless of our actual operating performance. In addition, shares of our Class A Common Stock may be more thinly traded than securities of larger, more established healthcare services companies and, as a result of this lack of liquidity, sales of relatively small quantities of shares of our Class A Common Stock by our stockholders may disproportionately influence the price of our Class A Common Stock. The market price of our Class A Common Stock may decline below the public offering price, and you may lose some or all of your investment.

As the public offering price is substantially higher than our net tangible book value per share, you will experience immediate and substantial dilution.

If you purchase Class A Common Stock in this offering, you will pay more for your shares of Class A Common Stock than the amount paid by our existing stockholders for their shares on a per share basis. As a result, you will experience immediate and substantial dilution in net tangible book value per share in relation to the price that you paid per share of Class A Common Stock. The dilution as a result of the offering will be $0.26 per share to new investors purchasing our shares of Class A Common Stock and Series A Warrants and Series B Warrants in this offering. In addition, you will experience further dilution to the extent that we issue shares of our Class A Common Stock upon the exercise of any warrants, including the Series A Warrants, Series B Warrants and Placement Agent Warrants issued in this offering, or exercise of stock options under any stock incentive plans. See “Dilution” for a more complete description of how the value of your investment in our shares will be diluted upon completion of this offering

There is no public market for the Series A Warrants or Series B Warrants being offered in this offering.

There is no established public trading market for the Series A Warrants or Series B Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Series A Warrants or Series B Warrants on any securities exchange or nationally recognized trading system, including The Nasdaq Capital Market. Without an active market, the liquidity of the Series A Warrants and Series B Warrants will be limited.

Holders of Series A Warrants and Series B Warrants purchased in this offering will have no rights as common stockholders until such holders exercise such warrants and acquire our Class A Common Stock.

Until holders of Series A Warrants and Series B Warrants acquire shares of our Class A Common Stock upon exercise of such warrants, holders of Series Warrants and Series B Warrants will have no rights with respect to the shares of our Class A Common Stock underlying such warrants. Upon exercise of the Series A Warrants and Series B Warrants, as applicable, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

The Series A Warrants and Series B Warrants are speculative in nature.

The Series A Warrants and Series B Warrants do not confer any rights of Class A Common Stock ownership on their respective holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of Class A Common Stock at a fixed price. Commencing on the date of issuance, holders of the Series A Warrants and Series B Warrants may exercise their right to acquire shares of Class A Common Stock and pay the stated exercise price per share.

Purchasers who purchase our securities in this offering pursuant to a securities purchase agreement may have rights not available to purchasers that purchase without the benefit of a securities purchase agreement.

In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers that enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. The ability to pursue a claim for breach of contract provides those investors with the means to enforce the covenants uniquely available to them under the securities purchase agreement including, but not limited to: (i) timely delivery of securities; (ii) agreement to not enter into variable rate financings for one year from closing, subject to exceptions; (iii) agreement to not enter into any financings for 90 days from closing, subject to exceptions; and (iv) indemnification for breach of contract.

The Series A Warrants and Series B Warrants may not have value.

The Series A Warrants being offered by us in this offering have an exercise price of $0.64 per share of Class A Common Stock, and expire on the 18-month anniversary from the date of issuance. The Series B Warrants being offered by us in this offering have an exercise price of $0.64 per share of Class A Common Stock, and expire on the five-year anniversary from the date of issuance. In the event that our Class A Common Stock does not exceed the exercise price of the Series A Warrants or Series B Warrants, as applicable, during the period when such warrants are exercisable, such warrants may not have any value.

This is a reasonable best efforts offering, no minimum amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans, including our near-term business plans.

The Placement Agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities in this offering. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, Placement Agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth above. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to support our continued operations, including our near-term continued operations. Thus, we may not raise the amount of capital we believe is required for our operations in the short-term and may need to raise additional funds, which may not be available or available on terms acceptable to us.

We are selling a substantial number of shares of our Class A Common Stock in this offering, which could cause the price of our Class A Common Stock to decline.

In this offering, we are offering 3,203,125 shares of Class A Common Stock, Series A Warrants to purchase up to 3,203,125 shares of Class A Common Stock and Series B Warrants to purchase up to 3,203,125 shares of Class A Common Stock. The existence of the potential additional shares of our Class A Common Stock in the public market, or the perception that such additional shares may be in the market, could adversely affect the price of our Class A Common Stock. We cannot predict the effect, if any, that market sales of those shares of Class A Common Stock or the availability of those shares of Class A Common Stock for sale will have on the market price of our Class A Common Stock.

We do not expect to pay dividends in the foreseeable future after this offering, and you must rely on price appreciation of your shares of Class A Common Stock for return on your investment.

We have paid no cash dividends on any class of our stock to date, and we do not anticipate paying cash dividends in the near term. For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on our stock. Accordingly, investors must be prepared to rely on sales of their shares after price appreciation to earn an investment return, which may never occur. Investors seeking cash dividends should not purchase our shares. Any determination to pay dividends in the future will be made at the discretion of our board of directors and will depend on our results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our board deems relevant.

Our common stock is a “penny stock,” which may make it more difficult for investors to sell their shares of common stock due to suitability requirements.

Our common stock is considered to be a “penny stock.” The Commission has adopted Rule 15g-9 under the Exchange Act, which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. The price of our common stock is significantly less than $5.00 per share and, currently we do not qualify for an exception. This designation imposes additional sales practice requirements on broker-dealers who sell to persons other than established customers and accredited investors. The penny stock rules require a broker-dealer buying our securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities given the increased risks generally inherent in penny stocks. These rules may restrict the ability and/or willingness of brokers or dealers to buy or sell our common stock, either directly or on behalf of their clients, may discourage potential stockholders from purchasing our common stock, or may adversely affect the ability of stockholders to sell their shares.

Our common stock is currently traded on the OTCQB Market, which may have an unfavorable impact on our stock price and liquidity.

Our common stock is currently quoted on the OTCQB Markets. The OTCQB Markets is a significantly more limited market than the national securities exchanges such as the New York Stock Exchange or the Nasdaq Stock Market, and there are lower financial or qualitative standards that a company must meet to have its stock quoted on the OTCQB Markets. The OTCQB Markets is an inter-dealer quotation system much less regulated than the major exchanges, and trading in our common stock may be subject to abuses, volatility and shorting, which may have little to do with our operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to operating performance. The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require a broker-dealer to have reasonable grounds for believing an investment is suitable for that customer when recommending an investment to a customer. FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for some customers and may make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may result in a limited ability to buy and sell our stock.

The dual-class structure of our common stock as contained in our Certificate of Incorporation has the effect of concentrating voting control with those stockholders who held our Class B common stock. This ownership will limit or preclude your ability to influence corporate matters, including the election of directors, amendments of our organizational documents, and any merger, consolidation, sale of all or substantially all of our assets, or other major corporate transactions requiring stockholder approval, and that may adversely affect the trading price of our Class A Common Stock.

Our Class B common stock has 16.5 votes per share, and our Class A Common Stock has one vote per share. As of September 11, 2024, there were 833,334 shares of our Class B common stock outstanding, representing 60.5% of the voting power of our outstanding capital stock following the completion of this offering (assuming we sell all of the shares of Class A Common Stock offered by this prospectus and excluding shares of Class A Common Stock issuable upon exercise of the Series A Warrants, Series B Warrants and Placement Agent Warrants issued in this offering). Such Class B holders shall continue to have voting control until they hold under 50.1% of the voting power of our outstanding capital stock, or approximately 689,200 shares of Class B common stock. In addition, because of the 16.5-to-1 voting ratio between our Class B common stock and Class A Common Stock, the holders of our Class B common stock could continue to control a majority of the combined voting power of our common stock and therefore control all matters submitted to our stockholders for approval until converted by our Class B common stockholders. This concentrated control may limit or preclude your ability to influence corporate matters for the foreseeable future, including the election of directors, amendments of our organizational documents and any merger, consolidation, sale of all or substantially all of our assets or other major corporate transactions requiring stockholder approval. In addition, this concentrated control may prevent or discourage unsolicited acquisition proposals or offers for our capital stock that you may feel are in your best interest as one of our stockholders. As a result, such concentrated control may adversely affect the market price of our Class A Common Stock.

Future transfers by holders of Class B common stock will generally result in those shares converting to Class A Common Stock, subject to limited exceptions as specified in our Certificate of Incorporation, such as transfers to family members and certain transfers effected for estate planning purposes.

We cannot predict the effect our dual-class structure may have on the market price of our Class A Common Stock.

We cannot predict whether our dual-class structure will result in a lower or more volatile market price of our Class A Common Stock, adverse publicity or other adverse consequences. For example, certain index providers have announced and implemented restrictions on including companies with multiple-class share structures in certain of their indices. In July 2017, FTSE Russell announced that it would require new constituents of its indices to have greater than 5% of the company’s voting rights (aggregated across all of its equity securities, including those that are not listed or trading) in the hands of public stockholders.

In July 2017, S&P Dow Jones announced that it would no longer admit companies with multiple-class share structures to certain of its indices. In October 2022, S&P Dow Jones announced that it will be conducting a consultation with market participants on the multiple share class eligibility methodology requirement via a survey that was closed on December 15, 2022. Effective April 17, 2023, all companies with multiple share class structures will be considered eligible candidates for addition to the S&P Composite 1500 and its component indices provided they meet all other eligibility criteria. Previously excluded tracking stocks will continue to be ineligible for the S&P Composite 1500 and its component indices. There is no immediate impact on the S&P Composite 1500 Index and its component indices as a result of this change because this change only impacts future eligible index candidates.

Also in 2017, MSCI, a leading stock index provider, opened public consultations on its treatment of no-vote and multi-class structures and temporarily barred new multi-class listings from certain of its indices. However, in October 2018, MSCI announced its decision to include equity securities “with unequal voting structures” in its indices. Additionally, MSCI announced that the securities of companies exhibiting unequal voting structures will be eligible for addition to the MSCI ACWI IMI and other relevant indexes effective March 1, 2019. Currently, MSCI offers the MSCI World Voting Rights-Adjusted Index. This index specifically includes voting rights in the weighting criteria and construction methodology and aims to better align constituent weights with economic rights and voting power, while continuing to represent the performance of a broad opportunity set.

Under such announced and implemented policies, the dual-class structure of our common stock would make us ineligible for inclusion in certain indices and, as a result, mutual funds, exchange-traded funds and other investment vehicles that attempt to passively track those indices would not invest in our Class A Common Stock. These policies are relatively new and it is unclear what effect, if any, they will have on the valuations of publicly-traded companies excluded from such indices, but it is possible that they may adversely affect valuations, as compared to similar companies that are included. Due to the dual-class structure of our common stock, we will likely be excluded from certain indices and we cannot assure you that other stock indices (including Nasdaq) will not take similar actions. Given the sustained flow of investment funds into passive strategies that seek to track certain indices, exclusion from certain stock indices would likely preclude investment by many of these funds and could make our Class A Common Stock less attractive to other investors. As a result, the market price of our Class A Common Stock could be adversely affected.

USE OF PROCEEDS

We estimate that the net proceeds from our issuance and sale of our securities in this offering will be approximately $1.6 million, based on a combined public offering price of $0.64 per share of Class A Common Stock and accompanying Series A Warrant and Series B Warrant assuming no exercise of Series A Warrants, Series B Warrants and Placement Agent Warrants, after deducting the Placement Agent fees and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for marketing and sales, application development, research and development and for general corporate purposes, including working capital, operating expenses, and capital expenditures. We may also use a portion of the net proceeds to in-license, acquire or invest in complementary products, technologies or businesses, however, we have no current commitments or obligations to do so. In the ordinary course of our business, we expect to, from time to time, evaluate the acquisition of, investment in or in-license of complementary products, technologies or businesses, and we could use a portion of the net proceeds from this offering for such activities; however, we currently do not have any agreements, arrangements, or commitments with respect to any potential acquisition, investment or license.

This expected use of the net proceeds from this offering and our existing cash represents our intentions based upon our current plans, financial condition and business conditions. Predicting the cost necessary to develop our products and services can be difficult and the amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering and our existing cash.

Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments, and government securities.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2026:

●	on an actual basis; and

●	on an as-adjusted basis to give effect to the assumed cash exercise in full of all 3,171,100 outstanding Series B Warrants at an exercise price of $0.64 per share, resulting in aggregate gross proceeds to us of approximately $2,030,000, before deducting any expenses associated with such exercise.

This table should be read in conjunction with “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our financial statements and related notes included elsewhere in this prospectus.

	Actual	As Adjusted
Cash and cash equivalents	$2,123,747	$4,153,251

Long-term debt, net of current portion	—	—

Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued and outstanding, actual and as adjusted	—	—
Class A Common Stock, $0.001 par value; 100,000,000 shares authorized; 13,839,169 shares issued and outstanding, actual; 17,010,269 shares issued and outstanding, as adjusted(1)	$13,839	$17,010
Class B common stock, $0.001 par value; 5,000,000 shares authorized; 350,000 shares issued and outstanding, actual and as adjusted	$350	$350
Additional paid-in capital	$11,848,954	$13,875,287
Accumulated deficit	$(9,229,305)	$(9,229,305)
Total stockholders’ equity	$2,758,838	$4,663,342

Total capitalization	$2,758,838	$4, 663,342

(1) The number of shares of Class A Common Stock to be outstanding on an as-adjusted basis gives effect to the issuance of 3,171,100 shares of Class A Common Stock issuable upon the assumed cash exercise in full of all outstanding Series B Warrants at an exercise price of $0.64 per share. The actual number of shares issued upon exercise of the Series B Warrants, and the actual proceeds received by us, will depend upon whether and to what extent holders elect to exercise their Series B Warrants for cash or on a cashless basis, as described more fully under “Description of the Series B Warrants.”

The number of shares of our Class A Common Stock to be outstanding on an actual and as-adjusted basis as set forth in the table above is based on 13,839,169 shares of Class A Common Stock outstanding as of June 30, 2026, and excludes as of such date:

●	3,500,000 shares of Class A Common Stock issuable upon conversion of our 350,000 shares of Class B common stock outstanding;
●	818,807 shares of Class A Common Stock issuable upon exercise of stock options outstanding at a weighted average exercise price of $0.44 per share;
●	135,537 shares of Class A Common stock issuable under Restricted Stock Awards top employees;
●	1,789,717 shares of Class A Common Stock issuable upon exercise of warrants outstanding (other than the Series B Warrants) at a weighted average exercise price of $5.88 per share; and
●	2,745,198 shares of Class A Common Stock reserved for future issuance under our 2022 Omnibus Equity Incentive Plan.

DILUTION

If you invest in our securities in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share of our Class A Common Stock and the as adjusted net tangible book value per share of our Class A Common Stock immediately after this offering.

As June 30, 2024, we had a historical net tangible book value of $2,092,270, or $0.32 per share of common stock, based on 6,602,421 shares of common stock outstanding at June 30, 2024. Our historical net tangible book value per share is the amount of our total tangible assets less our total liabilities at June 30, 2024, divided by the number of shares of Class A and B common stock outstanding at June 30, 2024.

After giving effect to the sale of shares of Class A Common Stock and accompanying Series A Warrants and Series B Warrants in this offering at a combined public offering price of $0.64 per share of Class A Common Stock and accompanying Series A Warrant and Series B Warrant, and after deducting the Placement Agent fees and estimated offering expenses payable by us, excluding the proceeds, if any, from the cash exercise of the Series A Warrants, Series B Warrants or Placement Agent Warrants issued in this offering, our as adjusted net tangible book value at June 30, 2024 would have been approximately $3.7 million, or $0.38 per share of common stock. This represents an immediate increase in as adjusted net tangible book value of $0.06 per share to existing stockholders and immediate dilution of $0.26 per share to new investors purchasing securities in this offering.

The following table illustrates this dilution on a per share basis:

Combined public offering price per share of Class A Common Stock and accompanying Series A Warrant and Series B Warrant		$0.64
Net tangible book value (deficit) per share of common stock as of June 30, 2024	$0.32
Increase in net tangible book value per share of common stock attributable to new investors	0.06
As adjusted net tangible book value per share immediately after this offering	0.38

Dilution per share to new investors in this offering		$0.26

The number of shares of our Class A Common Stock to be outstanding after this offering is based on 5,769,087 shares of our Class A Common Stock outstanding as of June 30, 2024, and excludes as of such date:

●	8,333,340 shares of Class A Common Stock issuable upon conversion of our Class B common stock;

●	160,750 shares of Class A Common Stock issuable upon exercise of options at a weighted average exercise price of $1.85 per share;

●	1,629,561 shares of Class A Common Stock issuable upon exercise of warrants at weighted average exercise price of $6.38 per share;

●	830,917 shares of Class A common stock reserved for future issuance under our 2022 Omnibus Equity Incentive Plan;

●	3,203,125 shares of our Class A Common Stock underlying the Series A Warrants issued as part of this offering;

●	3,203,125 shares of our Class A Common Stock underlying the Series B Warrants issued as part of this offering; and

●	160,156 shares of our Class A Common Stock underlying the Placement Agent Warrants issued in this offering.

To the extent that stock options or warrants are exercised, new stock options are issued under our equity incentive plan, or we issue additional common stock or common stock equivalents in the future, there will be further dilution to investors participating in this offering. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes included elsewhere in this prospectus. In addition to historical information, this discussion and analysis contains forward-looking statements that are based on our current expectations, estimates and projections about our business and operations and that involve risks, uncertainties and assumptions. Our actual results may differ materially from those currently anticipated and expressed in such forward-looking statements as a result of a number of factors, including those which we discuss under “Risk Factors” and elsewhere in this prospectus. See “Cautionary Note Regarding Forward-Looking Statements.” All amounts in this report are in U.S. dollars, unless otherwise noted.

Overview

We are an integrated healthcare solutions company serving government and commercial healthcare organizations with prevention-focused, accessible, and affordable solutions that improve health outcomes. We deliver end-to-end capabilities across population health, behavioral and mental health, digital health, health education and training, and healthcare workforce development and staffing.

Our Services

Behavioral and Mental Health

Mental health concerns are rapidly growing on a global scale, yet the shortage of mental health professionals and access to treatment is leaving millions of people without access to mental health resources. We strongly believe in behavioral and mental health equity and our mission is to provide solutions that help improve health care and provide access to all populations, regardless of race, ethnicity, gender, socioeconomic status, sexual orientation, or geographic location. With our specialized services, we believe that we can help solve the behavioral and mental health needs of various organizations, including health organizations, large employers, and schools.

Syrenity is a comprehensive mental health application that is aimed at providing preventative care and interventions for behavioral and mental health and will utilize an artificial intelligence-driven user diary for engagement. Syrenity is being designed to identify and prevent the progression of negative factors that can influence individuals’ mental health, by offering targeted assignments, education, monitoring symptoms, and providing timely interventions such as cognitive behavioral therapy and mindfulness techniques. Syrenity will enable users to connect with licensed mental health professionals, will allow users to schedule virtual consultations with psychologists, psychiatrists, or mental health coaches, eliminating the need for in-person visits and will provide education resources to help users understand their mental health concerns and learn coping strategies. We launched Syrenity in the fourth quarter of 2024.

Digital Health

We use digital health to bring innovation into healthcare practice. Our goal is to transform patient care and engagement by connecting physicians, patients, caregivers, payers, and other key stakeholders through healthcare digital platforms. We are developing digital and cloud-based platforms to help improve cost savings through the automation of health operations, which also provide clinical insights that personalize care and improve patient satisfaction. Our solutions will include digital transformation, cloud and security, artificial intelligence, patient engagement, and health applications. Within our digital health service line, we intend to offer SyraBot a chatbot designed to foster connectivity and engagement throughout individuals’ care journeys, offering members round-the-clock access to necessary information via our AI-powered customer support chat system), CarePlus (an electronic medical records solution designed for small to mid-sized healthcare organization) and patient engagement and education services.

Population Health

We define population health services as the process of assessing and analyzing healthcare and its delivery to create improvement for a population of individuals. We are developing end-to-end solutions and strategies to improve quality of care, access to care, health outcomes, and healthcare policies. We believe that our solutions will assist individuals in reaching their full health potential through preventative care, care coordination and patient engagement. Our team of service providers includes health economists, public health experts, subject matter experts, data scientists, and biostatisticians who apply advanced health analytics to real-world data to provide meaningful insights to improve quality of clinical care and understand patterns and trends around diagnosis, treatment, and continued care. We believe our team helps stratify health risks based on social determinants of health, predict utilization of resources and health care costs, identify patient-level interventions, and recommend population-level strategies. Within our population health service line we offer the following services: analytics as a service, epidemiology, and health equity analytics solutions.

Health Education Services

We believe that one of the main drivers of the healthcare education solutions market is the need to address challenges in the healthcare industry through effective and innovative medical and scientific training. With evolving healthcare technology, healthcare professionals must be knowledgeable with respect to various patient-care approaches to make better informed clinical decisions and assure patient satisfaction. We believe that targeted and continuous healthcare education solutions are needed to help healthcare professionals improve their competency, improve health equality and incorporate innovative and new therapeutic options into practice to improve overall patient care quality. Therefore, we aim to provide medical education solutions to pharmaceutical and medical device manufacturers, biotechnology companies, payers, large employers, academic institutions, and government agencies. Specifically, we develop medical education content to drive the organizational and strategic brand goals and vision of our clients. Our education outreach plan utilizes omnichannel delivery approaches from a suite of solutions for in-person, virtual and hybrid arrangements, and our deliverables include traditional print and electronic formats. Some of our targeted education approaches include the utilization of artificial intelligence tools to provide real-time information to customers. Within our health education service line we offer the following services: medical communications, patient education, and

Healthcare Workforce

Our healthcare workforce solutions are intended to help evaluate the immediate and longitudinal workforce needs of our client’s organization. Using agile implementation staffing methodologies we make it seamless and cost-efficient to expand our client’s clinical personnel. We recruit experienced nurses and allied health professionals for long-term fixed contract positions at hospitals and healthcare facilities across the country. Other staffing positions that we recruit include care coordinators, specialists to fill healthcare management roles, healthcare educators, therapists, healthcare technicians and health plan specialists.

Growth Strategies

We hope to become a leader in clinical healthcare solutions by providing customized and comprehensive end-to-end solutions for our customers in the public and private healthcare sectors and expand our operations to other metropolitan areas. As we continue our expansion, we anticipate that our professional pool and infrastructure will grow to support the breadth and depth of our services. With our rapid growth of sales and business development teams, we intend to replicate our current projects with similar customers across the country. We plan to open offices in multiple geographical locations to support our sales and business development efforts and intend to invest in partnerships with subject matter experts to further enhance our service lines and provide real-world insights. In addition to organic efforts, we may expand our footprint by acquiring companies that offer similar service lines. It is anticipated that such companies will strengthen our current service offerings and may also include new services that we may offer to our clients. Our flagship product, Syrenity, is a proprietary behavioral and mental health application designed to address the growing mental health crisis. We are strategically preparing for its launch in global markets while continually advancing its scientific foundation and AI technology to enhance user outcomes. Additionally, our government solutions service line of business positions us to work on federal government healthcare and related projects from several agencies such as the United States Department of Health and Human Services, the Centers for Disease Control and Prevention, the National Institutes of Health, the National Aeronautics and Space Administration and the United States Department of Defense.

Results of Operations for the Years Ended December 31, 2025, and 2024

The following table summarizes selected items from the statements of operations for the years ended December 31, 2025, and 2024.

	For the Year	For the Year
	Ended	Ended
	December 31,	December 31,	Increase /
	2025	2024	(Decrease)

Net revenues
Healthcare workforce	$1,902,700	$5,896,433	$(3,993,733)
Population health management	5,323,273	2,068,804	3,254,469
Behavioral and mental health	-	16,845	(16,845)
Net revenues	7,225,973	7,982,082	(756,109)
Cost of services	4,738,211	6,329,119	(1,590,908)
Gross profit	2,487,762	1,652,963	834,799

Operating expenses:
Salaries and benefits	1,500,688	2,718,743	(1,218,055)
Professional services	737,714	606,051	131,663
Research and development expenses	67,840	585,146	(517,306)
Selling, general and administrative expenses	1,065,376	1,445,170	(379,794)
Depreciation	20,468	62,738	(42,270)
Total operating expenses:	3,392,086	5,417,848	(2,025,762)

Operating loss	(904,324)	(3,764,885)	2,860,561

Total other income (expense)	7,991	5,647	2,344

Net loss	$(896,333)	$(3,759,238)	$2,862,905

Net Revenues

Net revenue during the year ended December 31, 2025 was comprised of $1,902,700 of healthcare staffing services revenue, $5,323,273 of population health revenue, and $0 of behavioral and mental health revenue, compared to net revenue during the year ended December 31, 2024 which comprised of $5,896,433 of healthcare staffing services revenue, $1,659,804 of population health revenue, $369,000 of digital health service revenue, $16,845 of behavioral and mental health revenue and $40,000 of health education revenue, with an overall revenue decrease of $756,109, or 9%. The decrease in healthcare workforce revenue was due to fewer new customer acquisitions and lower renewal value on our FSSA (NeuroDiagnostic Institute contract in January 2025, which runs through June 2026 and has a ceiling value of approximately $1,480,000). Population health revenues increased in 2025 due to additional services provided to state health departments and other customers. We depend heavily on state, local and county government budgets for our revenue. In 2025, the United States federal government began pausing or terminating numerous spending programs that potentially fund those programs and institutions that are our customers. As such, we have begun to see delays in new contract awards, or cancellations of previous requests for proposals. These factors, and the possibility of further spending reviews and cancellations are expected to negatively affect the quantity and time of our revenue, results of operations and cash flows in the near term

Cost of Services

Our cost of services included wages and related payroll taxes, employee benefits and certain other employee-related costs of our contract service employees while they work on contract assignments. We incurred $4,738,211 of cost of services for the year ended December 31, 2025, compared to $6,329,119 for the year ended December 31, 2024, a decrease of $1,590,908, or 25%. Our gross profit was approximately 34% for the year ended December 31, 2025, compared to approximately 21% for the year ended December 31, 2024, an increase of approximately 14%. Our cost of services increased primarily due to an increase in labor costs associated with the increased volume of contracts, and increased consulting costs associated with a slight change in service mix from healthcare workforce services to project-based population health services that carry better margins.

Salaries and Benefits

Our salaries and benefits include wages and related payroll taxes, employee benefits and certain other employee-related costs of our management and office personnel. We incurred $1,500,688 of salaries and benefits during the year ended December 31, 2025, compared to $2,718,743 for the year ended December 31, 2024, a decrease of $1,218,055, or 45%. Salaries and benefits decreased as our headcount decreased in 2025, and due to a strategic focus on streamlining our operations by reducing redundancies and optimizing our workforce.

Professional Services

Professional services primarily consist of expenses incurred from business development, accounting, legal fees, and consulting activities. We incurred $737,714 of professional services for the year ended December 31, 2025, compared to $606,051 for the year ended December 31, 2024, an increase of $131,633, or 22%. Professional fees increased in 2025 due to increased recruiting consulting services related costs in the current period, and increased accounting and audit fees.

Research and Development Expenses

Research and development expenses primarily consist of consulting expenses incurred to develop our technology-based solutions. We incurred $67,840 and $585,146 of research and development expenses for the years ended December 31, 2025 and 2024, respectively, related to continued development of the Company’s Syrenity application for its Behavioral and Mental Health services.

Selling, General and Administrative Expenses

SG&A primarily consists of marketing, rent, office, insurance, travel and repair and maintenance expenses incurred. We incurred $1,065,376 of SG&A expenses during the year ended December 31, 2025, compared to $1,445,170 for the year ended December 31, 2024, a decrease of $379,794, or 26%. Our SG&A expenses decreased primarily due to our efforts to reduce overhead in 2025. SG&A included $111,990 and $142,725 of rent incurred in both periods from STVentures, LLC, an entity beneficially owned by our principal owners, our management team and their affiliates, $129,185 and $173,713 of software expense, $362,016 and $456,327 of insurance, $24,558 and $135,149 of investor relations, and $107,925 and $102,645 of subscription and membership fees for the year ended December 31, 2025 and 2024, respectively.

Depreciation

We incurred $20,468 of depreciation expense for the year ended December 31, 2025, compared to $62,738 of depreciation expense for the year ended December 31, 2024, a decrease of $42,270, or 67%.

Other Income (Expense)

For the year ended December 31, 2025, other expense on a net basis consisted of $13,270 of interest incurred on insurance finance charges, partially offset by $21,261 of interest income. For the year ended December 31, 2024, other expense on a net basis consisted of $15,600 of interest incurred on insurance finance charges, partially offset by $21,247 of interest income. Other expense, on a net basis, decreased by $2,344, or 42%, primarily due to decreased interest income compared to the prior period.

Net Loss

Our net loss for the year ended December 31, 2025, was $896,333, compared to a net loss of $3,759,238 for the year ended December 31, 2024, a decrease of $2,862,905.

Liquidity and Capital Resources

We believe that our existing sources of liquidity, along with cash expected to be generated from sales and services, will not be sufficient to fund our operations, anticipated capital expenditures, working capital and other financing requirements for at least the next twelve months from the issuance of the financial statements included elsewhere in this prospectus. In the event we are unable to achieve profitable operations in the near term, we may require additional equity and/or debt financing; however, we cannot provide assurance that such financing will be available to us on favorable terms, or at all. We will continue to monitor our expenditures and cash flow position.

The following table summarizes total current assets, liabilities, accumulated deficit and working capital at December 31, 2025, and December 31, 2024.

	December 31,	December 31,
	2025	2024
Current Assets	$2,738,530	$3,352,795

Current Liabilities	$674,739	$613,549

Accumulated Deficit	$(9,720,526)	$(8,824,193)

Working Capital	$2,063,791	$2,739,246

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis. To date, we have funded our operations through equity and debt financings. Our primary uses of cash have been for the development of operations, compensation, and professional fees. All funds received have been expended in the furtherance of growing our business and establishing our healthcare staffing and medical communication services. The following trends are reasonably likely to result in a material decrease in our liquidity over the near to long term:

●	A substantial increase in working capital requirements to finance our operations;
●	Addition of administrative and professional personnel as our business continues to grow;
●	The cost of being a public company; and
●	Payments for seeking and securing quality staffing personnel.

Cash Flow Activities for the Years Ended December 31, 2025, and 2024

Net Cash Used in Operating Activities

Cash used in operating activities for the years ended December 31, 2025, and 2024 was $447,746 and $2,932,033, respectively, which was primarily attributable to our net loss for each year. The improvement in operating cash activities is a result of our efforts to reduce expenses and better working capital management.

Net Cash Used in Investing Activities

Cash used in investing activities for the years ended December 31, 2025, and 2024 was $107 and $11,111, respectively, which related entirely to the purchase of property and equipment in each year.

Net Cash Used in/Provided by Financing Activities

Cash used in financing activities for the year ended December 31, 2025, was $332,819, which consisted of $14,800 of proceeds from the sale of our Class A common stock, offset by $347,619 of repayments on notes payable. Cash provided by financing activities for the year ended December 31, 2024, was $2,058,474, which consisted of $2,469,150 of proceeds from the sale of our Class A common stock, partially offset by $410,676 of repayments on the notes payable.

Results of Operations for the Six Months Ended June 30, 2026, and 2025

The following table summarizes selected items from the statements of operations for the six months ended June 30, 2026, and 2025.

	For the Six Months	For the Six Months
	Ended	Ended
	June 30,	June 30,	Increase /
	2026	2025	(Decrease)

Net revenues:
Healthcare workforce	$1,191,115	$1,017,664	$173,451
Population health management	3,476,828	2,786,309	690,519
Net revenues	4,667,943	3,803,973	863,970
Cost of services	2,630,385	2,461,922	168,463
Gross profit	2,037,558	1,342,051	695,507

Operating expenses:
Salaries and benefits	764,245	833,561	(69,316)
Professional services	325,160	388,965	(63,805)
Research and development expenses	54,272	66,885	(12,613)
Selling, general and administrative expenses	449,532	576,357	(126,825)
Depreciation	1,795	12,775	(10,980)
Total operating expenses:	1,595,004	1,878,543	(283,539)

Operating income (loss)	442,554	(536,492)	979,046

Total other income (expense)	48,667	631	48,036

Net income (loss)	$491,221	$(535,861)	$1,027,082

Net Revenues

Net revenue during the six months ended June 30, 2026 was comprised of $1,191,115 of healthcare staffing services revenue, $3,476,828 of population health revenue, and $0 of behavioral and mental health revenue, compared to net revenue during the six months ended June 30, 2025 comprised of $1,017,664 of healthcare staffing services revenue, $2,786,309 of population health revenue, and $0 of behavioral and mental health revenue, with an overall revenue increase of $173,451, or 17%. The increase in healthcare workforce revenue was primarily attributable to increased billable hours resulting from the deployment of additional nursing personnel under current contracts and renewal value on our FSSA (NeuroDiagnostic Institute contract in January 2025, which runs through June 2026 and has a ceiling value of approximately $1,480,000). Population health revenues increased beginning in 2025 due to additional services provided to Manages Care Entities and state health departments. We depend heavily on state, local and county government budgets for our revenue. In 2025, the United States federal government began pausing or terminating numerous spending programs that potentially fund those programs and institutions that are our customers. As such, we have begun to see delays in new contract awards, or cancellations of previous requests for proposals. These factors, and the possibility of further spending reviews and cancellations are expected to negatively affect the quantity and time of our revenue, results of operations and cash flows in the near term.

Cost of Services

Our cost of services includes wages and related payroll taxes, employee benefits and certain other employee-related costs of our contract service employees while they work on contract assignments. We incurred $2,630,385 of cost of services for the six months ended June 30, 2026, compared to $2,461,922 of cost of services for the six months ended June 30, 2025, an increase of $168,463, or 7%. Our gross profit was approximately 44% for the six months ended June 30, 2026, compared to approximately 35% for the six months ended June 30, 2025, an increase of approximately 8%. Our cost of services increased primarily due to an increase in labor costs associated with the increased volume of contracts, and increased consulting costs associated with a slight change in service mix from healthcare workforce services to project-based population health services that carry better margins.

Salaries and Benefits

Our salaries and benefits include wages and related payroll taxes, employee benefits and certain other employee-related costs of our management and office personnel. We incurred $764,245 of salaries and benefits during the six months ended June 30, 2026, compared to $833,561 of salaries and benefits during the six months ended June 30, 2025, a decrease of $69,316, or 8%. Salaries and benefits decreased as our headcount decreased in 2025, and due to a strategic focus on streamlining our operations by reducing redundancies and optimizing our workforce.

Professional Services

Professional services primarily consist of expenses incurred from business development, accounting, legal fees, and consulting activities. We incurred $325,160 of professional services for the six months ended June 30, 2026, compared to $388,965 of professional fees for the six months ended June 30, 2025. Professional fees decreased by $63,805, or 16%, in 2026 due to decreased accounting and audit fees, and increased consulting fees in the current period.

Research and Development Expenses

Research and development expenses primarily consist of consulting expenses incurred to develop our technology-based solutions. We incurred $54,272 and $66,885 of research and development expenses for the six months ended June 30, 2026, and 2025, respectively, a decrease of $12,613, or 19%, related to continued development of the Company’s Syrenity application for its Behavioral and Mental Health services.

Selling, General and Administrative Expenses

SG&A primarily consists of marketing, rent, office, insurance, travel and repair and maintenance expenses incurred. We incurred $449,532 of SG&A expenses during the six months ended June 30, 2026, compared to $576,357 of SG&A expenses during the six months ended June 30, 2025, a decrease of $126,825, or 22%. Our SG&A expenses decreased primarily due to our efforts to reduce overhead beginning in 2025. SG&A included $38,745 and $67,253 of rent incurred in both periods from STVentures, LLC, an entity beneficially owned by our principal owners, our management team and their affiliates, $58,880 and $78,104 of software expense, $151,841 and $185,262 of insurance, $3,917 and $20,221 of investor relations, and $38,581 and $52,163 of subscription and membership fees for the six months ended June 30, 2026 and 2025, respectively.

Depreciation

We incurred $1,795 of depreciation expense for the six months ended June 30, 2026, compared to $12,775 of depreciation expense for the six months ended June 30, 2025, a decrease of $10,980, or 86%.

Other Income (Expense)

For the six months ended June 30, 2026, other income on a net basis consisted of $4,679 of interest incurred on insurance finance charges, offset by $53,346 of interest income. For six months ended June 30, 2025, other income, on a net basis, consisted of $7,087 of interest incurred on insurance finance charges, and partially offset by $7,718 of interest income. Other expense, on a net basis, increased by $48,036, primarily due to increased interest income compared to the prior period.

Net Loss

Our net income for the six months ended June 30, 2026 was $491,221, compared to a net loss of $535,861 for the six months ended June 30, 2025.

Results of Operations for the Three Months Ended June 30, 2026, and 2025

The following table summarizes selected items from the statements of operations for the three months ended June 30, 2026, and 2025.

	For the Three Months	For the Three Months
	Ended	Ended
	June 30,	June 30,	Increase /
	2026	2025	(Decrease)

Net revenues
Healthcare workforce	$678,113	$362,447	$315,666
Population health management	1,716,310	1,583,752	132,558
Net revenues	2,394,423	1,946,199	448,224
Cost of services	1,328,120	1,193,304	134,816
Gross profit	1,066,303	752,895	313,408

Operating expenses:
Salaries and benefits	392,136	326,354	65,782
Professional services	138,019	164,939	(26,920)
Research and development expenses	47,351	29,712	17,639
Selling, general and administrative expenses	236,485	289,070	(52,585)
Depreciation	741	5,978	(5,237)
Total operating expenses:	814,732	816,053	(1,321)

Operating income (loss)	251,571	(63,158)	314,729

Total other income (expense)	(1,329)	(438)	(891)

Net income (loss)	$250,242	$(63,596)	$313,838

Net Revenues

Net revenue during the three months ended June 30, 2026 was comprised of $678,113 of healthcare staffing services revenue, $1,716,310 of population health revenue, and $0 of behavioral and mental health revenue, compared to net revenue during the three months ended June 30, 2025 comprised of $362,447 of healthcare staffing services revenue, $1,583,752 of population health revenue, and $0 of behavioral and mental health revenue, with an overall revenue increase of $448,224, or 23%. The increase in healthcare workforce revenue was primarily attributable to increased billable hours resulting from the deployment of additional nursing personnel under current contracts and renewal value on our FSSA (NeuroDiagnostic Institute contract in January 2025, which runs through June 2026 and has a ceiling value of approximately $1,480,000). Population health revenues increased beginning in 2025 due to additional services provided to Manages Care Entities and state health departments. We depend heavily on state, local and county government budgets for our revenue. In 2025, the United States federal government began pausing or terminating numerous spending programs that potentially fund those programs and institutions that are our customers. As such, we have begun to see delays in new contract awards, or cancellations of previous requests for proposals. These factors, and the possibility of further spending reviews and cancellations are expected to negatively affect the quantity and time of our revenue, results of operations and cash flows in the near term.

Cost of Services

Our cost of services includes wages and related payroll taxes, employee benefits and certain other employee-related costs of our contract service employees while they work on contract assignments. We incurred $1,328,120 of cost of services for the three months ended June 30, 2026, compared to $1,193,304 of cost of services for the three months ended June 30, 2025, an increase of $134,816, or 11%. Our gross profit was approximately 45% for the three months ended June 30, 2026, compared to approximately 39% for the three months ended June 30, 2025, an increase of approximately 6%. Our cost of services increased primarily due to an increase in labor costs associated with the increased volume of contracts, and increased consulting costs associated with a slight change in service mix from healthcare workforce services to project-based population health services that carry better margins.

Salaries and Benefits

Our salaries and benefits include wages and related payroll taxes, employee benefits and certain other employee-related costs of our management and office personnel. We incurred $392,136 of salaries and benefits during the three months ended June 30, 2026, compared to $326,354 of salaries and benefits during the three months ended June 30, 2025, an increase of $65,782, or 20%. Salaries and benefits increased as a result of our continued build-out of personnel supporting our various service lines as well as the compensation associated with our new Chief Executive Officer, who commenced employment in January 2026. Although these increases were partially offset by continued discipline in overall headcount management, as the Company balances investment in revenue-generating roles against its broader cost-control initiatives.

Professional Services

Professional services primarily consist of expenses incurred from business development, accounting, legal fees, and consulting activities. We incurred $138,019 of professional services for the three months ended June 30, 2026, compared to $164,939 of professional fees for the three months ended June 30, 2025, a decrease of $26,920, or 16%. Professional fees decreased in 2026 due to decreased accounting and audit fees, and increased consulting fees in the current period.

Research and Development Expenses

Research and development expenses primarily consist of consulting expenses incurred to develop our technology-based solutions. We incurred $47,351 and $39,172 of research and development expenses for the three months ended June 30, 2026, and 2025, respectively, an increase of $17,639, or 59% related to continued development of the Company’s Syrenity application for its Behavioral and Mental Health services.

Selling, General and Administrative Expenses

SG&A primarily consists of marketing, rent, office, insurance, travel and repair and maintenance expenses incurred. We incurred $236,485 of SG&A expenses during the three months ended June 30, 2026, compared to $289,070 of SG&A expenses during the three months ended June 30, 2025, a decrease of $52,585, or 18%. Our SG&A expenses decreased primarily due to our efforts to reduce overhead beginning in 2025. SG&A included $22,005 and $33,626 of rent incurred in both periods from STVentures, LLC, an entity beneficially owned by our principal owners, our management team and their affiliates, $33,018 and $46,372 of software expense, $73,633 and $100,186 of insurance, $3,917 and $6,846 of investor relations, and $18,270 and $32,805 of subscription and membership fees for the three months ended June 30, 2026 and 2025, respectively.

Depreciation

We incurred $741 of depreciation expense for the three months ended June 30, 2026, compared to $5,978 of depreciation expense for the three months ended June 30, 2025, a decrease of $5,237, or 88%.

Other Income (Expense)

For the three months ended June 30, 2026, other expense on a net basis consisted of $2,217 of interest incurred on insurance finance charges, offset by $888 of interest income. For three months ended June 30, 2025, other expense, on a net basis, consisted of $3,858 of interest incurred on insurance finance charges, and partially offset by $3,420 of interest income. Other expense, on a net basis, increased by $891, primarily due to decreased interest income compared to the prior period.

Net Loss

Our net income for the three months ended June 30, 2026 was $250,242, compared to a net loss of $63,596 for the three months ended June 30, 2025.

Liquidity and Capital Resources

We believe that our existing sources of liquidity, along with cash expected to be generated from sales and services, will not be sufficient to fund our operations, anticipated capital expenditures, working capital and other financing requirements for at least the next twelve months from the issuance of the financial statements included elsewhere in this annual report. In the event we are unable to achieve profitable operations in the near term, we may require additional equity and/or debt financing; however, we cannot provide assurance that such financing will be available to us on favorable terms, or at all. We will continue to monitor our expenditures and cash flow position.

The following table summarizes total current assets, liabilities, accumulated deficit and working capital at June 30, 2026, and December 31, 2025.

	June 30,	December 31,
	2026	2025
Current Assets	$3,747,154	$2,738,530

Current Liabilities	$1,196,152	$674,739

Accumulated Deficit	$(9,229,305)	$(9,720,526)

Working Capital	$2,551,002	$2,063,791

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis. To date, we have funded our operations through equity and debt financings. Our primary uses of cash have been for the development of operations, compensation, and professional fees. All funds received have been expended in the furtherance of growing our business and establishing our healthcare staffing and medical communication services. The following trends are reasonably likely to result in a material decrease in our liquidity over the near to long term:

●	A substantial increase in working capital requirements to finance our operations;
●	Addition of administrative and professional personnel as our business continues to grow;
●	The cost of being a public company; and
●	Payments for seeking and securing quality staffing personnel.

Cash Flow Activities for the six months ended June 30, 2026, and 2025

Net Cash Provided by Operating Activities

Cash provided by operating activities for the six months ended June 30, 2026, and 2025 was $643,183 and $85,754, respectively, which was primarily attributable to our net income for the period ended June 30, 2026, and the financing of our operations through accounts payable for the period ended June 30, 2025. The improvement in operating cash activities is a result of our efforts to reduce expenses and better working capital management.

Net Cash Used in Investing Activities

Cash flow from investing activities for the six months ended June 30, 2026, and 2025 was $0.

Net Cash Used in Financing Activities

Cash used in financing activities for the six months ended June 30, 2026, was $134,169, which consisted of repayments on notes payable. Cash used in financing activities for the three months ended June 30, 2025, was $175,235, which consisted of $14,800 of proceeds received from the exercise of Class A common stock warrants, offset by $190,035 of repayments on notes payable.

Financing Transactions

Common Stock Sales

On May 11, 2026, a total of 250,000 shares of Class B Common Stock were converted into 2,500,000 shares of Class A common stock according to the terms of the Company’s Certificate of Incorporation.

During the three months ended March 31, 2025, 23,125 warrants were exercised to purchase Class A Common Stock, pursuant to which the Company received cash proceeds of $14,800

On January 17, 2025, a total of 233,334 shares of Class B Common Stock previously held by the Company’s Executive Chairman and President, Sandeep Allam, automatically converted into 2,333,340 shares of Class A common stock according to the terms of the Company’s Articles of Incorporation.

Financing Transactions

Common Stock Sales

On September 11, 2024, the Company completed a public offering of an aggregate of (i) 3,203,125 shares of Class A common stock of the Company, par value $0.001 per share (the “Common Stock”), (ii) eighteen-month warrants (the “Series A Warrants”) to purchase up to an aggregate of 3,203,125 shares of Common Stock at an exercise price of $0.64 per share, and (iii) five-year warrants (the “Series B Warrants” and, together with the Series A Warrants, the “Warrants”) to purchase up to an aggregate of 3,203,125 shares of Common Stock at an exercise price of $0.64 per share, at an offering price of $0.64 per share of Common Stock and related Warrants, for aggregate gross proceeds of $2,036,556.80. The Company issued to Rodman or its designees warrants to purchase up to an aggregate of 160,156 shares of Common Stock, at an exercise price of $0.80 per share and an expiration date of September 11, 2029. The Company received net cash proceeds of $1,619,021 after offering expenses. The Series A Warrants expire 18 months from the date of the offering, and the Series B Warrants expire on September 11, 2029.

During the year ended December 31, 2025, 23,125 warrants were exercised to purchase Class A Common Stock, pursuant to which the Company received cash proceeds of $14,800

On January 17, 2025, a total of 233,334 shares of Class B Common Stock previously held by the Company’s Executive Chairman and President, Sandeep Allam, automatically converted into 2,333,340 shares of Class A common stock according to the terms of the Company’s Certificate of Incorporation.

During the year ended December 31, 2024, two investors exercised 130,789 warrants to purchase Class A Common stock pursuant to which the Company received cash proceeds of $850,129.

Critical Accounting Policies and Estimates

The preparation of the financial statements included elsewhere in this prospectus requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, expenses, and related disclosures. We evaluate our estimates and assumptions on an ongoing basis. Our estimates are based on historical experience and various other assumptions that we believe to be reasonable under the circumstances. Our actual results could differ from these estimates.

The critical accounting estimates, assumptions and judgments that we believe have the most significant impact on our financial statements are described below.

Leases

We account for our leases under ASC 842 - Leases. We determine if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets, current portion of obligations under operating leases, and obligations under operating leases, non-current on our balance sheets.

Operating lease ROU assets and operating lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at commencement date, adjusted by the deferred rent liabilities at the adoption date. As our lease does not provide an implicit rate, we use our incremental borrowing rate based on the information available at commencement date in determining the present value of future payments. The operating lease ROU asset also includes any lease payments made and excludes lease incentives and initial direct costs incurred. Our terms may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option. Operating lease expense is recognized on a straight-line basis over the lease term.

Revenue Recognition

We recognize revenue in accordance with ASC 606, the core principle of which is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to receive in exchange for those goods or services. To achieve this core principle, five basic criteria must be met before revenue can be recognized: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to performance obligations in the contract; and (5) recognize revenue when or as we satisfy a performance obligation.

We account for revenues when both parties to the contract have approved the contract, the rights and obligations of the parties are identified, payment terms are identified, and collectability of consideration is probable. Payment terms vary by client and the services offered.

We have the following main forms of revenue:

–	Healthcare Workforce Services
–	Behavioral and Mental Health Services
–	Digital Health Services
–	Population Health Management
–	Health Education

We primarily provide our Healthcare Workforce and Behavioral and Mental Health services to state and local government health agencies, payers, and other private health organizations. Healthcare Workforce and Behavioral Mental Health Service contracts are accounted for as a single performance obligation satisfied over time because the customer simultaneously receives and consumes the benefits of our medical staffing on an hourly or daily basis. Population Health Management, Health Education, and Digital Health Services contracts generally consist of a single performance obligation to provide data analytics and reporting, training, or develop technology for implementation and maintenance with the customer, with revenue recognized at a point in time when the customer obtains the benefit of the services are provided and through maintenance for the life of the contract.

The contracts generally stipulate bi-weekly or monthly billing, and we have elected the “as invoiced” practical expedient to recognize revenue based on the hours incurred at the contractual rate as we have the right to payment in an amount that corresponds directly with the value of performance completed to date. We may also be subject to penalties for violations of certain ethical standards and non-performance measures within these state contracts. We recognize revenue net of penalties.

Recent Accounting Standards

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (“FASB”) that are adopted by us as of the specified effective date.

In November 2023, the Financial Accounting Standard Board (“FASB”) issued ASU 2023-07, Improvements to

Reportable Segment Disclosures, which amends the existing segment reporting guidance (ASC Topic 280) to improve reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses that are regularly provided to the CODM and included within each reported measure of segment profit or loss, an amount for other segment items by reportable segment and a description of its composition, the title and position of the CODM and an explanation of how the CODM uses the reported measure(s) of segment profit or loss in assessing segment performance and deciding how to allocate resources. The amendments in this update were effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024.

The Company adopted this standard on a retrospective basis within our annual report for the year ended December 31, 2024, with no material impact to our financial statements.

There are no other recently issued accounting pronouncements that we have yet to adopt that are expected to have a material effect on our financial position, results of operations, or cash flows.

JOBS Act

On April 5, 2012, the JOBS Act was enacted. Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

We have chosen to take advantage of the extended transition periods available to emerging growth companies under the JOBS Act for complying with new or revised accounting standards until those standards would otherwise apply to private companies provided under the JOBS Act. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates for complying with new or revised accounting standards.

We are in the process of evaluating the benefits of relying on other exemptions and reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, as an “emerging growth company,” we intend to rely on certain of these exemptions, including without limitation, (i) not providing an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act and (ii) not complying with any requirement that may be adopted by the Public Company Accounting Oversight Board (“PCAOB”) regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements, known as the auditor discussion and analysis. We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of the completion of this offering; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC.

BUSINESS

Overview

Syra Health is an integrated healthcare solutions company serving government and commercial healthcare organizations with prevention-focused, accessible, and affordable solutions that improve health outcomes. We deliver end-to-end capabilities across population health, behavioral and mental health, digital health, health education and training, and healthcare workforce development and staffing.

Our Services

Behavioral and Mental Health

Mental health concerns are rapidly growing on a global scale, yet the shortage of mental health professionals and access to treatment is leaving millions of people without access to mental health resources. We strongly believe in behavioral and mental health equity and our mission is to provide solutions that help improve health care and provide access to all populations, regardless of race, ethnicity, gender, socioeconomic status, sexual orientation, or geographic location. With our specialized services, we believe that we can help solve the behavioral and mental health needs of various organizations, including health organizations, large employers, and schools.

Syrenity is a comprehensive mental health application that is aimed at providing preventative care and interventions for behavioral and mental health and will utilize an artificial intelligence-driven user diary for engagement. Syrenity is being designed to identify and prevent the progression of negative factors that can influence individuals’ mental health, by offering targeted assignments, education, monitoring symptoms, and providing timely interventions such as cognitive behavioral therapy and mindfulness techniques. Syrenity will enable users to connect with licensed mental health professionals, will allow users to schedule virtual consultations with psychologists, psychiatrists, or mental health coaches, eliminating the need for in-person visits and will provide education resources to help users understand their mental health concerns and learn coping strategies. We launched Syrenity in the third quarter of 2024.

Population Health

We define population health services as the process of assessing and analyzing healthcare and its delivery to create improvement for a population of individuals. We are developing end-to-end solutions and strategies to improve quality of care, access to care, health outcomes, and healthcare policies. We believe that our solutions will assist individuals in reaching their full health potential through preventative care, care coordination and patient engagement. Our team of service providers includes health economists, public health experts, subject matter experts, data scientists, and biostatisticians who apply advanced health analytics to real-world data to provide meaningful insights to improve quality of clinical care and understand patterns and trends around diagnosis, treatment, and continued care. We believe our team helps stratify health risks based on social determinants of health, predict utilization of resources and health care costs, identify patient-level interventions, and recommend population-level strategies. Within our population health service line we offer the following solutions: data analytics, epidemiology services, digital health, and health education and training.

Digital Health

We use digital health to bring innovation into the healthcare practice. Our goal is to transform patient care and engagement by connecting physicians, patients, caregivers, payers, and other key stakeholders through healthcare digital platforms. We are developing digital and cloud-based platforms to help improve cost savings through the automation of health operations, which also provide clinical insights that personalize care and improve patient satisfaction. Our solutions will include digital transformation, cloud and security, artificial intelligence, patient engagement, and health applications. Within our digital health service line, we intend to offer SyraBot a chatbot designed to foster connectivity and engagement throughout individuals’ care journeys, offering members round-the-clock access to necessary information via our AI-powered customer support chat system).

Health Education Services

We believe that one of the main drivers of the healthcare education solutions market is the need to address challenges in the healthcare industry through effective and innovative medical and scientific training. With evolving healthcare technology, healthcare professionals must be knowledgeable with respect to various patient-care approaches to make better informed clinical decisions and assure patient satisfaction. We believe that targeted and continuous healthcare education solutions are needed to help healthcare professionals improve their competency, improve health equality and incorporate innovative and new therapeutic options into practice to improve overall patient care quality. Therefore, we aim to provide medical education solutions to pharmaceutical and medical device manufacturers, biotechnology companies, payers, large employers, academic institutions, and government agencies. Specifically, we develop medical education content to drive the organizational and strategic brand goals and vision of our clients. Our education outreach plan utilizes omnichannel delivery approaches from a suite of solutions for in-person, virtual and hybrid arrangements, and our deliverables include traditional print and electronic formats. Some of our targeted education approaches include the utilization of artificial intelligence tools to provide real-time information to customers. Within our health education service line we offer the following services: medical communications, patient education, and healthcare training.

Healthcare Workforce

Our healthcare workforce solutions are intended to help evaluate the immediate and longitudinal workforce needs of our client’s organization. Using agile implementation staffing methodologies we make it seamless and cost-efficient to expand our client’s clinical personnel. We recruit experienced nurses and allied health professionals for long-term fixed contract positions at hospitals and healthcare facilities across the country. Other staffing positions that we recruit include care coordinators, specialists to fill healthcare management roles, healthcare educators, therapists, healthcare technicians and health plan specialists.

Market Opportunity

Due to the currently unmet healthcare needs, challenges, and attention to behavioral and mental health, we believe the overall market opportunity for all the services we offer is growing at a rapid pace.

Behavioral and Mental Health: The U.S. behavioral health market was valued at $151.7 billion in 2023 and is expected to exhibit growth at a CAGR of 3.7% from 2024 to 2032 per Precedence Research. One in five U.S. adults experience mental illness each year, and one in six U.S. youth aged 6 to 17 experience a mental health disorder each year according to a Fortune Business Insights report. Suicide is the second leading cause of death among people aged 10 to 34. Key drivers include the rising awareness of mental health issues, increased access to care, and the growing adoption of telehealth services.

Population Health: According to Precedence Research, the U.S. population health management market was valued at $25.0 billion in 2022 and is anticipated to grow at a CAGR of 19.5% from 2022 to 2030, reaching $103.7 billion by 2030. This growth is mainly driven by the increasing demand for healthcare IT services and solutions that support value-based healthcare delivery, resulting in a transition from fee-for-service to a value-based payment model. The healthcare quality management market in the U.S. was valued at $3.2 billion in 2020 and is projected to reach $6.8 billion by 2028, growing at a CAGR of 13.2% from 2021 to 2028 according to Research and Markets. Factors fueling this growth include the rise in the aging population, healthcare expenditure and medical errors, and an increase in the volume of unstructured data in healthcare.

Digital Health: The U.S. digital health market size was estimated at $81.17 billion in 2023 and is projected to grow at a CAGR of 19.5% from 2024 to 2030 according to Mercer. The digital health market includes mobile health applications, wearable devices, telemedicine, and telehealth services aimed at managing chronic diseases more effectively among patients. Additionally, advancements in telehealth technologies are driving growth within this sector as healthcare providers increasingly adopt digital solutions for patient management.

Health Education Services: The U.S. health education market was valued at $110 billion in 2023 and is projected to reach approximately $280.6 billion by 2033, growing at a compound annual growth rate (CAGR) of 11.0% according to a report from Verified Market Research. The U.S. continuing medical education market was valued at approximately $2,712.6 million in 2021 and is expected to reach approximately $3,830.5 million by 2027 according to a report from Spherical Insights. According to an Arizton Advisory & Intelligence study, the medical writing market in the U.S. is expected to cross $5,285.3 billion by 2030 at a CAGR of 10.31%, with North America holding the largest share. The medical affairs outsourcing market for the U.S. was estimated at $470.2 million in 2021 and is anticipated to reach $1,288.2 million by 2030. Key drivers include technological advancements (e-learning, AI, VR), increasing demand for healthcare professionals, and government support according to Grand View Research.

Healthcare Workforce: According to Grand View Research, the U.S. healthcare staffing market size was valued at $36.9 billion in 2022 and is expected to expand at a compound annual growth rate (CAGR) of 6.93% from 2023 to 2030. By 2030, global demand for health workers is predicted to rise significantly; however, there will be a net shortage of approximately 15 million health workers globally. Mercer projects a deficit of over 100,000 healthcare workers in the U.S. by 2028, worsening health disparities and impacting patient care.

Growth Strategies

We hope to become a leader in healthcare solutions by providing customized and comprehensive end-to-end solutions for our customers in the public and private healthcare sectors and expand our operations to other metropolitan and rural areas. As we continue our expansion, we anticipate that our professional pool and infrastructure will grow to support the breadth and depth of our services. With our rapid growth of sales and business development teams, we intend to replicate our current projects with similar customers across the country. We plan to open offices in multiple geographical locations to support our sales and business development efforts and intend to invest in partnerships with subject matter experts to further enhance our service lines and provide real-world insights. In addition to organic efforts, we may expand our footprint by acquiring companies that offer similar service lines. It is anticipated that such companies will strengthen our current service offerings and may also include new services that we may offer to our clients. Our flagship product, Syrenity, is a proprietary behavioral and mental health application designed to address the growing mental health crisis. We are strategically preparing for its launch in global markets while continually advancing its scientific foundation and AI technology to enhance user outcomes. Additionally, our government solutions service line of business positions us to work on federal government healthcare and related projects from several agencies such as the United States Department of Health and Human Services, the Centers for Disease Control and Prevention, the National Institutes of Health, the National Aeronautics and Space Administration and the United States Department of Defense.

Government Regulations

Our business is heavily regulated. We are subject to oversight by governmental entities in the U.S., and a failure, or alleged failure, by us to comply with statutes, regulations, or other laws could have a material adverse impact to our business operations, reputation, results of operations and financial position.

Government Contracts: Our contracts with government entities typically are subject to procurement laws that include socio-economic, employment practices, environmental protection, recordkeeping and accounting, and other requirements. These statutory and regulatory requirements complicate our business and increase our compliance burden. We are subject to audits, investigations, and oversight proceedings about our compliance with contractual and legal requirements. If we fail to comply with these requirements, or we fail an audit, we may be subject to sanctions such as monetary damages, criminal and civil penalties, termination of contracts and suspension or debarment from government contract work. Furthermore, the government may terminate any of our government contracts and subcontracts either at its convenience or for default based on our performance. If a contract is terminated for convenience, we generally are protected by provisions covering reimbursement for costs incurred on the contract and profit on those costs. If a contract is terminated for default, we generally are entitled to payments for our work that has been accepted by the government; however, the government could make claims to reduce the contract value or recover its procurement costs and could assess other special penalties. Additionally, our programs for the government often operate for periods of time under undefinitized contract actions (“UCAs”), which means that we begin performing our obligations before the terms, specifications or price are finally agreed to between the parties. The government’s power to unilaterally definitize a contract can affect our ability to negotiate mutually agreeable contract terms and, if a contract is unilaterally imposed upon us, it may negatively affect our expected profit and cash flows on a program or impose burdensome terms.

Governmental entities in the U.S. continue to strengthen their position and scrutiny of practices that may indicate fraud, waste, and abuse affecting government healthcare programs such as Medicare and Medicaid. Our relationships with pharmaceutical and medical product manufacturers, healthcare providers, and other companies and individuals, as well as our provision of products and services to government entities, subject our business to statutes, regulations, and government guidance that are intended to prevent fraud and abuse. Many of these laws are vague or indefinite and have not been interpreted by the courts and, as such, may be interpreted or applied by a prosecutorial, regulatory, or judicial authority in a manner that could require us to make changes in our operations at added expense. Failure to comply with these laws could subject us to federal or state government investigations or qui tam actions, and to liability for damages and civil and criminal penalties, including the loss of pursue government contracts.

Healthcare Regulation: Our marketing practices are subject to state laws, as well as federal laws, such as the Anti-Kickback Statute and False Claims Act, intended to prevent fraud and abuse in the healthcare industry. The Anti-Kickback Statute generally prohibits corruptly soliciting, offering, receiving, or paying anything of value to generate business. The False Claims Act generally prohibits anyone from knowingly and willingly presenting, or causing to be presented, any claims for payment for goods or services, including to government payers, such as Medicare and Medicaid, that are false or fraudulent and generally treat claims generated through kickbacks as false or fraudulent. The federal government and states also regulate sales and marketing activities and financial interactions between manufacturers and healthcare providers, requiring disclosure to government authorities and the public of such interactions, and the adoption of compliance standards or programs. Furthermore, the U.S. Foreign Corrupt Practices Act (“FCPA”) prohibits U.S. corporations and their representatives from offering, promising, authorizing or making payments to any foreign government official, government staff member, political party or political candidate to obtain or retain business abroad. The scope of the FCPA includes interactions with certain healthcare professionals in many countries. Other countries have enacted similar anti-corruption laws and/or regulations.

Data Security and Privacy: We are subject to a variety of privacy and data protection laws that change frequently and have requirements that vary from jurisdiction to jurisdiction. For example, under HIPAA we must maintain administrative, physical, and technological safeguards to protect individually identifiable health information (“protected health information”) and ensure the confidentiality, integrity, and availability of electronic protected health information. We are subject to significant compliance obligations under privacy laws some of which prohibit the transfer of personal information to certain other jurisdictions or otherwise limit our use of data. Many of these laws also require us to provide access or other data rights (modification, deletion, portability, etc.) to consumers’ and patients’ individual personal data records within specified periods of time. Laws such as the federal Cyber Incident Reporting for Critical Infrastructure Act of 2022 may require us to provide notifications of significant data privacy breaches or cybersecurity incidents before our investigations are complete. We are subject to privacy and data protection compliance audits or investigations by various government agencies. Failure to comply with these laws subjects us to potential regulatory enforcement activity, fines, private litigation including class actions, reputational impacts, and other costs. We may also have contractual obligations that might be breached if we fail to comply with privacy and data security laws.

Employees

As of August 25__, 2026, we employed 53 full-time employees and 57 part-time employees. We are not a party to any collective bargaining agreements, and we believe that we maintain good relations with our employees.

Our Corporate History

We were organized on November 20, 2020, as an Indiana corporation under the name Syra Health Corp. On March 11, 2022, we filed a Certificate of Conversion with the Delaware Secretary of State whereby we converted from an Indiana corporation to a Delaware corporation.

Available Information

Our annual report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings with the United States Securities and Exchange Commission, or the SEC, and all amendments to these filings, are available, free of charge, on our website at www.syrahealth.com as soon as reasonably practicable following our filing of any of these reports with the SEC. You can also obtain copies free of charge by contacting our Investor Relations department at our office address listed above. The public may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street NE, Room 1580, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov. The information posted on or accessible through these websites is not incorporated into this filing.

MANAGEMENT AND CORPORATE GOVERNANCE

Set forth below is certain information with respect to the individuals who are our directors and executive officers as of September 10, 2026:

Name	Age	Position
Gregory R. Alexander	57	Chief Executive Officer
Priya Prasad	47	Chief Financial Officer and Director
Vijayapal R. Reddy, DABT, DVM, PhD	69	Director
Ketan Paranjape	52	Director
Avutu S. Reddy, PhD	69	Director
Radhika Mereddy	49	Director

Gregory R. Alexander – Chief Executive Officer

Gregory R. Alexander has served as the Company’s Chief Executive Officer since January 5, 2026. Mr. Alexander’s career has been defined by consistently driving growth and exceeding financial targets. A C-suite executive with more than two decades of P&L experience, he has led high-impact growth initiatives, directed operational excellence, and spearheaded strategic change across managed care, population health, and healthcare technology organizations. His leadership approach was shaped through service in the United States Marine Corps, where he served as Battalion Communications Officer and completed multiple tours of duty. Mr. Alexander brings extensive experience in Medicare Advantage and Medicaid markets, where Syra’s customers operate, along with deep expertise in population health services, having overseen operations with revenues ranging from $45 million to $1.5 billion.

Most recently, Alexander served as Senior Vice President of Commercial at Ellipsis Health, a voice AI company serving the healthcare and life sciences industries, from January 2025 until December 2025. Prior to that, as Chief Growth Officer at CitizensRx, a $500 million pharmacy benefits manager from April 2022 until December 2024, Alexander implemented a targeted growth strategy and tripled sales while judiciously managing budgets. At Lumeris, a $1.5 billion population health company, he expanded operations from three to 11 markets while growing Medicare Advantage membership by over 20% annually between June 2016 and December 2020. Mr. Alexander holds a Bachelor of Arts in History from Virginia Tech and serves on the Hamilton County Hospital Association Board.

Priya Prasad – Chief Financial Officer, Chief Operating Officer and Director

Priya Prasad has served as Chief Financial Officer of the Company since January 2023 and a director since March 2024. Since March 2005, Mrs. Prasad has served as President of Sahasra Technologies Corp., doing business as STLogics Corporation, a diversified technology holding company. Since January 2015, Mrs. Prasad has served as board member at RAD CUBE LLC, a technology company providing enterprise solutions and business consulting, and since January 2015, she has served as board member at Skill Demand Corp., an energy and utility solutions company. In addition, since January 2021, Mrs. Prasad has served as an advisory board member at Blue Agilis Corp., an agile transformation software solutions company. Mrs. Prasad holds a Master of Business Administration degree from the University of Massachusetts – Boston, a Master of Science degree in Environmental Science from Bangalore University and a Bachelor of Science degree in Environmental Science from Mount Carmel College. She serves as the COO and CFO and a prominent leader in the company. We believe that Ms. Prasad is qualified to serve as a member of the Company’s board of directors because of her experience as an executive of the Company and senior leadership roles.

Vijayapal R. Reddy, DABT, DVM, PhD – Director

Dr. Vijayapal Reddy has served as a member of our Board of Directors since October 2023. Dr. Reddy is a drug development professional with over 30 years of experience in drug discovery and development in global pharmaceutical industry. Since August 2017, Dr. Reddy has served as an advisor as well as a Director of VIPRA, LLC, a consulting company. Dr. Reddy currently serves as a consultant for various pharmaceutical, biotechnology and vaccine companies. From 2007 to 2017, Dr. Reddy served as a Senior Researcher Advisor/Executive Director at Lilly Research Laboratories, at Lilly, where he led nonclinical safety and regulatory assessments on several cross functional programs at different stages of development. In addition, Dr. Reddy has served in various other capacities including Head of Cancer Research, Nonclinical Safety Assessment (2004-2006); Senior Research Scientist, Nonclinical Safety Assessment (2000-2004); Research Scientist, Nonclinical Safety Assessment (1998-2001); and Senior Toxicologist, Nonclinical Safety Assessment (1995-1997). Dr. Reddy was previously Senior Research Investigator at Sterling Winthrop/Sanofi Pharmaceuticals (1994-1995). Dr. Reddy holds a post-Doctoral degree in Toxicology from the University of Nebraska Medical Center, a Doctor of Philosophy degree in Toxicology from Utah State University, a Master of Science degree in Toxicology from the University of Mississippi Medical Center and a Veterinary Medicine degree from the AP Agricultural University. We believe that Dr. Reddy is qualified to serve as a member of the Company’s board of directors because of his medical and scientific background and experience in scientific research.

Ketan Paranjape, PhD – Director

Dr. Ketan Paranjape has served as a member of our Board of Directors since October 2023. Since April 2018, Dr. Paranjape has served as the Vice President of Roche Information Solutions, and since September 2020, he has served as the Vice President of Commercial Business Operations, Business Intelligence and Analytics at Roche Diagnostics, a multinational healthcare company. Since September 2019, Dr. Paranjape has been included on the World Health Organization’s roster of digital health experts which was established to advise the World Health Organization Secretariat. Since June 2022, Dr. Paranjape has served as a member of the board of directors of Indy Chamber, a non-profit organization that is dedicated to economic development in the Indianapolis region. Since September 2021, he has served on the Dean’s Advisory Council at Indiana University’s Luddy School of Informatics, Computing, and Engineering, and since February 2021, he has served as Advisory Board Member at the University of Wisconsin-Madison, Department of Electrical and Computer Engineering. Since February 2021, he has also been a member of the digital health executive leadership group at AdvaMed, a medical technology trade association, and since June 2021, he has served as an Advisory Council Member at Human Health Education and Research Foundation, a non-profit organization bringing health and awareness to the top of global agendas in an equitable and holistic approach. From September 2017 to December 2020, Dr. Paranjape served as an Honorary Research Fellow at Imperial College of London, School of Public Health, and from September 2017 to December 2020, he served as a Visiting Technical Advisor in Artificial Intelligence for Health at Lee Kong Chian, School of Medicine. From July 2015 to December 2020, Dr. Paranjape served as a Member of the U.S. Department of Health and Human Services Precision Medicine Task Force (U.S. Health IT Standards Committee), and from April 2018 to April 2019, he served as Advisory Board Member at Health 2047, a business formation and commercialization enterprise, and Managing Director at Health 2047 from October 2016 to March 2018. Dr. Paranjape holds a Doctor of Philosophy degree in Artificial Intelligence in Healthcare from Amsterdam University Medical Center, a Master of Business Administration degree from the University of Oregon, a Master of Science degree in Electrical and Computer Engineering from the University of Wisconsin-Madison and a Bachelor of Science degree in Electrical Engineering from the University of Pune. We believe that Dr. Paranjape is qualified to serve as a member of the Company’s board of directors because of his engineering and commercial background and experience in advisory roles, technology and product development.

Avutu S. Reddy, PhD – Director

Dr. Avutu Reddy has served as a member of our Board of Directors since October 2023. Dr. Reddy has over 20 years of leadership experience in both in research and development and business. Since October 2017, Dr. Reddy has served as the Strategic Scientific and Emerging Business Intelligence Leader at Corteva Agriscience (NYSE: CTVA), an agricultural chemical and seed company and spin-off from Dow-DuPont. Dr. Reddy joined Dow AgroSciences in January 1999 and served in various roles including R&D Innovation Incubator Leader from January 2015 to December 2017; Competitive Intelligence Leader from January 2009 to December 2017; Global Traits Discovery Platform Leader from January 2005 to December 2008; Global Leader of Molecular Biology and Traits from January 2002 to December 2004; and Global Leader of Genomics from January 1999 to December 2001. He has served on various committees and management teams including The Dow Chemical Company Biotechnology Advisory Board, Dow Agrosciences Global Leadership Team, Global Discovery Investment Strategy Team, and Technology Strategy Committee. Prior to joining Dow AgroSciences, he was an Assistant Professor in the Department of Soil & Crop Sciences, and the Director of the Crop Genome Technology Unit of Norman Borlaug Crop Biotechnology Center at Texas A&M University from January 1994 to December 1998. From April 1990 to December 1993, Dr. Reddy completed post-doctoral research at Texas A&M University Department of Biology supported by Rhône-Poulenc and at the CNRS Unit, Université de Perpignan, France supported by The Rockefeller Foundation from January1989 to March 1990. Dr. Reddy holds a Doctor of Philosophy degree and Master of Science from Acharya Nagarjuna University, a Master of Education degree from Annamalai University and Bachelor of Science and Bachelor of Education degrees from S.V. University. We believe that Dr. Reddy is qualified to serve as a member of the Company’s board of directors because of his academic background and diverse experience in a multinational company.

Radhika Mereddy

Ms. Mereddy has served as a member of our Board of Directors since August 2025. Since 2013, she has held roles of increasing responsibility and currently serves as Senior Systems Manager at the Pension Fund of the Christian Church. She holds a Master’s degree in Management Information Systems from Ferris State University and a Bachelor’s degree in engineering from PDA Engineering College. We believe that Ms. Mereddy is qualified to serve as a member of the Company’s board of directors because of her extensive experience in information systems and business process improvement, leveraging technology and information to make organizations faster, smarter, and more reliable.

EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table presents the compensation awarded to, earned by or paid to (i) our Chief Executive Officer (our principal executive officer), (ii) our President and (iii) our Chief Operating Officer and Chief Financial Officer who we also refer to as our “named executive officers,” for each of the years ended December 31, 2025 and 2024.

Name and Principal Position	Year		Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Nonequity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(1)	Total ($)
Deepika Vuppalanchi,	2025		$150,894	$-	$-	$-	$-	$-	$5,688	$156,582
Former Chief Executive Officer(2)	2024		$271,930	$-	$-	$-	$-	$-	$10,877	$282,807

Sandeep Allam,	2025		$62,553	$-	$-	$-	$-	$-	$510	$63,063
Former President and Chairman(3)	2024		$193,010	$-	$-	$-	$-	$-	$7,720	$200,730

Priya Prasad,	2025	(4)	$265,384	$-	$-	$-	$-	$-	$7,580	$272,964
Chief Operating Officer, Chief Financial Officer	2024		$164,703	$-	$-	$-	$-	$-	$6,588	$171,291

(1) The amounts in this column represent the Company’s 401(k) plan Company-matching contributions for each named executive officer.

(2) The Company terminated Ms. Vuppalanchi’s employment agreement for cause on June 13, 2025.

(3) On January 15, 2025, the Company was notified that Sandeep Allam passed away.

(4) Includes $42,700 in salary owed for Ms. Prasad’s service as interim CEO and $10,124 in deferred salary.

Outstanding Equity Awards at December 31, 2025

There were no outstanding equity awards held by our named executive officers as of December 31, 2025.

Equity Award Grant Timing

We do not have a written policy in place regarding the timing of the grant and issuance of stock options in relation to the release of material non-public information. Historically, we have granted stock option awards as may be deemed appropriate by our Board or compensation committee from time to time based on the facts and circumstances, as applicable. We have not intentionally timed the grant of stock options in anticipation of the release of material nonpublic information, nor have we intentionally timed the release of material nonpublic information based on stock option grant dates.

Employment Agreements

Gregory R. Alexander

On December 15, 2025, the Board of Directors appointed Gregory R. Alexander as Chief Executive Officer of the Company and entered into an employment agreement with Mr. Alexander, effective January 5, 2026 (the “Alexander Employment Agreement”).

Under the terms of the Alexander Employment Agreement, Mr. Alexander is entitled to receive an annual base salary of $251,000 and an annual performance bonus with a target amount equal to 30% of his annual base salary based upon the Board’s assessment of Mr. Alexander’s and the Company’s attainment of goals as set by the Board in its sole discretion. In accordance with the Alexander Employment Agreement, Mr. Alexander will also be granted 110,537 restricted stock units, 20% of which vest one year after date of grant and the remainder which vest equally over 4 years beginning one year after date of grant. Additionally, he will be granted stock options to purchase 257,920 shares of Class A common stock with 20% vesting on December 31, 2026 and the remainder vesting equally on an annual basis through December 31, 2030 as well as 368,458 performance stock units, subject to achievement of performance targets to be determined. In addition, the Alexander Employment Agreement contains non-competition and non-solicitation provisions.

Pursuant to the terms of the Alexander Employment Agreement, if Mr. Alexander’s employment is terminated by the Company for cause or as a result of Mr. Alexander’s death or permanent disability, or if Mr. Alexander terminates his employment agreement voluntarily, Mr. Alexander will be entitled to receive a lump sum equal to (i) any portion of unpaid base compensation then due for periods prior to termination, (ii) any bonus earned but not yet paid through the date of his termination, and (iii) all business expenses reasonably and necessarily incurred by Mr. Alexander prior to the date of termination. If Mr. Alexander’s employment is terminated by the Company without cause or by Mr. Alexander for good reason, Mr. Alexander will be entitled to receive the amounts due upon termination of his employment by the Company for cause or as a result of his death or permanent disability, or upon termination by Mr. Alexander of his employment voluntarily, in addition to (provided that Mr. Alexander executes a written release with respect to certain matters) a severance payment equal to his base compensation for 6 months from the date of termination and the bonus and any benefits that Mr. Alexander would be eligible for during such 6 month period. Mr. Alexander would not be entitled to such severance payment if he terminates for good reason within the first 12 months of employment.

In addition, if Mr. Alexander’s employment is terminated: (a) by the Company without cause within 12 months prior to a change of control (as defined in the Alexander Employment Agreement) that was pending during such 12 month period, (b) by Mr. Alexander for good reason within 12 months after a change of control, or (c) by the Company without cause at any time upon or within 12 months after a change of control, Mr. Alexander will be entitled to receive the amounts due upon termination of his employment by the Company for cause or as a result of his death or permanent disability, or upon termination by Mr. Alexander of his employment voluntarily, in addition to the severance payments due if Mr. Alexander’s employment is terminated by the Company without cause or by Mr. Alexander for good reason, all of Mr. Alexander’s unvested stock options and other equity awards would immediately vest and become fully exercisable (x) in the event a change of control transaction is pending, for a period of six months following the date of termination, and (y) in the event a change of control transaction is not then pending, for the period of time set forth in the applicable agreement evidencing the award.

Deepika Vuppalanchi

On April 15, 2021, the Company entered into an employment agreement with Deepika Vuppalanchi, which was subsequently amended by (i) that certain Amendment No. 1 thereto dated September 1, 2021; (ii) that certain Amendment No. 2 thereto dated March 1, 2022; and (iii) that certain Amendment No. 3 thereto dated October 18, 2022 (as amended, the “Vuppalanchi Employment Agreement”). Pursuant to the Vuppalanchi Employment Agreement, Dr. Vuppalanchi shall receive a base salary of $301,500 per year effective as of March 1, 2022. In addition, Dr. Vuppalanchi shall be entitled to participate in employee benefit plans such as medical, vision, basic life and dental insurance. The Vuppalanchi Employment Agreement may be terminated by the Company without cause upon 14 days prior written notice to Dr. Vuppalanchi or immediately for cause. In addition, Dr. Vuppalanchi may terminate her employment at any time without cause upon 30 days prior written notice to the Company. Furthermore, the Vuppalanchi Employment Agreement will terminate upon Dr. Vuppalanchi’s death. Upon termination of the Vuppalanchi Employment Agreement, Dr. Vuppalanchi shall receive all sums due to her under the Vuppalanchi Employment Agreement as compensation or expense reimbursements. Ms. Vuppalanchi was terminated for cause on June 13, 2025.

Priya Prasad

On February 29, 2022, the Company entered into an employment agreement with Priya Prasad, which was subsequently amended by (i) that certain Amendment No. 1 thereto dated May 27, 2022; and (ii) that certain Amendment No. 2 thereto dated October 18, 2022 (as amended, the “Prasad Employment Agreement”) pursuant to which Mrs. Prasad serves as Chief Operating Officer of the Company. Pursuant to the Prasad Employment Agreement, Mrs. Prasad shall receive a base salary of $150,000 per year effective as of May 1, 2022. In addition, Mrs. Prasad shall be entitled to participate in employee benefit plans such as medical, vision, basic life and dental insurance. The Prasad Employment Agreement may be terminated by the Company without cause upon 14 days prior written notice to Mrs. Prasad or immediately for cause. In addition, Mrs. Prasad may terminate her employment at any time without cause upon 30 days prior written notice to the Company. Furthermore, the Prasad Employment Agreement will terminate upon Mrs. Prasad’s death. Upon termination of the Prasad Employment Agreement, Mrs. Prasad shall receive all sums due to her under the Prasad Employment Agreement as compensation or expense reimbursements. On June 16, 2025, the Board of Directors of the Company appointed Priya Prasad, the Company’s CFO and COO, as interim CEO. The Company agreed to pay Ms. Prasad an interim CEO allowance of $6,100 per month, and award 122,000 shares of Class A common stock, which vest upon milestones being met as determined by the Board, including appointment of a permanent CEO, retention of key staff, stabilization of client relationships and adoption of an updated strategic plan for the Company. Upon the employment of Mr Alexander on January 5, 2026 as the Company’s CEO, Ms Prasad ceased to be interim CEO.

Bonus Arrangements

Pursuant to the terms of the executive employment agreements described above, the Company, through the board, has the discretion to determine the amounts of the annual incentive bonus payments which executives may receive. Based on the review of the Company’s performance for calendar year 2025, the board, in its sole discretion, did not award any annual incentive bonuses in 2025.

Other Benefits

All employees are eligible to participate in broad-based and comprehensive employee benefit programs, including medical, dental, vision, life and disability insurance. In addition, we sponsor a 401(k) plan whereby we match participants’ contributions up to 2% of a participant’s compensation, subject to the IRS’ annual contribution limit. Our named executive officers are eligible to participate in these plans generally on the same basis as our other employees.

Director Compensation

On March 26, 2025, our compensation committee approved the non-employee director compensation for the year ended December 31, 2025, pursuant to which our non-employee directors will receive cash compensation in the amount of $20,000 annually, which shall be paid in quarterly installments. Additional cash compensation will be paid to the chairpersons of our audit, nominating and corporate governance and compensation committees, in the amounts of $10,000, $5,000 and $5,000, respectively. Each committee member will receive additional cash compensation of $2,000 annually.

Each member of our board of directors is entitled to reimbursement for reasonable travel and other expenses incurred in connection with attending board meetings and meetings for any committee on which he or she serves.

Non-Employee Director Compensation

The following table sets forth the total compensation paid or accrued during the year ended December 31, 2025 for each person who served as an independent non-employee director. Directors who are also employees do not receive cash or equity compensation for service on our Board of Directors in addition to compensation payable for their service as employees of the Company. Directors are reimbursed for out-of-pocket expenses incurred for reasonable travel and other business expenses in connection with their service as directors.

Name	Fees earned or paid in cash ($)(1)	Stock Awards ($)	Option awards ($)(2)(3)	Total ($)
Andrew Dahlem(4)	26,667	-	7,771	34,438
Ketan Paranjape	22,500	-	13,624	36,124
Avutu Reddy	21,750	-	11,619	33,369
Vijayapal Reddy	20,250	-	11,619	31,869
Sherron Rogers(5)	5,500	-	6,016	11,516
Radhika Mereddy	7,500	-	3,597	11,097

(1)	The amounts in this column reflect the annual cash retainer payments earned for service as a non-employee director during 2025.

(2)	Represents the grant date fair value of the option awards granted during the fiscal year ended December 31, 2025, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation. See Note 12, “Common Stock Options” in the notes to the Company’s consolidated financial statements for the year ended December 31, 2025 included in the Company’s Annual Report on Form 10-K filed with the SEC on March 12, 2026 for more information regarding the Company’s accounting for share-based compensation plans.

(3)

On January 7, 2025, the Company granted to each of its directors an option to purchase shares of the Company’s common stock under the 2022 Plan, having an exercise price of $0.7386 per share, exercisable over a 10-year term, to each of its non-employee directors, as follows: (1) Andrew Dahlem – 9,102 shares of common stock; (2) Ketan Paranjape – 15,170 shares of common stock; (3) Avutu Reddy – 12,136 shares of common stock; (4) Vijayapal Reddy – 12,136 shares of common stock; and (5) Sherron Rogers – 9,102 shares of common stock. 25% of the options vested immediately on the date of grant and the balance of the options vest in 12 equal monthly installments.

On December 1, 2025, the Company granted to each of its directors an option to purchase shares of the Company’s common stock under the 2022 Plan, having an exercise price of $0.083 per share, exercisable over a 10-year term, to each of its non-employee directors, as follows: 1) Ketan Paranjape – 43,348 shares of common stock; 2) Avutu Reddy – 43,348 shares of common stock; 3) Vijayapal Reddy – 43,348 shares of common stock; 4) Radhika Mereddy – 43,348 shares of common stock; the Options shall vest in 3 equal annual installments. On November 21, 2025, The Company granted 25,000 options to Andrew Dahlem with an exercise price of $0.07 per share, which vested upon approval of the Company’s strategic plan by the Board of Directors, and delivery of final CEO candidate to the Board of Directors.

(4)	On April 25, 2025, Andrew Dahlem resigned from the Board of Directors for personal reasons.

(5)	On September 30, 2025, Sherron Rogers ended her term on the Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of September 10, 2026 by:

●	each of our named executive officers;

●	each of our directors and director nominees;

●	all of our current and proposed directors and named executive officers as a group; and

●	each stockholder known by us to own beneficially more than 5% of our Class A common stock.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Shares of Class A common stock that may be acquired by an individual or group within 60 days of September [  ], 2026, pursuant to the exercise of options or warrants or conversion of Class B common stock, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Percentage of ownership is based on 13,850,279 and 350,000 shares of Class A common stock and Class B common stock issued and outstanding, respectively, as of September 10, 2026.

Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of Class A common stock shown to be beneficially owned by them, based on information provided to us by such stockholders. Unless otherwise indicated, the address for each director and executive officer listed is: c/o Syra Health Corp., 1119 Keystone Way N. #201, Carmel, IN 46032.

	Shares of Common Stock Beneficially Owned					% of Total
	Class A			Class B		Voting
Name of Beneficial Owner	Shares		%	Shares(1)%		Power(2)
Directors and Executive Officers:
Gregory Alexander	-	(3)	*	-	-	*
Deepika Vuppalanchi(4)	2,505,226	(5)	18.08	-	-	12.8
Sandeep Allam(6)	2,339,470	(7)	16.91	-	-	11.9
Priya Prasad	12,695	(5)	*	175,000	50.0	14.8
Vijayapal R. Reddy	35,078	(8)	*	-	-	*
Ketan Paranjape	41,9732	(8)	*	-	-	*
Avutu Reddy	35,078	(8)	*	-	-	*
Radhika Mereddy	2,400		*	-	-	-
Directors and Executive Officers as a group (8 persons)	5,053,286		35.99	175,000	50.0	40.1
5% or Greater Stockholders:
AOS Holdings, LLC(9)	1,473,534		10.64	-	-	7.5
Neil Lawrence Johnson	700,312		5.06	-	-	3.6
Feroz Syed (10)	30,625	(11)	*	175,000	50.0	14.9

*	Indicates beneficial ownership of less than 1%.

(1)	Each outstanding share of Class B common stock is convertible into 10 shares of Class A common stock.

(2)	Percentage of total voting power represents voting power with respect to all of our Class A and Class B common stock, as a single class. Holders of our Class A common stock are entitled to one vote per share, whereas holders of our Class B common stock are entitled to 16.5 votes per share.

(3)	Excludes 368,458 shares underlying PSU awards granted August 11, 2026, with 20% vesting on the one year anniversary of the grant date and the remainder vest upon the achievement of certain company financial metrics.

(4)	On June 13, 2025, Deepika Vuppalanchi was terminated as CEO for cause by the Company and on July 28, 2025, she resigned from the Board of Directors for personal reasons.

(5)	Includes 2,400 shares of Class A common stock held by Deepika Vuppalanchi’s spouse.

(6)	On January 15, 2025, the Company was notified that Sandeep Allam had passed away.

(7)	Includes 2,400 shares of Class A common stock issuable upon the exercise of warrants.

(8)	Represents an option to purchase shares of common stock.

(9)	Denis Suggs is the Chief Executive Officer of AOS Holdings, LLC and in such capacity has the right to vote and dispose of the securities held by such entity. The address of AOS Holdings, LLC is 4310 Guion Road Indianapolis, Indiana 46254.

(10)	The address for Feroz Syed is c/o Syra Health Corp., 1119 Keystone Way, N. Carmel, IN 46032.

(11)	Includes 1,900 shares of Class A common stock issuable upon exercise of warrants and 25,000 shares of Class A common stock issuable upon exercise of stock options.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following includes a summary of transactions during our years ended December 31, 2025 and 2024 and the six months ended June 30, 2026 to which we have been a party, including transactions in which the amount involved in the transaction exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described elsewhere in this prospectus. Except as disclosed herein, we are not otherwise a party to a current related party transaction, and no transaction is currently proposed, in which the amount of the transaction exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years and in which a related person had or will have a direct or indirect material interest.

Director Fees

As of June 30, 2026 and December 31, 2025, the Company owed a total of $125,000 and $72,000, respectively, in fees payable to directors. This amount is presented within accounts payable, related parties.

Office Lease

The Company leases its current corporate headquarters under a nine months lease from STVentures, LLC (“ STVentures”), an entity beneficially owned by the principal owners and the management team of Syra and their affiliates. The lease commenced on July 1, 2021 and as amended on May 1, 2022, provided for a base monthly rent of $10,711. The lease was further amended on June 26, 2024, and provides for a base monthly rent of $11,209. The lease was also amended on March 3, 2025 and in July 2025 and provides for a base monthly rent of $11,209 through June 30, 2027. The lease was further amended on July 1, 2025, and provides for a base monthly rent of $5,580 from September 1, 2025 through May 31, 2026. The lease was further amended on April 1, 2026, and provides for a base monthly rent of $7,335 from April 1, 2026, through May 31, 2027. A total of $38,745 is included in selling, general and administrative expenses for the six months ended June 30, 2026. A total of $111,990 and $131,516 is included in selling, general and administrative expenses for the year ended December 31, 2025 and 2024, respectively. An unpaid balance of $0 was outstanding at June 30, 2026, December 31, 2025, and December 31, 2024.

Information Technology (“IT”) Services

The Company incurred a total of $29,800 and $251,340 of services from RAD CUBE LLC, which is an entity beneficially owned by the principal owners and the management team of Syra and their affiliates, for outsourced IT services which have been presented within selling, general and administrative expenses in the statements of operations during the six months ended June 30, 2026 and 2025, respectively. An unpaid balance of $4,800 was outstanding at June 30, 2026, as presented within accounts payable.

The Company incurred a total of $340,757 and $22,233 of services from RAD CUBE LLC, which is an entity beneficially owned by the principal owners and the management team of Syra and their affiliates, for outsourced IT services which have been presented within selling, general and administrative expenses in the statements of operations during the years ended December 31, 2025 and 2024, respectively. An unpaid balance of $4,800 and $0 was outstanding at December 31, 2025, and December 31, 2024, respectively, as presented within accounts payable, related parties.

Recruitment and Human Resource Services

For the six months ended June 30, 2026, the Company paid a total of $96,769 and $87,002 for services from NLogix IT Services Private Limited and SKL Demand Private Limited, respectively, which are entities beneficially owned by the principal owners and the management team of Syra and their affiliates. Of these costs $67,495 are included in professional services, and $116,276 in selling, general and administrative expenses, in the statement of operations during the six months ended June 30, 2026.

For the year ended December 31, 2025, the Company paid a total of $155,106 and $250,669 for services from NLogix IT Services Private Limited and SKL Demand Private Limited, respectively, which are entities beneficially owned by the principal owners and the management team of Syra and their affiliates. Of these costs $280,055 are included in professional services, $68,149 in selling, general and administrative expenses, and $57,571 in research and development expenses in the statement of operations during the year ended December 31, 2025.

For the year ended December 31, 2024, the Company paid a total of $530,843 for services from NLogix IT Services Private Limited, which is an entity beneficially owned by the principal owners and the management team of Syra and their affiliates Of these costs $77,762 are included in cost of services and $453,082 in selling, general and administrative expenses, in the statement of operations during the year ended December 31, 2024.

Related Person Transaction Policy

For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements, or relationships, in which we and any related person are, were or will be participants in which the amount involved exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any executive officer, director, or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our audit committee, or, if audit committee approval would be inappropriate, to another independent body of our board of directors, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under our code of business conduct and ethics, our employees and directors will have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related person transactions, our audit committee, or other independent body of our board of directors, will take into account the relevant available facts and circumstances including, but not limited to:

●	the risks, costs and benefits to us;

●	the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

●	the availability of other sources for comparable services or products; and

●	the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our audit committee, or other independent body of our board of directors, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our audit committee, or other independent body of our board of directors, determines in the good faith exercise of its discretion.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 115,000,000 shares, consisting of 100,000,000 shares of Class A Common Stock, par value $0.001 per share, 5,000,000 shares of Class B common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. As of September 21, 2026, there were 13,850,179 shares of Class A Common Stock, 350,000 shares of Class B common stock, and no shares of preferred stock issued and outstanding.

The following description of our capital stock and provisions of our Certificate of Incorporation and Amended and Restated Bylaws (“Bylaws”) is only a summary. You should also refer to our Certificate of Incorporation and Bylaws, which are incorporated by reference into the registration statement of which this prospectus is a part.

Class A Common Stock and Class B Common Stock

We have authorized Class A Common Stock and Class B common stock.

Dividend Rights

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our Class A Common Stock and Class B common stock are entitled to share equally, identically, and ratably, on a per share basis, with respect to any dividend or distribution of cash or property paid or distributed by us if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine.

Voting Rights

Holders of our Class A Common Stock are entitled to one vote for each share and holders of our Class B common stock are entitled to 16.5 votes per share, on all matters submitted to a vote of stockholders. The holders of our Class A Common Stock and Class B common stock will generally vote together as a single class on all matters submitted to a vote of our stockholders, unless otherwise required by Delaware law or our Certificate of Incorporation. Delaware law could require either holders of our Class A Common Stock or Class B common stock to vote separately as a single class if (i) we were to seek to amend our Certificate of Incorporation to increase or decrease the aggregate number of authorized shares of such class or to increase or decrease the par value of a class of our capital stock, then that class would be required to vote separately to approve the proposed amendment; or (ii) we were to seek to amend our Certificate of Incorporation in a manner that alters or changes the powers, preferences or special rights of a class of our capital stock in a manner that affected its holders adversely, then that class would be required to vote separately to approve the proposed amendment. Our Certificate of Incorporation does not provide for cumulative voting for the election of directors.

Conversion

Each outstanding share of Class B common stock will be convertible at any time at the option of the holder into 10 shares of Class A Common Stock. In addition, each share of Class B common stock will convert automatically into 10 shares of Class A Common Stock upon death of the holder thereof or any transfer, whether or not for value, except for certain permitted transfers described in our Certificate of Incorporation, including, but not limited to, trusts for the benefit of the stockholder, and partnerships, corporations and other entities owned by the stockholder.

Subdivisions and Combinations

If we subdivide or combine in any manner outstanding shares of Class A Common Stock or Class B common stock, the outstanding shares of the other classes will be subdivided or combined in the same manner.

No Preemptive or Similar Rights

Our Class A Common Stock and Class B common stock are not entitled to preemptive rights and are not subject to conversion, redemption or sinking fund provisions, except for the conversion provisions with respect to the Class B common stock described above.

Right to Receive Liquidation Distributions

If we become subject to a liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our Class A Common Stock and Class B common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Fully Paid and Non-Assessable

All of the outstanding shares of our Class A Common Stock and Class B common stock are, and the shares of our Class A Common Stock to be issued pursuant to this offering will be, fully paid and non-assessable.

Preferred Stock

Our board of directors have the authority, without further action by the stockholders, to issue up to an aggregate of 10,000,000 shares of preferred stock in one or more series and to fix the designations, powers, preferences, privileges, and relative participating, optional, or special rights as well as the qualifications, limitations, or restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, and liquidation preferences, any or all of which may be greater than the rights of the common stock. Our board of directors, without stockholder approval, will be able to issue convertible preferred stock with voting, conversion, or other rights that could adversely affect the voting power and other rights of the holders of common stock. Preferred stock could be issued quickly with terms calculated to delay or prevent a change of control or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our Class A Common Stock and may adversely affect the voting and other rights of the holders of common stock. At present, we have no plans to issue any shares of preferred stock following this offering.

Warrants

As of June 30, 2026, we have warrants to purchase up to 4,992,842 shares of Class A Common Stock outstanding with a weighted average exercise price of $2.52 per share.

Warrants to be Issued in this Offering

Series A Warrants

The material terms and provisions of the Series A Warrants are summarized below. This summary of some provisions of the Series A Warrants is not complete and is qualified in its entirety by the form of Series A Warrant, which is filed as an exhibit to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions of the form of Series A Warrant for a complete description of the terms and conditions of the Series A Warrant.

Duration, Exercise Price and Form. Each Series A Warrant offered hereby will have an exercise price equal to $0.64 per share of Class A Common Stock. The Series A Warrants will be immediately exercisable upon issuance and may be exercised until the 18-month anniversary of the original issuance date. The exercise price and number of shares of Class A Common Stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Class A Common Stock. The Series A Warrants will be issued separately from the Class A Common Stock and Series B Warrants and may be transferred separately immediately thereafter. The Series A Warrants will be issued in certificated form only.

No Fractional Shares. No fractional shares of Class A Common Stock will be issued upon the exercise of Series A Warrants. Rather, the number of shares of Class A Common Stock to be issued will, at our election, either be rounded up or down, as applicable, to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Exercise Limitation. The Series A Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Class A Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s Series A Warrants to the extent that the holder would own more than 4.99% of the outstanding Class A Common Stock (or at the election of a holder prior to the date of issuance, 9.99%) immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s Series A Warrants up to 9.99% of the number of shares of our Class A Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series A Warrants.

Cashless Exercise. If at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the underlying shares to the holder, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Class A Common Stock determined according to a formula set forth in the Series A Warrants.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Series A Warrants and generally including any reorganization, recapitalization or reclassification of our Class A Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of 50% or more of our outstanding Class A Common Stock, or any person or group becoming the beneficial owner of 50% or more of the voting power represented by our outstanding Class A Common Stock, the holders of the Series A Warrants will be entitled to receive upon exercise of the Series A Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Series A Warrants immediately prior to such fundamental transaction. In addition, in certain circumstances, upon a fundamental transaction, the holder of a Series A Warrant will have the right to require us to repurchase its Series A Warrants at the Black-Scholes Value (as defined in the Series A Warrant); provided, however, that, if the fundamental transaction is not within our control, including not approved by our Board, then the holder will only be entitled to receive the same type or form of consideration (and in the same proportion), at the Black-Scholes Value of the unexercised portion of the Series A Warrant that is being offered and paid to the holders of our Class A Common Stock in connection with the fundamental transaction.

Transferability. Subject to applicable laws, a Series A Warrant may be transferred at the option of the holder upon surrender of the Series A Warrants to us together with the appropriate instruments of transfer.

Rights as a Stockholder. Except as otherwise provided in the Series A Warrants or by virtue of the holders’ ownership of shares of Class A Common Stock, the holders of the Series A Warrants do not have the rights or privileges of holders of our shares of Class A Common Stock, including any voting rights, until such Series A Warrant holders exercise their Series A Warrants.

Waivers and Amendments. The Series A Warrants may be modified or amended, or the provisions thereof waived with the written consent of the Company and the respective holder.

Trading Market and Listing. There is no established trading market for the Series A Warrants, and we do not expect a market to develop. We do not intend to apply for a listing of the Series A Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Series A Warrants will be limited. The Class A Common Stock issuable upon exercise of the Series A Warrants is currently listed on The OTCQB.

Series B Warrants

The material terms and provisions of the Series B Warrants are summarized below. This summary of some provisions of the Series B Warrants is not complete and is qualified in its entirety by the form of Series B Warrant, which is filed as an exhibit to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions of the form of Series B Warrant for a complete description of the terms and conditions of the Series B Warrant.

Duration, Exercise Price and Form. Each Series B Warrant offered hereby will have an exercise price equal to $0.64 per share of Class A Common Stock. The Series B Warrants will be immediately exercisable upon issuance and may be exercised until the five-year anniversary of the original issuance date. The exercise price and number of shares of Class A Common Stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Class A Common Stock. The Series B Warrants will be issued separately from the Class A Common Stock and Series A Warrants and may be transferred separately immediately thereafter. The Series B Warrants will be issued in certificated form only.

No Fractional Shares. No fractional shares of Class A Common Stock will be issued upon the exercise of Series B Warrants. Rather, the number of shares of Class A Common Stock to be issued will, at our election, either be rounded up or down, as applicable, to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Exercise Limitation. The Series B Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Class A Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s Series B Warrants to the extent that the holder would own more than 4.99% of the outstanding Class A Common Stock (or at the election of a holder prior to the date of issuance, 9.99%) immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s Series B Warrants up to 9.99% of the number of shares of our Class A Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series B Warrants.

Cashless Exercise. If at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the underlying shares to the holder, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Class A Common Stock determined according to a formula set forth in the Series B Warrants.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Series B Warrants and generally including any reorganization, recapitalization or reclassification of our Class A Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of 50% or more of our outstanding Class A Common Stock, or any person or group becoming the beneficial owner of 50% or more of the voting power represented by our outstanding Class A Common Stock, the holders of the Series B Warrants will be entitled to receive upon exercise of the Series B Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Series B Warrants immediately prior to such fundamental transaction. In addition, in certain circumstances, upon a fundamental transaction, the holder of a Series B Warrant will have the right to require us to repurchase its Series B Warrants at the Black-Scholes Value (as defined in the Series B Warrant); provided, however, that, if the fundamental transaction is not within our control, including not approved by our Board, then the holder will only be entitled to receive the same type or form of consideration (and in the same proportion), at the Black-Scholes Value of the unexercised portion of the Series B Warrant that is being offered and paid to the holders of our Class A Common Stock in connection with the fundamental transaction.

Transferability. Subject to applicable laws, a Series B Warrant may be transferred at the option of the holder upon surrender of the Series B Warrants to us together with the appropriate instruments of transfer.

Rights as a Stockholder. Except as otherwise provided in the Series B Warrants or by virtue of the holders’ ownership of shares of Class A Common Stock, the holders of the Series B Warrants do not have the rights or privileges of holders of our shares of Class A Common Stock, including any voting rights, until such Series B Warrant holders exercise their Series B Warrants.

Waivers and Amendments. The Series B Warrants may be modified or amended, or the provisions thereof waived with the written consent of the Company and the respective holder.

Trading Market and Listing. There is no established trading market for the Series B Warrants, and we do not expect a market to develop. We do not intend to aply for a listing of the Series B Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Series B Warrants will be limited. The Class A Common Stock issuable upon exercise of the Series B Warrants is currently listed on The OTCQB.

Placement Agent Warrants

We have also agreed to issue to the Placement Agent, or its designees, as compensation in connection with this offering, the Placement Agent Warrants to purchase up to 160,156 shares of Class A Common Stock. The Placement Agent Warrants will be exercisable immediately and will have substantially the same terms as the Series A Warrants and Series B Warrants described above, except that the Placement Agent Warrants will have an exercise price of $0.80 per share of Class A Common Stock (representing 125% of the combined public offering price per share of Class A Common Stock and accompanying Series A Warrant and Series B Warrant) and a termination date that will be five years from the commencement of the sales pursuant to this offering. See “Plan of Distribution” below.

Options

The Syra Health Corp. 2022 Omnibus Equity Incentive Plan permits us to issue restricted shares of Class A Common Stock, or to grant incentive stock options or nonqualified stock options, stock appreciation rights and restricted stock unit awards for the purchase of shares of Class A Common Stock, to employees, members of the board of directors and consultants. As of June 30, 2026, options to purchase up to 815,807 shares of Class A Common Stock were outstanding.

Exclusive Forum

Our Certificate of Incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware is the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of us, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of our Company to us or our stockholders, (iii) any action asserting a claim against us, our directors, officers or employees arising pursuant to any provision of the General Corporation Law of the State of Delaware or our Certificate of Incorporation or our Bylaws to be effective upon completion of this offering, or (iv) any action asserting a claim against us, our directors, officers, employees or agents governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction; provided, that the foregoing provisions shall not apply to suits brought to enforce any liability or duty created by the Securities Act or the Securities Exchange Act of 1934, as amended, or other federal securities laws for which there is exclusive federal or concurrent federal and state jurisdiction. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock are deemed to have notice of and consented to this provision.

Corporate Opportunities

Under our Certificate of Incorporation, to the fullest extent permitted by law, we will renounce any interest or expectancy in, or right to be offered an opportunity to participate in, any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of any non-employee director or any holder of our preferred stock or any partner, member, director, stockholder, employee or agent of any such holder, other than someone who is an employee of our Company or our subsidiaries (“Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of a Covered Person in their capacity as our director.

Anti-Takeover Effects of Delaware law and Our Certificate of Incorporation and Bylaws

The provisions of Delaware law, our Certificate of Incorporation and our Bylaws described below may have the effect of delaying, deferring or discouraging another party from acquiring control of us.

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

●	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholder, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combination to include the following:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge, or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

Board of Directors Vacancies

Our Certificate of Incorporation and Bylaws authorize only our board of directors to fill vacant directorships. In addition, the number of directors constituting our board of directors may be set only by resolution of the majority of the incumbent directors.

Stockholder Action; Special Meeting of Stockholders

Our Bylaws provide that our stockholders may not take action by written consent. Our Certificate of Incorporation further provide that special meetings of our stockholders may be called by a majority of the board of directors, the Chief Executive Officer, or the Chairman of the board of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our Bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice must be delivered to the secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which a public announcement of the date of such meeting is first made by us. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval and may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions, and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise. If we issue such shares without stockholder approval and in violation of limitations imposed by The Nasdaq Capital Market or any stock exchange on which our stock may then be trading, our stock could be delisted.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Pacific Stock Transfer Company, whose address is 6725 Via Austi Pkwy, Suite 300, Las Vegas, Nevada 89119.

Stock Market Listing

Our Class A Common Stock is traded on The Nasdaq Capital Market under the trading symbol “SYRA.”

PLAN OF DISTRIBUTION

Pursuant to an engagement agreement dated July 3, 2024 (the “Engagement Agreement”), we have engaged the Placement Agent to act as our exclusive placement agent to solicit offers to purchase the shares of Class A Common Stock, Series A Warrants and Series B Warrants. The Placement Agent is not purchasing or selling any such securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of such securities, other than to use its “reasonable best efforts” to arrange for the sale of such securities by us. Therefore, we may not sell all of the shares of Class A Common Stock, the Series A Warrants and the Series B Warrants being offered. The terms of this offering were subject to market conditions and negotiations between us, the Placement Agent and prospective investors. The Placement Agent will have no authority to bind us by virtue of the Engagement Agreement. This is a reasonable best efforts offering and there is no minimum offering amount required as a condition to the closing of this offering. The Placement Agent may retain sub-agents and selected dealers in connection with this offering.

Investors purchasing the securities offered hereby will have the option to execute a securities purchase agreement with us. In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers which enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. The ability to pursue a claim for breach of contract is material to larger purchasers in this offering as a means to enforce the following covenants uniquely available to them under the securities purchase agreement: (i) a covenant to not enter into variable rate financings for a period of one year following the closing of the offering, subject to certain exceptions; and (ii) a covenant to not enter into any equity financings for 90 days from closing of the offering, subject to certain exceptions.

The nature of the representations, warranties and covenants in the securities purchase agreements shall include:

●	standard issuer representations and warranties on matters such as organization, qualification, authorization, no conflict, no governmental filings required, current in SEC filings, no litigation, labor or other compliance issues, environmental, intellectual property and title matters and compliance with various laws such as the Foreign Corrupt Practices Act; and

●	covenants regarding matters such as registration of warrant shares, no integration with other offerings, no shareholder rights plans, no material nonpublic information, use of proceeds, indemnification of purchasers, reservation and listing of shares of Class A Common Stock, no subsequent equity sales for 90 days from the closing of this offering, subject to certain exceptions, and no variable rate financings for one year from the closing of this offering, subject to certain exceptions.

Delivery of the shares of Class A Common Stock, the Series A Warrants and the Series B Warrants offered hereby is expected to occur on or about September 13, 2024, subject to satisfaction of certain customary closing conditions.

Fees and Expenses

We have agreed to pay the Placement Agent a total cash fee equal to 7.0% of the aggregate gross proceeds received in the offering as well as a management fee equal to 1.0% of the gross proceeds raised in the offering. We will also pay the Placement Agent for non-accountable fees and expenses of up to $100,000, including reimbursement for legal fees and expenses and for its clearing expenses in an amount not to exceed $15,950.

Placement Agent Warrants

In addition, we have agreed to issue to the Placement Agent, or its designees, as compensation in connection with this offering, the Placement Agent Warrants to purchase up to that number of shares of our Class A Common Stock equal to 5.0% of the aggregate number of shares of Class A Common Stock issued in this offering at an exercise price of $0.80 per share of Class A Common Stock (equal to 125% of the combined public offering price per share of Class A Common Stock and accompanying Series A Warrant and Series B Warrant). The Placement Agent Warrants will be exercisable upon issuance and will terminate on the five year anniversary of commencement of sales in this offering. The Placement Agent Warrants are registered by the registration statement of which this prospectus is a part. The form of the Placement Agent Warrants is included as an exhibit to the registration statement of which this prospectus forms a part.

The Placement Agent Warrants provide for customary anti-dilution provisions (for share dividends, splits and recapitalizations and the like) consistent with FINRA Rule 5110. Pursuant to FINRA Rule 5110(e), the Placement Agent Warrants and any shares issuable thereunder shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of commencement of sales of this offering, except the transfer of any security: (i) by operation of law or by reason of reorganization of the Company; (ii) to any FINRA member firm participating in the offering and the officers, partners, registered persons or affiliates thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period; (iii) if the aggregate amount of our securities held by the Placement Agent persons does not exceed 1% of the securities being offered; (iv) that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth above for the remainder of the time period; (vi) if we meet the registration requirements of Forms S-3, F-3 or F-10; or (vii) back to us in a transaction exempt from registration under the Securities Act.

We estimate the total expenses of this offering paid or payable by us, exclusive of the Placement Agent’s cash fee of 7.0% and management fee of 1.0% of the aggregate gross proceeds and expenses, will be approximately $0.3 million. After deducting the fees due to the Placement Agent and our estimated expenses in connection with this offering, we expect the net proceeds from this offering will be approximately $1.6 million (based on a combined public offering price per share of Class A Common Stock and accompanying Series A Warrant and Series B Warrant of $0.64).

The following table shows the per share of Class A Common Stock and accompanying Series A Warrant and Series B Warrant and total cash fees we will pay to the Placement Agent in connection with the sale of the Class A Common Stock, the Series A Warrants and the Series B Warrants pursuant to this prospectus.

	Per Share of Class A Common Stock and Accompanying Series A Warrant and Series B Warrant	Total
Combined public offering price	$0.64	$2,050,000
Placement Agent’s fees (7.0%)	$0.04	$143,500
Proceeds to us, before expenses	$0.60	$1,906,500

Indemnification

We have agreed to indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in our Engagement Agreement with the Placement Agent. We have also agreed to contribute to payments the Placement Agent may be required to make in respect of such liabilities.

In addition, we will indemnify the purchasers of securities in this offering against liabilities arising out of or relating to (i) any breach of any of the representations, warranties, covenants or agreements made by us in the securities purchase agreement or related documents or (ii) any action instituted against a purchaser by a third party (other than a third party who is affiliated with such purchaser) with respect to the securities purchase agreement or related documents and the transactions contemplated thereby, subject to certain exceptions.

Lock-up Agreements

We and each of our officers and directors have agreed to be subject to a lock-up period of 90 days following the date of closing of the offering pursuant to this prospectus. This means that, during the applicable lock-up period, we and such persons may not offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any of our shares of Class A Common Stock or any securities convertible into, or exercisable or exchangeable for, shares of Class A Common Stock, subject to customary exceptions. The Placement Agent may waive the terms of these lock-up agreements in its sole discretion and without notice.

Right of First Refusal

We have granted the Placement Agent a right of first refusal, subject to an exception, for a period of six months following the closing of this offering, to act as sole book-running manager, sole underwriter or sole placement agent for each and every future debt financing or refinancing and public or private equity offering when we seek a book-running manager, underwriter or placement agent. Notwithstanding anything to the contrary contained in this paragraph, in accordance with FINRA Rule 5110(g)(6)(A)(i), any such right of first refusal described in this paragraph shall not have a duration of more than three years from the commencement of sales of the first offering or the termination date of the term of the Engagement Agreement.

Tail

We have also agreed to pay the Placement Agent a tail fee equal to the cash and warrant compensation in this offering, if any investor, subject to certain exceptions, who with our written approval was contacted or introduced to us by the Placement Agent during the term of its engagement, provides us with capital in any public or private offering or other financing or capital raising transaction during the eight month period following expiration or termination of the Engagement Agreement, subject to certain exceptions.

Other Relationships

From time to time, the Placement Agent may provide in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. However, except as disclosed in this prospectus, we have no present arrangements with the Placement Agent for any further services.

In addition, in the ordinary course of their business activities, the Placement Agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The Placement Agent and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Except as disclosed in this prospectus, we have no present arrangements with the Placement Agent for any further services.

Regulation M Compliance

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the sale of our securities offered hereby by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The Placement Agent will be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the Placement Agent. Under these rules and regulations, the Placement Agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Listing and Transfer Agent

Our Class A Common Stock is listed on Nasdaq and trades under the symbol “SYRA.” The transfer agent for our Class A Common Stock is Pacific Stock Transfer Company. There is no established public trading market for the Series A Warrants or the Series B Warrants, and we do not plan on making an application to list the Series A Warrants or the Series B Warrants on Nasdaq, any national securities exchange or other nationally recognized trading system. We will act as the registrar and transfer agent for the Series A Warrants and the Series B Warrants.

Electronic Distribution

This prospectus in electronic format may be made available on websites or through other online services maintained by the Placement Agent, or by its affiliates. Other than this prospectus in electronic format, the information on the Placement Agent’s website and any information contained in any other website maintained by the Placement Agent is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the Placement Agent in its capacity as a placement agent, and should not be relied upon by investors.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS OF OUR CLASS A COMMON STOCK, SERIES A WARRANTS AND SERIES B WARRANTS

The following discussion is a summary of certain material U.S. federal income tax consequences of the purchase, ownership and disposition of the shares of Class A Common Stock and accompanying Series A Warrants and Series B Warrants (the Series A Warrants and Series B Warrants being collectively referred to in this section as the “Warrants”) or components thereof, which we refer to collectively as the “Securities” for purposes of this section, issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or foreign tax laws are not discussed. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”) in effect as of the date of this offering. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of the Securities. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position regarding the tax consequences of the purchase, ownership and disposition of the Securities.

This discussion is limited to holders that hold the Securities as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the alternative minimum tax or the unearned income Medicare contribution tax. In addition, it does not address consequences relevant to holders subject to particular rules, including, without limitation:

●	U.S. expatriates and certain former citizens or long-term residents of the United States;
●	persons holding the Securities as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction, synthetic security or other integrated investment;
●	banks, insurance companies, and other financial institutions;
●	brokers, dealers or traders in securities or currencies;
●	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;
●	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein), except to the extent specifically set forth below;
●	tax-exempt organizations or governmental organizations;
●	persons deemed to sell the Securities under the constructive sale provisions of the Code;
●	persons for whom our stock constitutes “qualified small business stock” within the meaning of Section 1202 of the Code or “Section 1244 stock” for purposes of Section 1244 of the Code;
●	persons who hold or receive the Securities pursuant to the exercise of any employee stock option or otherwise as compensation;
●	persons subject to special tax accounting rules as a result of any item of gross income with respect to the stock being taken into account in an “applicable financial statement” (as defined in the Code);
●	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds;
●	persons that own, or are deemed to own, more than 5% of our Common Stock (except to the extent specifically set forth below);
●	regulated investment companies or real estate investment trusts;
●	U.S. holders (as defined below) whose functional currency is not the U.S. dollar; and
●	tax-qualified retirement plans.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) or other pass-through entity for U.S. federal income tax purposes holds the Securities, the tax treatment of a partner in the partnership or investor in such other pass-through entity generally will depend on the status of the partner or investor, the activities of the partnership or other pass-through entity and certain determinations made at the partner level. Accordingly, partnerships (or other pass-through entities) holding the Securities and the partners (or other investors) in such partnerships (or other pass-through entities) should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT INTENDED AS LEGAL OR TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE SECURITIES ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Allocation of Purchase Price

Each share of Class A Common Stock and accompanying Warrants issued pursuant to this offering will be treated for U.S. federal income tax purposes as an “investment unit” consisting of one share of our Class A Common Stock one Series A Warrant and one Series B Warrant. In determining their initial tax basis for the Class A Common Stock and the Warrants constituting an investment unit, holders of securities should allocate their purchase price for the investment unit between the Class A Common Stock, the Series A Warrant, and the Series B Warrant on the basis of their relative fair market values at the time of issuance. The Company does not intend to advise holders of the Securities with respect to this determination, and holders of the Securities are advised to consult their tax and financial advisors with respect to the relative fair market values of the Class A Common Stock, the Series A Warrants and the Series B Warrants for U.S. federal income tax purposes.

Tax Considerations Applicable to U.S. Holders

Definition of a U.S. Holder

For purposes of this discussion, a “U.S. holder” is any beneficial owner of the Securities that, for U.S. federal income tax purposes, is or is treated as any of the following:

●	an individual who is a citizen or resident of the United States;
●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;
●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
●	a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more United States persons (within the meaning of Section 7701(a)(30) of the Code), or (2) has made a valid election under applicable Treasury Regulations to be treated as a United States person for U.S. federal income tax purposes.

Sale or Other Taxable Disposition of Class A Common Stock

Upon the sale, exchange or other taxable disposition (other than a redemption treated as a distribution, which will be taxed as described below under “Distributions”) of the Class A Common Stock, a U.S. holder generally will recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of any property received upon the sale, exchange or other taxable disposition and (ii) such U.S. holder’s adjusted tax basis in the Class A Common Stock. Such capital gain or loss will be long- term capital gain or loss if the U.S. holder’s holding period in such Class A Common Stock is more than one year at the time of the sale, exchange or other taxable disposition. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, generally will be subject to reduced rates of U.S. federal income tax. The deductibility of capital losses is subject to certain limitations. U.S. holders who recognize losses with respect to a disposition of shares of Class A Common Stock should consult their own tax advisors regarding the tax treatment of such losses.

Sale or Other Disposition, Exercise or Expiration of Warrants

Upon the sale or other disposition of a Warrant (other than by exercise), a U.S. holder will generally recognize capital gain or loss equal to the difference between the amount realized on the sale or other disposition and the U.S. holder’s tax basis in the Warrant. This capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period in such Warrant is more than one year at the time of the sale or other disposition. The deductibility of capital losses is subject to certain limitations.

In general, except as discussed below with respect to the cashless exercise of a Warrant, a U.S. holder will not be required to recognize income, gain or loss for U.S. federal income tax purposes upon exercise of a Warrant for its exercise price (except to the extent the U.S. holder receives a cash payment for a such fractional share that would otherwise have been issuable upon exercise of the Warrant, which will be treated as a sale as described above under “Sale or Other Taxable Disposition of Class A Common Stock”). A U.S. holder’s tax basis in a share of Class A Common Stock received upon exercise of Warrants will be equal to the sum of (i) the U.S. holder’s tax basis in the Warrants exchanged therefor and (ii) the exercise price of such Warrants. A U.S. holder’s holding period in the shares of Class A Common Stock received upon exercise will generally commence on the day after such U.S. holder exercises the Warrants.

If a Warrant expires without being exercised, a U.S. holder will recognize a capital loss in an amount equal to such holder’s tax basis in the Warrant. Such loss will be long-term capital loss if, at the time of the expiration, the U.S. holder’s holding period in such Warrant is more than one year. The deductibility of capital losses is subject to certain limitations.

The tax consequences of a cashless exercise of a Warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. holder’s tax basis in the Class A Common Stock received generally would equal the U.S. holder’s tax basis in the Warrants. If the cashless exercise was not a realization event, it is unclear whether a U.S. holder’s holding period for the Class A Common Stock would be treated as commencing on the date of exercise of the Warrant or the day following the date of exercise of the Warrant. If the cashless exercise were treated as a recapitalization, the holding period of the Class A Common Stock would include the holding period of the Warrants.

It is also possible that a cashless exercise could be treated as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. holder could be deemed to have surrendered Warrants having an aggregate fair market value equal to the exercise price for the total number of Warrants to be exercised. The U.S. holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the Class A Common Stock received in respect of the Warrants deemed surrendered and the U.S. holder’s tax basis in such Warrants. Such gain or loss would be long-term or short-term, depending on the U.S. holder’s holding period in the Warrants deemed surrendered. In this case, a U.S. holder’s tax basis in the Class A Common Stock received would equal the sum of the U.S. holder’s initial investment in the exercised Warrants (i.e., the portion of the U.S. holder’s purchase price for the investment unit that is allocated to the Warrants, as described above under “Allocation of Purchase Price”) and the exercise price of such Warrants. It is unclear whether a U.S. holder’s holding period for the Class A Common Stock would commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant. There may also be alternative characterizations of any such taxable exchange that would result in similar tax consequences, except that a U.S. holder’s gain or loss would be short-term.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. holders should consult their tax advisors regarding the tax consequences of a cashless exercise of the Warrants.

Distributions

We do not currently intend to pay any cash dividends on our capital stock in the foreseeable future. However, if we do make distributions of cash or property on our Class A Common Stock (other than certain distributions of common stock), such distributions will constitute dividends to the extent paid out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Dividends received by a corporate U.S. holder may be eligible for a dividends received deduction, subject to applicable limitations. Dividends received by certain non-corporate U.S. holders, including individuals, are generally taxed at the lower applicable capital gains rate provided certain holding period and other requirements are satisfied. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital and first be applied against and reduce a U.S. holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described above in the section above entitled “Sale or Other Taxable Disposition of Class A Common Stock”.

Constructive Dividends on Warrants

We do not currently intend to pay any cash dividends on our capital stock in the foreseeable future. However, if at any time during the period in which a U.S. holder holds Warrants, we were to pay a taxable dividend to our stockholders and, in accordance with an anti-dilution provisions of the Warrants, the exercise price thereof were decreased, that decrease may be deemed to be the payment of a taxable dividend to a U.S. holder of the Warrants to the extent of our earnings and profits, notwithstanding the fact that such holder will not receive a cash payment. If the exercise price is adjusted in certain other circumstances or other adjustments are made (or in certain circumstances, there is a failure to make adjustments), such adjustments may also result in the deemed payment of a taxable dividend to a U.S. holder. In addition, a holder of a Warrant may, in some circumstances, be deemed to have received a distribution subject to U.S. federal income tax as a result of an adjustment or the non-occurrence of an adjustment to the exercise price or number of shares of Class A Common Stock issuable upon exercise of the Warrants. U.S. holders should consult their tax advisors regarding the proper treatment of any adjustments to the Warrants.

We are currently required to report the amount of any deemed distributions on our website or to the IRS and to holders not exempt from reporting. The IRS has proposed regulations addressing the amount and timing of deemed distributions, as well as obligations of withholding agents and filing and notice obligations of issuers in respect of such deemed distributions. If adopted as proposed, the regulations would generally provide that (i) the amount of a deemed distribution is the excess of the fair market value of the right to acquire stock immediately after the exercise price adjustment over the fair market value of the right to acquire stock (after the exercise price adjustment) without the adjustment, (ii) the deemed distribution occurs at the earlier of the date the adjustment occurs under the terms of the instrument and the date of the distribution of cash or property that results in the deemed distribution and (iii) we are required to report the amount of any deemed distributions on our website or to the IRS and to all holders (including holders that would otherwise be exempt from reporting). The final regulations will be effective for deemed distributions occurring on or after the date of adoption, but holders and withholding agents may rely on them prior to that date under certain circumstances.

Information Reporting and Backup Withholding

A U.S. holder may be subject to information reporting and backup withholding (currently at a rate of 24%) when such holder receives payments on the Class A Common Stock or Warrants (including constructive dividends) or receives proceeds from the sale or other taxable disposition of Class A Common Stock or Warrants. Certain U.S. holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. holder will be subject to backup withholding if such holder is not otherwise exempt and such holder:

●	fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;
●	furnishes an incorrect taxpayer identification number;
●	is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or
●	fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Tax Considerations Applicable to Non-U.S. Holders

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of the Securities that is neither a U.S. holder nor an entity treated as a partnership for U.S. federal income tax purposes.

Distributions

We do not currently intend to pay any cash dividends on our capital stock in the foreseeable future. However, if we do make distributions of cash or property (other than certain distributions of Class A Common Stock) on our Class A Common Stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a non-U.S. holder’s adjusted tax basis in its Class A Common Stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below in the section relating to the sale or disposition of our Class A Common Stock or Warrants. Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of the withholding rules discussed below we or the applicable withholding agent may treat the entire distribution as a dividend.

Subject to the discussion below on backup withholding and foreign accounts, dividends (including constructive dividends) paid to a non-U.S. holder of our Class A Common Stock that are not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty).

Non-U.S. holders will be entitled to a reduction in or an exemption from withholding on dividends as a result of either (a) an applicable income tax treaty or (b) the non-U.S. holder holding our Class A Common Stock in connection with the conduct of a trade or business within the United States and dividends being effectively connected with that trade or business. To claim such a reduction in or exemption from withholding, the non-U.S. holder must provide the applicable withholding agent with a properly executed (a) IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) claiming an exemption from or reduction of the withholding tax under the benefit of an income tax treaty between the United States and the country in which the non-U.S. holder resides or is established and certifying under penalties of perjury that the non-U.S. holder is not a United States person, or (b) IRS Form W-8ECI stating that the dividends are not subject to withholding tax because they are effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States, as may be applicable. If a non-U.S. Holder holds stock through a financial institution or other agent acting on the holder’s behalf, the holder will be required to provide appropriate documentation to such agent. The holder’s agent may then be required to provide certification to the applicable withholding agent, either directly or through other intermediaries. These certifications must be provided to the applicable withholding agent prior to the payment of dividends and must be updated periodically. Non-U.S. holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

If dividends paid to a non-U.S. holder are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment or fixed base in the United States to which such dividends are attributable), then, although exempt from U.S. federal withholding tax (provided the non-U.S. holder provides appropriate certification, as described above), the non-U.S. holder will be subject to U.S. federal income tax on such dividends on a net income basis at the regular graduated U.S. federal income tax rates. In addition, a non-U.S. holder that is a corporation may be subject to an additional branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits for the taxable year that are attributable to such dividends, as adjusted for certain items. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

See also the sections below titled “Information Reporting and Backup Withholding” and “Additional Withholding Tax on Payments Made to Foreign Accounts Foreign Accounts” for additional withholding rules that may apply to dividends paid to certain foreign financial institutions or non-financial foreign entities.

Exercise and Expiration of Warrants

A non-U.S. holder generally will not be subject to U.S. federal income tax on the exercise of Warrants into shares of Class A Common Stock. Non-U.S. holders are urged to consult their tax advisors as to the consequences of an exercise of a Warrant on a cashless basis, including with respect to their holding period and tax basis in the Class A Common Stock received.

The expiration of a Warrant will be treated as if the non-U.S. Holder sold or exchanged the Warrant and recognized a capital loss equal to the non-U.S. Holder’s tax basis in the Warrants. However, a non-U.S. Holder will not be able to utilize a loss recognized upon expiration of a Warrant against the non-U.S. Holder’s U.S. federal income tax liability unless the loss is effectively connected with the non-U.S. Holder’s conduct of a trade or business within the United States (and, if an income tax treaty applies, is attributable to a permanent establishment or fixed base in the United States) or is treated as a U.S.-source loss and the non-U.S. Holder is present 183 days or more in the taxable year of disposition and certain other conditions are met.

Sale or Other Disposition of Class A Common Stock or Warrants

Subject to the discussions below on backup withholding and foreign accounts, a non-U.S. holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition (other than a redemption treated as a distribution, which will be taxable as described above under “Distributions”) of our Class A Common Stock or Warrants unless:

●	the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment or fixed base in the United States to which such gain is attributable);
●	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or
●	our Class A Common Stock or Warrants constitute U.S. real property interests (“USRPIs”) by reason of our status as a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes.

Gain described in the first bullet point above will generally be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates and in the manner applicable to U.S. persons. A non-U.S. holder that is a foreign corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

A non-U.S. holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on any gain derived from the disposition, which may be offset by certain U.S.-source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States) provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

Generally, a corporation is a USRPHC if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. With respect to the third bullet point above, we believe we are not currently and do not anticipate becoming a USRPHC. Because the determination of whether we are a USRPHC depends on the fair market value of our USRPIs relative to the fair market value of our other business assets and our non-U.S. real property interests, however, there can be no assurance we are not a USRPHC or will not become one in the future. Prospective investors are encouraged to consult their tax advisors regarding the possible consequences to them if we are, or were to become, a USRPHC.

Non-U.S. holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

See the sections titled “Information Reporting and Backup Withholding” and “Additional Withholding Tax on Payments Made to Foreign Accounts” for additional information regarding withholding rules that may apply to proceeds of a disposition of the Class A Common Stock or Warrants paid to foreign financial institutions or non-financial foreign entities.

Constructive Dividends on Warrants

We do not currently intend to pay any cash dividends on our capital stock in the foreseeable future. However, if at any time during the period in which a non-U.S. holder holds Warrants we were to pay a taxable dividend to our stockholders and, in accordance with the anti-dilution provisions of the Warrants, the exercise price of the Warrants were decreased, that decrease may be deemed to be the payment of a taxable dividend to a non-U.S. holder to the extent of our earnings and profits, notwithstanding the fact that such holder will not receive a cash payment. If the exercise price is adjusted in certain other circumstances (or in certain circumstances, there is a failure to make adjustments), such adjustments may also result in the deemed payment of a taxable dividend to a non-U.S. holder. Any resulting withholding tax attributable to deemed dividends may be collected from other amounts payable or distributable to the non-U.S. holder. Non-U.S. holders should consult their tax advisors regarding the proper treatment of any adjustments to the Warrants.

Information Reporting and Backup Withholding

Subject to the discussion below on foreign accounts, a non-U.S. holder will not be subject to backup withholding with respect to distributions on our Class A Common Stock or Warrants we make to the non-U.S. holder (including constructive dividends with respect to Warrants), provided the applicable withholding agent does not have actual knowledge or reason to know such holder is a United States person and the holder certifies its non-U.S. status, such as by providing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or other applicable certification. However, information returns generally will be filed with the IRS in connection with any distributions (including deemed distributions) made on our Class A Common Stock and Warrants to the non-U.S. holder, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established. Dividends paid to non-U.S. holders subject to withholding of U.S. federal income tax, as described above in “Distributions,” generally will be exempt from U.S. backup withholding.

Information reporting and backup withholding may apply to the proceeds of a sale or other taxable disposition of our Class A Common Stock or Warrants within the United States, and information reporting may (although backup withholding generally will not) apply to the proceeds of a sale or other taxable disposition of our Class A Common Stock or Warrants outside the United States conducted through certain U.S.-related financial intermediaries, in each case, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder on IRS Form W-8BEN or W-8BEN-E, or other applicable form (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or such owner otherwise establishes an exemption. Proceeds of a disposition of our Class A Common Stock or Warrants conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code and the rules and regulations promulgated thereunder (such Sections, rules and regulations commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”)) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends (including deemed dividends) paid on our Class A Common Stock or Warrants, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of our Class A Common Stock or Warrants paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence, withholding, certification and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any direct or indirect “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each direct or indirect substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence, withholding, certification and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends (including deemed dividends). Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of these withholding rules we or the applicable withholding agent may treat the entire distribution as a dividend. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of our Class A Common Stock or Warrants on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. Prospective investors should consult their tax advisors regarding the potential application of FATCA.

THE PRECEDING DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR SECURITIES, AS WELL AS TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL, NON-U.S. OR U.S. FEDERAL NON-INCOME TAX LAWS AND the consequences of any proposed change in applicable laws.

LEGAL MATTERS

The validity of the issuance of the securities offered by us in this offering will be passed upon for us by Sheppard, Mullin, Richter & Hampton LLP, New York, New York. Haynes and Boone, LLP, New York, New York is acting as counsel for the Placement Agent in connection with certain legal matters related to this offering.

EXPERTS

The financial statements as of, and for the years ended December 31, 2025 and 2024, incorporated by reference in this prospectus and the registration statement, of which it forms a part, have been audited by M&K CPAS, PLLC, independent registered public accountants, as set forth in their report herein, and are included in reliance on such reports given upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which constitutes a part of that registration statement, does not contain all of the information set forth in the registration statement or the accompanying exhibits and schedules. Some items included in the registration statement are omitted from this prospectus in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered in this prospectus, we refer you to the registration statement and the accompanying exhibits and schedules. Statements contained in this prospectus regarding the contents of any contract, agreement or any other document are summaries of the material terms of these contracts, agreements or other documents. With respect to each of these contracts, agreements or other documents filed as an exhibit to the registration statement, reference is made to such exhibit for a more complete description of the matter involved.

A copy of the registration statement and the accompanying exhibits and schedules and our annual reports, quarterly reports, current reports, and proxy and information statements any other document we file may be obtained on the website the SEC maintains that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is www.sec.gov. Such filings are also available at our website at www.syrahealth.com. The information contained in, or that can be accessed through, our website is not part of this prospectus.

SYRA HEALTH CORP.

FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024

FOR THE SIX MONTHS ENDED JUNE 30, 2026

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Syra Health Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Syra Health Corp. (the Company) as of December 31, 2025 and 2024, and the related statements of operations, stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2025 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company had a cash balance of $1,614,733, working capital of $2,063,791 and an accumulated deficit of $9,720,526 since inception, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and the significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe our audits provides a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audits of the financial statements that were communicated, or required to be communicated, to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinion on the critical audit matter or on the accounts or disclosures to which they relate.

Due to the net loss for the year, the Company evaluated the need for a going concern.

Auditing management’s evaluation of a going concern can be a significant judgement given the fact that the Company uses management estimates on future revenues and expenses which are not able to be substantiated.

As discussed in Note 2, the Company has a going concern due to its insufficient cash balance and accumulated net losses.

To evaluate the appropriateness of the going concern, we examined and evaluated the financial information along with management’s plans to mitigate the going concern and management’s disclosure on going concern.

/s/ M&K CPAS, PLLC

We have served as the Company’s auditor since 2023

The Woodlands, TX

March 12, 2026

F-2

 SYRA HEALTH CORP.

BALANCE SHEETS

	December 31,	December 31,
	2025	2024

ASSETS
Current assets:
Cash and cash equivalents	$1,614,733	$2,395,405
Accounts receivable, net	918,374	680,827
Other current assets	205,423	276,563
Total current assets	2,738,530	3,352,795

Property and equipment, net	6,986	27,347
Right-of-use asset	27,401	299,190

Total assets	$2,772,917	$3,679,332

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$247,520	$101,690
Accounts payable, related party	72,000	-
Accrued expenses	194,821	230,383
Deferred revenue	16,611	16,611
Current portion of operating lease liability, related party	27,401	111,978
Notes payable	116,386	152,887
Total current liabilities	674,739	613,549

Non-current portion of operating lease liability, related party	-	187,212

Total liabilities	674,739	800,761

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000,000 shares authorized, no shares designated, issued and outstanding	-	-
Class A common stock, $0.001 par value, 100,000,000 shares authorized, 11,339,169 and 8,979,204 shares issued and outstanding at December 31, 2025 and December 31, 2024, respectively	11,339	8,979
Convertible class B common stock, $0.001 par value, 5,000,000 shares authorized, 600,000 and 833,334 shares issued and outstanding at December 31, 2025 and 2024 respectively	600	833
Additional paid-in capital	11,806,765	11,692,952
Accumulated deficit	(9,720,526)	(8,824,193)
Total stockholders’ equity	2,098,178	2,878,571

Total liabilities and stockholders’ equity	$2,772,917	$3,679,332

See accompanying notes to audited financial statements.

F-3

SYRA HEALTH CORP.

STATEMENTS OF OPERATIONS

	For the Year Ended
	2025	2024

Net revenues	$7,225,973	$7,982,082
Cost of services	4,738,211	6,329,119
Gross profit	2,487,762	1,652,963

Operating expenses:
Salaries and benefits	1,500,688	2,718,743
Professional services	737,714	606,051
Research and development expenses	67,840	585,146
Selling, general and administrative expenses	1,065,376	1,445,170
Depreciation	20,468	62,738
Total operating expenses	3,392,086	5,417,848

Operating loss	(904,324)	(3,764,885)

Other income (expense):
Interest income	21,261	21,247
Interest expense	(13,270)	(15,600)
Total other income (expense)	7,991	5,647

Net loss	$(896,333)	$(3,759,238)

Weighted average common shares outstanding - basic and diluted	11,852,347	7,551,576
Net loss per common share - basic and diluted	$(0.08)	$(0.50)

See accompanying notes to audited financial statements.

F-4

SYRA HEALTH CORP.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

For the Years Ended December 31, 2025 and 2024

	Preferred Stock		Class A Common Stock		Convertible Class B Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance, December 31, 2023	-	$-	5,588,298	$5,588	833,334	$833	$9,071,745	$(5,064,955)	$4,013,211
Class A common stock issued for services	-	-	56,992	57	-	-	71,321	-	71,378
Warrants exercised for cash	-	-	130,789	131	-	-	849,998	-	850,129
Class A common stock and warrants issued for cash	-	-	3,203,125	3,203	-	-	1,615,818	-	1,619,021
Amortization of options - Employees & Consultants	-	-	-	-	-	-	59,803	-	59,803
Options issued for Director fees	-	-	-	-	-	-	24,267	-	24,267
Net loss	-	-	-	-	-	-	-	(3,759,238)	(3,759,238)

Balance, December 31, 2024	-	$-	8,979,204	$8,979	833,334	$833	$11,692,952	$(8,824,193)	$2,878,571
Balance
Warrants exercised for cash	-	-	23,125	23	-	-	14,777	-	14,800
Conversion of Class B common stock to Class A common stock	-	-	2,333,340	2,333	(233,334)	(233)	(2,100)	-	-
Class A common stock awarded for services	-	-	3,500	4	-	-	2,582	-	2,586
Amortization of options - Employees & Consultants	-	-	-	-	-	-	60,056	-	60,056
Amortization of Class A common stock options issued for services							38,498	-	38,498
Net loss	-	-	-	-	-	-	-	(896,333)	(896,333)
Balance, December 31, 2025	-	$-	11,339,169	$11,339	600,000	$600	$11,806,765	$(9,720,526)	$2,098,178

See accompanying notes to audited financial statements.

F-5

SYRA HEALTH CORP.

STATEMENTS OF CASH FLOWS

	For the Years Ended
	December 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(896,333)	$(3,759,238)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	20,468	62,738
Common stock issued for services	2,586	71,378
Non-cash lease expense	-	89,500
Stock-based compensation	98,554	59,803
Changes in operating assets and liabilities:
Accounts receivable	(237,547)	379,807
Accounts receivable, related party	-	50,614
Other current assets	382,258	491,883
Right-of-use asset	105,670	-
Accounts payable	145,830	(361,301)
Accounts payable, related party	72,000	-
Deferred revenue	-	16,611
Accrued expenses	(35,562)	55,672
Operating lease liability	(105,670)	(89,500)
Net cash used in operating activities	(447,746)	(2,932,033)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(107)	(11,111)
Net cash used in investing activities	(107)	(11,111)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock and exercise of warrants	14,800	2,469,150
Repayments on notes payable	(347,619)	(410,676)
Net cash (used in) provided by financing activities	(332,819)	2,058,474

NET CHANGE IN CASH AND CASH EQUIVALENTS	(780,672)	(884,670)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	2,395,405	3,280,075
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$1,614,733	$2,395,405

SUPPLEMENTAL INFORMATION:
Interest paid	$13,270	$15,600
Income taxes paid	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Initial recognition of right-of-use asset and lease liability	$-	$325,491
Conversion of Class B common stock to Class A common stock	$2,333	-
Amendment of right-of-use asset and lease liability	$166,119	-
Options issued for accrued director fees	$-	$24,267
Prepaid asset financed with note payable	$311,118	$378,659

See accompanying notes to audited financial statements.

F-6

SYRA HEALTH CORP.

NOTES TO FINANCIAL STATEMENTS

Note 1 – Nature of Business and Significant Accounting Policies

Nature of Business

Syra Health Corp. (“Syra” or the “Company”) was incorporated in the state of Indiana on November 20, 2020 to provide workforce staffing solutions, health education and healthcare research consulting services to mental health hospitals and organizations, including government agencies, integrated health networks, managed care entities and pharmaceutical manufacturers. On March 11, 2022, the Company redomiciled to Delaware. The Company’s corporate office is located in Carmel, Indiana.

Basis of Presentation

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”).

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that may affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Concentrations of Credit Risk

The Company maintains cash in bank deposit accounts, the balances of which at times may exceed federally insured limits. Accounts are guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000 under current regulations. The Company had $410,963 and $1,032,827 cash in excess of FDIC insured limits at December 31, 2025 and 2024, respectively. The Company has not experienced any losses in such accounts.

Fair Value of Financial Instruments

Accounting Standards Codification (“ASC”) 820 defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures. The three levels are defined as follows:

-	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.
-	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

F-7

-	Level 3 inputs to valuation methodology are unobservable and significant to the fair measurement.

The carrying value of the Company’s financial assets and liabilities, such as cash, accounts receivable and accounts payable are estimated by management to approximate fair value primarily due to the short-term nature of the instruments. The Company’s advances from related party approximates the fair value of such instruments based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangements at December 31, 2025 and December 31, 2024.

Cash and Cash Equivalents

Cash equivalents include money market accounts which have maturities of three months or less when acquired. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. Cash equivalents are stated at cost plus accrued interest, which approximates market value. There were $1,169,450 and $1,749,977 cash equivalents on hand at December 31, 2025 and 2024, respectively, consisting of certificates of deposit with maturities of three months or less.

Accounts Receivable

Accounts receivable is carried at their estimated collectible amounts. Accounts receivable is periodically evaluated for collectability based on past credit history with customers and their current financial condition. The Company had an allowance of $5,520 at December 31, 2025 and December 31, 2024.

Property and Equipment

Property and equipment is stated at cost, less accumulated depreciation. The cost of office equipment is depreciated using the straight-line method based on a five-year life expectancy.

Repairs and maintenance expenditures are charged to operations as incurred. Major improvements and replacements, which extend the useful life of an asset, are capitalized and depreciated over the remaining estimated useful life of the asset. When assets are retired or sold, the cost and related accumulated depreciation are eliminated, and any resulting gain or loss is reflected in operations.

Impairment of Long-Lived Assets

In accordance with the provisions of ASC Topic 360, “Impairment or Disposal of Long-Lived Assets”, all long-lived assets such as property and equipment held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is evaluated by a comparison of the carrying amount of an asset to its estimated future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets.

Leases

The Company accounts for its leases under ASC 842 - Leases. The Company determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets, current portion of obligations under operating leases, and obligations under operating leases, non-current on the Company’s balance sheets.

Operating lease ROU assets and operating lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at commencement date, adjusted by the deferred rent liabilities at the adoption date. As the Company’s lease does not provide an implicit rate, the Company uses its incremental borrowing rate based on the information available at commencement date in determining the present value of future payments. The operating lease ROU asset also includes any lease payments made and excludes lease incentives and initial direct costs incurred. The Company’s terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Operating lease expense is recognized on a straight-line basis over the lease term.

F-8

Segment Reporting

ASC Topic 280, “Segment Reporting,” requires annual and interim reporting for an enterprise’s operating segments and related disclosures about its products, services, geographic areas and major customers. An operating segment is defined as a component of an enterprise that engages in business activities from which it may earn revenues and expenses, and about which separate financial information is regularly evaluated by the chief operating decision maker in deciding how to allocate resources. In November 2023, the FASB issued ASU No. 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosure.” The ASU updates reportable segment disclosure requirements, primarily through requiring enhanced disclosures about significant segment expenses and information used to assess segment performance. The amendments do not change how segments are determined, aggregated, or how thresholds are applied to determine reportable segments. The Company adopted ASU No. 2023-07 during the year ended December 31, 2025.

Segment information is prepared on the same basis that our CEO, who is our Chief Operating Decision Maker (“CODM”), manages our segments, evaluates financial results, and makes key operating decisions. We have one reportable operating segment, Healthcare services. The reportable segment derives its revenue from a variety of services primarily to state and federal health authorities. Our CODM uses net income to evaluate and make key operating decisions. The Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606, the core principle of which is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to receive in exchange for those goods or services. To achieve this core principle, five basic criteria must be met before revenue can be recognized: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to performance obligations in the contract; and (5) recognize revenue when or as the Company satisfies a performance obligation.

The Company accounts for revenues when both parties to the contract have approved the contract, the rights and obligations of the parties are identified, payment terms are identified, and collectability of consideration is probable. Payment terms vary by client and the services offered.

The Company has the following main forms of revenue:

–	Healthcare Workforce;
–	Population Health
–	Digital Health
–	Behavioral and Mental Health Services
–	Health Education

The Company primarily provides its services to state health and social service agencies and universities. Healthcare Workforce, Health Education and Behavioral Mental Health Service contracts are primarily accounted for as a single performance obligation satisfied over time because the customer simultaneously receives and consumes the benefits of our medical staffing on an hourly or daily basis. Population Health and Digital Health contracts generally consist of multiple performance obligations that are distinct, such as to provide data analytics and reporting, training, or develop technology for implementation and maintenance with the customer. The Company allocates the transaction price across the performance obligations based on the estimated fair value of the distinct performance obligations. Depending on the performance obligation, revenue is recognized at a point in time when the customer obtains the benefit of the services are provide, or over time in the case of digital health revenue where the customer simultaneously receives and consumes benefits of the contract, such as ongoing performance of our technology product.

The contracts generally stipulate bi-weekly or monthly billing, and the Company has elected the “as invoiced” practical expedient to recognize revenue based on the hours incurred at the contractual rate as the Company has the right to payment in an amount that corresponds directly with the value of performance completed to date. The Company may also be subject to penalties for violations of certain ethical standards and non-performance measures within these state contracts. The Company recognizes revenue net of penalties.

F-9

Disaggregated revenue data

The Company’s revenue consists of the following revenue services within its industry:

	Year Ended
	December 31, 2025	December 31, 2024
Net revenues:
Healthcare workforce	$1,902,700	$5,896,433
Population health	5,323,273	2,068,804
Behavioral and mental health	-	16,845
Net revenues	$7,225,973	$7,982,082

Cost of Services

The cost of services includes wages and related payroll taxes, employee benefits and certain other employee-related costs of the Company’s contract service employees, while the employees work on contract assignments.

Significant Concentrations

The majority of accounts receivable and revenue contracts are between the Company and different divisions within the Indiana Family and Social Services Administration (“ FSSA”). Most contracts require monthly payments as the projects progress. The Company generally does not require collateral or advance payments. For the years ended December 31, 2025 and 2024, FSSA accounted for approximately 35% and 61% of revenues, respectively, which was derived through a combination of divisions within the State of Indiana, including the FSSA-NeuroDiagnostic Institute, representing $2,562,717 and $4,567,637 of the Company’s Healthcare Workforce revenue for the years ended December 31, 2025 and 2024, respectively, and the FSSA-Division of Mental Health and Addiction and FSSA-HSCP, representing $1,507,254 and $312,000 of the Company’s Population Health revenues for the years ended December 31, 2025 and 2024, respectively. Additionally, for the year ended December 31, 2025, Humana, Inc accounted for approximately 37% and 74% of the Company’s revenue and accounts receivable, respectively. In addition, the combined divisions of the FSSA, Coordinated Care Corporation (doing business as Managed Health Services, owed 11% of the Company’s accounts receivable at December, 2025. The combined divisions of the FSSA (NeuroDiagnostic Institute and Division of Mental Health and Addiction), owned 56% and one other customer represented 11%, of the Company’s accounts receivable respectively, at December 31, 2024.

Stock-Based Compensation

The Company accounts for equity instruments issued to employees and non-employees in accordance with the provisions of ASC 718 Stock Compensation (“ASC 718”). All transactions in which the consideration provided in exchange for the purchase of goods or services consists of the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

Basic and Diluted Loss Per Share

Basic earnings per share (“EPS”) are computed by dividing net income (the numerator) by the weighted average number of common shares outstanding for the period (the denominator). Weighted average shares for basic EPS are calculated based on weighted average Class A and Class B shares outstanding. Diluted EPS is computed by dividing net income by the weighted average number of common shares and potential common shares outstanding (if dilutive) during each period. Potential common shares include stock options, warrants, conversion of Class B shares and restricted stock. The number of potential common shares outstanding relating to stock options, warrants, conversion of Class B shares and restricted stock is computed using the treasury stock method. For the periods presented, potential dilutive securities had an anti-dilutive effect and were not included in the calculation of diluted net loss per common share.

F-10

Income Taxes

The Company accounts for income taxes under the Financial Accounting Standards Board (“FASB”) ASC 740 Income Taxes (“ASC 740”), which requires use of the liability method. FASB ASC 740-10-25 provides that deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided for significant deferred tax assets when it is more likely than not, that such asset will not be recovered through future operations.

Uncertain Tax Positions

In accordance with ASC 740, the Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be capable of withstanding examination by the taxing authorities based on the technical merits of the position. These standards prescribe a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. These standards also provide guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.

Various taxing authorities may periodically audit the Company’s income tax returns. These audits include questions regarding the Company’s tax filing positions, including the timing and amount of deductions and the allocation of income to various tax jurisdictions. In evaluating the exposures connected with various tax filing positions, including state and local taxes, the Company records allowances for probable exposures. A number of years may elapse before a particular matter, for which an allowance has been established, is audited and fully resolved. The Company has not yet undergone an examination by any taxing authorities. The Company recognizes interest and penalties related to uncertain tax positions, if any, as an income tax expense.

The assessment of the Company’s tax position relies on the judgment of management to estimate the exposures associated with the Company’s various filing positions.

Recent Accounting Standards

From time to time, new accounting pronouncements are issued by the FASB that are adopted by the Company as of the specified effective date.

In November 2023, the Financial Accounting Standard Board (“FASB”) issued ASU 2023-07, Improvements to Reportable Segment Disclosures, which amends the existing segment reporting guidance (ASC Topic 280) to improve reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses that are regularly provided to the CODM and included within each reported measure of segment profit or loss, an amount for other segment items by reportable segment and a description of its composition, the title and position of the CODM and an explanation of how the CODM uses the reported measure(s) of segment profit or loss in assessing segment performance and deciding how to allocate resources. The amendments in this update were effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024.

The Company adopted this standard on a retrospective basis within our annual report for the year ended December 31, 2024, with no material impact to our financial statements.

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

F-11

Note 2 – Going Concern

As shown in the accompanying financial statements, as of December 31, 2025, the Company had a cash balance of $1,614,733, working capital of $2,063,791 and an accumulated deficit of $9,720,526 since inception. The Company is too early in its development stage to project revenue with a necessary level of certainty. Therefore, the Company may not have sufficient funds to sustain its operations for the next twelve months from the issuance date of these financial statements and may need to raise additional cash to fund its operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The Company has commenced sales and continues to develop its operations. In the event sales do not materialize at the expected rates, management would seek additional financing or would attempt to conserve cash by further reducing expenses. There can be no assurance that the Company will be successful in achieving these objectives.

The Company continues to pursue sources of additional capital through debt and financing transactions or arrangements, including equity financing or other means. The Company may not be successful in identifying suitable funding transactions in a sufficient time period or at all and may not obtain the required capital by other means. If the Company does not succeed in raising additional capital, resources may not be sufficient to fund its business. The Company’s ability to scale production and distribution capabilities and further increase the value of its brands, is largely dependent on its success in raising additional capital. From January through April of 2023, the Company raised a total of $1,455,000 of capital from the sale of convertible notes. On October 3, 2023, the Company completed its IPO and received net proceeds of approximately $5,332,283. In October 2023, the convertible notes were converted into Class A common stock in accordance with the terms of the convertible promissory notes as a result of the IPO. On September 11, 2024, the Company completed a public offering and received net proceeds of $1,619,021.

The financial statements do not include any adjustments that might result from the outcome of any uncertainty as to the Company’s ability to continue as a going concern. These financial statements also do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 – Related Party Transactions

Director Fees

As of December 31, 2025, the Company owed a total of $72,000 in fees payable to directors. This amount is presented within accounts payable, related parties.

Office Lease

The Company leases its current corporate headquarters under a nine months lease from STVentures, LLC (“ STVentures”), an entity beneficially owned by the principal owners and the management team of Syra and their affiliates. The lease commenced on July 1, 2021 and as amended on May 1, 2022, provided for a base monthly rent of $10,711. The lease was further amended on June 26, 2024, and provides for a base monthly rent of $11,209. The lease was also amended on March 3, 2025 and in July 2025 and provides for a base monthly rent of $11,209 through June 30, 2027. The lease was further amended on July 1, 2025, and provides for a base monthly rent of $5,580 from September 1, 2025 through May 31, 2026. A total of $111,990 and $131,516 is included in selling, general and administrative expenses for the year ended December 31, 2025 and 2024, respectively. An unpaid balance of $0 was outstanding at December 31, 2025, and December 31, 2024.

Information Technology (“IT”) Services

The Company incurred a total of $340,757 and $22,233 of services from RAD CUBE LLC, which is an entity beneficially owned by the principal owners and the management team of Syra and their affiliates, for outsourced IT services which have been presented within selling, general and administrative expenses in the statements of operations during the years ended December 31, 2025 and 2024, respectively. An unpaid balance of $0 was outstanding at December 31, 2025, and December 31, 2024, respectively, as presented within accounts payable, related parties.

F-12

Recruitment and Human Resource Services

For the year ended December 31, 2025, the Company paid a total of $155,106 and $250,669 for services from NLogix IT Services Private Limited and SKL Demand Private Limited, respectively, which are entities beneficially owned by the principal owners and the management team of Syra and their affiliates. Of these costs $280,055 are included in professional services, $68,149 in selling, general and administrative expenses, and $57,571 in research and development expenses in the statement of operations during the year ended December 31, 2025.

For the year ended December 31, 2024, the Company paid a total of $530,843 for services from NLogix IT Services Private Limited, which is an entity beneficially owned by the principal owners and the management team of Syra and their affiliates Of these costs $77,762 are included in cost of services and $453,082 in selling, general and administrative expenses, in the statement of operations during the year ended December 31, 2024.

Note 4 – Basic and Diluted Earnings per Share

During the years ended December 31, 2025 and 2024, the Company used the two-class method to compute net loss per common share because it had issued securities, other than a single class of common stock, that contractually entitled the holders to participate in dividends and earnings. These participating securities included the Company’s Class A common stock, which was authorized pursuant to the Company’s amendment to its Certificate of Incorporation on May 2, 2022, and convertible Class B common stock which are entitled to share equally, on a per share basis, in all assets of the Company of whatever kind available for distribution to the holders of common stock. The two-class method requires earnings for the period to be allocated between common stock and participating securities based upon their respective rights to receive distributed and undistributed earnings.

Under the two-class method, for periods with net income, basic net income per common share is computed by dividing the net income attributable to common stockholders by the weighted average number of shares of common stock outstanding during the period. Net income attributable to common stockholders is computed by subtracting from net income the portion of current period earnings that the participating securities would have been entitled to receive pursuant to their dividend rights had all of the period’s earnings been distributed. No such adjustment to earnings is made during periods with a net loss, as the holders of the participating securities have no obligation to fund losses.

The Company reports the more dilutive of the approaches (two-class or “if-converted”) as its diluted net income per share during the period. For the periods presented, potential dilutive securities had an anti-dilutive effect and were not included in the calculation of diluted net loss per common share.

Common shares consisting of shares potentially dilutive that are excluded from the calculated of diluted earnings per share because they are anti-dilutive as of December 31, 2025 and 2024 are as follows:

	December 31, 2025	December 31, 2024
Warrants	8,172,842	8,192,967
Stock options	559,637	223,599
Total	8,732,479	8,416,566

Note 5 – Other Current Assets

Other current assets included the following as of December 31, 2025 and December 31, 2024:

	December 31,	December 31,
	2025	2024
Prepaid expenses and other current assets	205,423	276,563
Total other current assets	$205,423	$276,563

F-13

Note 6 – Property and Equipment

Property and equipment at December 31, 2025 and December 31, 2024, consisted of the following:

	December 31,	December 31,
	2025	2024
Office equipment – 5 year estimated life	$87,065	$86,958
Leasehold improvements – 2 year estimated life	60,783	60,783
Furniture and fixtures – 7 year estimated life	6,170	6,170
Less: Accumulated depreciation	(147,032)	(126,564)
Total property and equipment, net	$6,986	$27,347

Depreciation of property and equipment was $20,468 and $62,738 for the years ended December 31, 2025 and 2024, respectively.

Note 7 – Accrued Expenses

Accrued expenses at December 31, 2025 and December 31, 2024, consisted of the following:

	December 31,	December 31,
	2025	2024
Accrued payroll and taxes	$141,997	$202,038
Accrued expenses	52,824	28,345
Total accrued expenses	$194,821	$230,383

The Company provides postretirement benefits pursuant to IRS code section 401(k) for employees meeting specified criteria. The Company matches 100% of the employees’ contributions that are not in excess of 2% of the employee’s contributions. These matching contributions are fully vested and paid pursuant to the employees’ bi-weekly or semi-monthly pay periods. The Company does not prefund these benefits and has the right to modify or terminate certain of these benefits in the future. For the year ended December 31, 2025, the Company incurred $53,782 of IRA contribution expenses pursuant to the Company’s matching contributions, including $0, as accrued at December 31, 2025. For the year ended December 31, 2024, the Company incurred $103,760 of IRA contribution expenses pursuant to the Company’s matching contributions, including $0, as accrued at December 31, 2024.

Note 8 – Lease

The Company leases its current corporate headquarters under a five month lease from STVentures, a related party. The lease, as amended on May 1, 2022 to expand its office space from 2,976 square feet to approximately 5,978 square feet, commenced on July 1, 2021, and provides for a base monthly rent of $10,711, as increased from $5,332 per month. The lease was further amended on June 26, 2024 and March 3, 2025 and provides for a base monthly rent of $11,209 per month, over a fourteen month term of the lease commencing on July 1, 2024 through August 31, 2025. The lease was further amended on July 1, 2025, and provides for a base monthly rent of $5,580 from September 1, 2025 through May 31, 2026. The Company occupies the space for executive and administrative offices. Rent expense for the year ended December 31, 2025 and 2024 was $111,990 and $131,516, which is included in selling, general and administrative expenses within the statements of operations.

The components of lease expense were as follows:

	For the Year Ended
	December 31,
	2025	2024
Operating lease cost:
Amortization of ROU asset	$107,973	$116,266
Interest on lease liability	4,017	15,250
Total operating lease cost	$111,990	$131,516

F-14

Supplemental balance sheet information related to leases was as follows:

	December 31,	December 31,
	2025	2024
Operating lease:
Operating lease assets	$27,401	$299,190

Current portion of operating lease liability, related party	$27,401	111,978
Noncurrent operating lease liability, related party	-	187,212
Total operating lease liability	$27,401	$299,190

Weighted average remaining lease term:
Operating leases	0.42 years	2.50 years

Weighted average discount rate:
Operating lease	7.25%	9.25%

The following payments are required under leases as of December 31, 2025:

		Remaining
	Operating	Term in
	Lease	Years
2026	27,900
2027	-
Total lease payments	27,900
Less: imputed interest	(499)
Present value of lease liability	27,401	0.42

Note 9 – Notes Payable

Insurance Notes Payable

In 2024, the Company entered into two insurance policy financing arrangements to purchase various insurance policies. The total principal of these arrangements was $378,659 with interest rates of 10.350% and 10.50% and monthly payments of $11,783 and $19,171 due through July 2025. The Company made principal repayments of $152,887 and incurred interest expense of $4,878 during the year ended December 31, 2025. The Company made principal repayments of $225,773 and incurred interest expense of $9,436 during the year ended December 31, 2024. As of December 31, 2025 and December 31, 2024, the remaining balance was $0 and $152,887, respectively.

In 2025, the Company entered into two insurance policy financing arrangements to purchase various insurance policies. The total principal of this arrangement was $311,118 with interest rates of 10.30% and 9.70% and monthly payments of $9,985 and 15,612 due through July 2026. The Company made principal repayments of $194,732 and incurred interest expense of $6,262 during the year ended December 31, 2025. As of December 31, 2025, the remaining balance was $116,386.

The Company recognized interest expense on notes payable of $11,140 and $15,600 for the year ended December 31, 2025 and 2024, respectively.

F-15

Note 10 – Commitments and Contingencies

Legal Contingencies

From time to time, we may be involved in various disputes and litigation matters that arise in the ordinary course of business. The Company is currently not a party to any material legal proceedings.

In January 2024, a former employee filed a wrongful termination lawsuit against the Company in the U.S. District Court, Southern District of Indiana. This case was settled on January 15, 2025 with no material impact to the Company.

Commitments

On July 1, 2025, the Company entered into a consulting agreement with a former member of the Board of Directors for services related to developing a new strategic plan for the Company and identifying and hiring a new CEO. The agreement is in effect through September 30, 2025, and allows for a monthly cash fee of $5,000 per month, and awarded 25,000 Class A common stock options and 25,000 restricted stock units (“RSU’s”) of the Company’s Class A common stock to the consultant. Both the options and RSU’s fully vest upon Board approval of the new strategic plan and delivery of final CEO recommendations to the Board. The stock options and RSU’s will also vest in the event of a change of control of the Company.

On December 15, 2025, the Board of Directors of the Company appointed Gregory R. Alexander as Chief Executive Officer of the Company and entered into an employment agreement with Mr. Alexander, effective January 5, 2026 (the “Alexander Employment Agreement”). Under the terms of the Alexander Employment Agreement, Mr. Alexander is entitled to receive an annual base salary of $251,000 and an annual performance bonus with a target amount equal to 30% of his annual base salary based upon the Board’s assessment of Mr. Alexander’s and the Company’s attainment of goals as set by the Board in its sole discretion. In accordance with the Alexander Employment Agreement, Mr. Alexander will also be granted 110,537 restricted stock units, 20% of which vest one year after date of grant and the remainder which vest equally over 4 years beginning one year after date of grant. Additionally, he will be granted stock options to purchase 257,920 shares of Class A common stock with 20% vesting on December 31, 2026 and the remainder vesting equally on an annual basis through December 31, 2030 as well as 368,458 performance stock units, subject to achievement of performance targets to be determined. In addition, the Alexander Employment Agreement contains non-competition and non-solicitation provisions.

Note 11 – Changes in Stockholders’ Equity

Class A Common Stock

The Company has 100,000,000 authorized shares of $0.001 par value Class A common stock, and 11,339,169 shares were issued and outstanding as of December 31, 2025.

During the year ended December 31, 2025, two investors exercised 23,125 warrants to purchase Class A Common stock pursuant to which the Company received cash proceeds of $14,800.

On January 15, 2025, a total of 233,334 shares of Class B Common Stock previously held by the Company’s Executive Chairman and President, Sandeep Allam, upon his passing, automatically converted into 2,333,340 shares of Class A common stock according to the terms of the Company’s Certificate of Incorporation.

During the year ended December 31, 2024, two investors exercised 130,789 warrants to purchase Class A Common stock pursuant to which the Company received cash proceeds of $850,129.

During the year ended December 31, 2024, the Company issued 50,000 shares pursuant to the restricted stock award from November 2023. These shares vest quarterly over a one-year period. The Company recognized expense of $56,625 for these awards and expects to recognize an additional $10,753 through the end of the vesting period.

On September 11, 2024, the Company completed a public offering of an aggregate of (i) 3,203,125 shares of Class A common stock of the Company, par value $0.001 per share (the “Common Stock”), (ii) eighteen-month warrants (the “Series A Warrants”) to purchase up to an aggregate of 3,203,125 shares of Common Stock at an exercise price of $0.64 per share, and (iii) five-year warrants (the “Series B Warrants” and, together with the Series A Warrants, the “Warrants”) to purchase up to an aggregate of 3,203,125 shares of Common Stock at an exercise price of $0.64 per share, at an offering price of $0.64 per share of Common Stock and related Warrants, for aggregate gross proceeds of $2,050,000.00. The Company issued to Rodman or its designees warrants to purchase up to an aggregate of 160,156 shares of Common Stock, at an exercise price of $0.80 per share and an expiration date of September 11, 2029. The Company received net cash proceeds of $1,619,021 after offering expenses. The Series A Warrants expire 18 months from the date of the offering, and the Series B Warrants expire on September 11, 2029.

The estimated fair value of the warrants issued in connection with the public offering was estimated using a Black-Scholes option pricing model and the following assumptions: 1) dividend yield of 0%; 2) risk-free rate of 3.45% to 3.62%; 3) volatility of 127% to 138%; 4) a common stock price of $0.80, and 5) a contractual term of 1.5 to 5 years. The fair value of the Class A Warrants was $1,677,768, the estimated fair value of the Class B Warrants was $2,235,055 and the estimated fair value of the underwriter warrants was $109,728. The fair value of the warrants was recognized as a cost of capital related to the public offering.

On October 18, 2024, the Company received a Notice from Nasdaq Stock Market LLC (“Nasdaq”) indicating that the bid price for its Class A common stock, for the last 30 consecutive business days for the last thirty consecutive business days, had closed below the minimum $1.00 per share and, as a result, the Company was not in compliance with the $1.00 minimum bid price requirement (the “Minimum Bid Price Requirement”) for the continued listing on the Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a)(2).

On April 11, 2025, the Company voluntarily delisted its Class A common stock from the Nasdaq Capital Market. Our common stock is listed on The OTC QB Market.

On June 13, 2025, the Board of Directors of Syra Health Corp. (the “Company”) approved the termination for cause of the employment agreement between Deepika Vuppalanchi, the Company’s CEO.

F-16

On June 16, 2025, the Board of Directors of the Company appointed Priya Prasad, the Company’s CFO and COO, as interim CEO. The Company agreed to pay Ms. Prasad an interim CEO allowance of $6,100 per month, and award 122,000 shares of Class A common stock, which vest upon milestones being met as determined by the Board, including appointment of a permanent CEO, retention of key staff, stabilization of client relationships and adoption of an updated strategic plan for the Company. As of December 31, 2025, the Board determined that achievement of the milestones was not probable, and accordingly, no stock-based compensation expense has been recognized related to this award.

On July 1, 2025, the Company entered into a consulting agreement with a former member of the Board of Directors for services related to developing a new strategic plan for the Company and identifying and hiring a new CEO. The agreement is in effect through December 31, 2025, and the Company awarded 25,000 restricted stock units (“RSU’s”) of the Company’s Class A common stock to the consultant. As of December 31, 2025, the Board determined that achievement of the milestones was completed, however, no options were issued and stock-based compensation expense has been recognized related to this award.

On August 13, 2025, the Company appointed a new director to the Board of Directors of the Company. In connection with the appointment, the director will receive $20,000 in annual cash compensation and receive an equity award representing 0.25% of the Company’s fully diluted Class A Common Stock in the form of stock options as of December 31, 2025. As of December 31, 2025, a grant date had not been established as the terms of the award had not been finalized.

During the year ended December 31, 2025, the Company issued 3,500 shares of Class A common stock to several employees in exchange for services rendered. The Company recognized stock-based compensation expense equal to the fair value of the shares on the grant date.

During the year ended December 31, 2025, the Company recognized stock-based compensation expense of $60,056 related to the amortization of stock options granted to employees and consultants.

Additionally, the Company recognized $38,498 of stock-based compensation expense related to the amortization of Class A common stock options issued for services.

Class A Common Stock Warrants

The following is a summary of activity of outstanding stock warrants:

		Weighted Average
	Number of Shares	Exercise Prices
Balance, December 31, 2024	8,195,967	$1.78
Warrants granted	-	-
Warrants exercised	(23,125)	0.64
Warrants cancelled	-	-
Balance, December 31, 2025	8,172,842	$1.79
Exercisable, December 31, 2025	8,172,842	$1.79

The warrants had a weighted average remaining life of 2.16 years and no intrinsic value as of December 31, 2025.

Convertible Class B Common Stock

The Company has 5,000,000 authorized shares of $0.001 par value convertible Class B common stock and had 600,000 shares issued and outstanding as of December 31, 2025, as retrospectively applied, pursuant to the Company’s subsequent recapitalization in 2022 and effective as of May 3, 2022, whereby the founders exchanged their 83,334 Founders Shares for 833,334 shares of convertible Class B common stock.

F-17

On January 15, 2025, a total of 233,334 shares of Class B Common Stock previously held by the Company’s Executive Chairman and President, Sandeep Allam, automatically converted into 2,333,340 shares of Class A common stock according to the terms of the Company’s Certificate of Incorporation

Note 12 – Common Stock Options

Omnibus Equity Incentive Plan

On April 11, 2022, the Company’s board of directors adopted, and the Company’s stockholders approved, the Syra Health Corp. 2022 Omnibus Equity Incentive Plan, as amended on April 19, 2023 (as amended, the “2022 Plan”). No more than 1,041,667 shares of the Company’s Class A common stock shall be issued pursuant to the exercise of incentive stock options under the 2022 Plan.

Class A Common Stock Option Awards

During the year ended December 31, 2024, the Company granted options to purchase an aggregate 42,000 shares of the Company’s Class A common stock to employees at an exercise price ranging from $1.28 to $1.88 per share for terms of 10 years and 5 years under the 2022 Plan. These options will vest 25% on each anniversary, and 25% quarterly, until fully vested. The options had no intrinsic value. The aggregate estimated value using the Black-Scholes Pricing Model, based on an expected terms of 6.25 and 3.54 years, a weighted average volatility rate ranging from 109% to 126%, a weighted average risk-free interest rate ranging from 3.82% to 4.63%, and a weighted average call option value ranging from $0.331 to $1.450, was $79,383. The expected term was estimated using the simplified method allowed under SEC Staff Accounting Bulletin 107 (“SAB 107”).

During the year ended December 31, 2025 and 2024, the Company recognized expense of $60,051 and $59,803 related to common stock options. As of December 31, 2025, a total of $99,253 of unamortized expenses are expected to be expensed over the vesting period.

During the year ended December 31, 2025, the Company granted options to purchase an aggregate 321,038 shares of the Company’s Class A common stock at an exercise price ranging from $0.0700 to $0.7386 per share for terms of 10 years under the 2022 Plan. These options will vest 25% on each anniversary, and 25% quarterly, until fully vested. The Company recognized expense of $38,503 for these awards during the year ended December 31, 2025, and expects to recognize an additional $13,988 through the end of the vesting period.

On July 1, 2025, the Company entered into a consulting agreement with a former member of the Board of Directors for services related to developing a new strategic plan for the Company and identifying and hiring a new CEO. The agreement is in effect through September 30, 2025, and the Company awarded 25,000 Class A common stock options of the Company’s Class A common stock to the consultant at an exercise price of $0.12 per share. The aggregate estimated value using the Black-Scholes Pricing Model, based on an expected term of 6.25 years, a weighted average volatility rate of 124%, a weighted average risk-free interest rate of 3.94%, and a weighted average call option value of $0.11, was $2,679. As of December 31, 2025, the Board determined that achievement of the milestones was not probable, and accordingly, no stock-based compensation expense has been recognized related to this award.

On August 13, 2025, the Company appointed a new director to the Board of Directors of the Company. In connection with the appointment, the director will receive $20,000 in annual cash compensation and receive an equity award representing 0.25% of the Company’s fully diluted Class A Common Stock as of December 31, 2025, with 50% of such award in the form of restricted stock units and 50% in common stock options. As of December 31, 2025, a grant date had not been established because the terms of the award had not yet been finalized.

F-18

The following is a summary of activity of outstanding stock options:

		Weighted Average
	Number of Shares	Exercise Prices
Balance, December 31, 2024	223,599	$1.32
Options granted	346,038	0.19
Options forfeited	(10,000)	1.28
Balance, December 31, 2025	559,637	$0.63
Exercisable, December 31, 2025	-	$-

The options had a weighted average remaining life of 9.11 years and no intrinsic value as of December 31, 2025.

Note 13 – Income Taxes

For the period from November 20, 2020 (inception) through December 31, 2025, the Company incurred a net operating loss and, accordingly, no provision for income taxes has been recorded. In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets. At December 31, 2025, the Company had approximately $9,060,000 of federal net operating losses. Under the Tax Cuts and Jobs Act of 2017, the net operating loss carry forwards can be carried forward indefinitely, however the deductions are limited to 80% of taxable income.

The effective income tax rate for the years ended December 31, 2025 and 2024 consisted of the following:

	December 31,	December 31,
	2025	2024
Federal statutory income tax rate	21%	21%
State income taxes	3%	3%
Change in valuation allowance	(24)%	(24)%
Net effective income tax rate	-	-

The components of the Company’s deferred tax asset are as follows:

	December 31,
	2025	2024
Deferred tax assets:
Net deferred tax assets before valuation allowance	$2,091,303	$1,900,457
Less: Valuation allowance	(2,091,303)	(1,900,457)
Net deferred tax assets	$-	$-

Based on the available objective evidence, including the Company’s history of its loss, management believes it is more likely than not that the net deferred tax assets will not be fully realizable. Accordingly, the Company provided for a full valuation allowance against its net deferred tax assets at December 31, 2025 and 2024, respectively.

In accordance with FASB ASC 740, the Company has evaluated its tax positions and determined there are no uncertain tax positions.

Note 14 – Subsequent Events

The Company evaluates events that have occurred after the balance sheet date through the date these financial statements were issued.

●	Executed a strategic transformation from a healthcare technology provider to a fully integrated healthcare solutions company, delivering end-to-end capabilities for government and commercial healthcare customers.
●	Won a new training contract to safeguard behavioral health workers from workplace violence, addressing a critical and growing need on the frontlines of care.
●	Scaled our live-agent HEDIS call center operations and expanded utilization nursing staff to meet demand from insurance company customers.
●	Launched a wellness program in collaboration with a public health department to protect employees from secondary trauma.
●	Submitted Syrenity for FDA approval under the FDA’s TEMPO pilot program, positioning the Company to participate in CMS’s ACCESS Model, a 10-year national initiative launching July 2026 that rewards improved patient outcomes in behavioral health.

F-19

SYRA HEALTH CORP.

BALANCE SHEETS

	June 30,	December 31,
	2026	2025
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$2,123,747	$1,614,733
Accounts receivable, net	1,470,023	918,374
Other current assets	153,384	205,423
Total current assets	3,747,154	2,738,530

Property and equipment, net	5,192	6,986
Right-of-use asset	77,644	27,401

Total assets	$3,829,990	$2,772,917

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$195,595	$247,520
Accounts payable, related party	125,000	72,000
Accrued expenses	220,333	194,821
Deferred revenue	505,886	16,611
Current portion of operating lease liability, related party	77,644	27,401
Notes payable	71,694	116,386
Total current liabilities	1,196,152	674,739

Non-current portion of operating lease liability, related party	-	-

Total liabilities	1,196,152	674,739

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000,000 shares authorized, no shares designated, issued and outstanding	-	-
Class A common stock, $0.001 par value, 100,000,000 shares authorized, 13,839,169 and 11,339,169 shares issued and outstanding, respectively	13,839	11,339
Convertible class B common stock, $0.001 par value, 5,000,000 shares authorized, 350,000 and 600,000 shares issued and outstanding, respectively	350	600
Additional paid-in capital	11,848,954	11,806,765
Accumulated deficit	(9,229,305)	(9,720,526)
Total stockholders’ equity	2,633,838	2,098,178

Total liabilities and stockholders’ equity	$3,829,990	$2,772,917

See accompanying notes to unaudited financial statements.

F-20

SYRA HEALTH CORP.

STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	2026	2025	2026	2025

Net revenues	$2,394,423	$1,946,199	$4,667,943	$3,803,973
Cost of services	1,328,120	1,193,304	2,630,385	2,461,922
Gross profit	1,066,303	752,895	2,037,558	1,342,051

Operating expenses:
Salaries and benefits	392,136	326,354	764,245	833,561
Professional services	138,019	164,939	325,160	388,965
Research and development expenses	47,351	29,712	54,272	66,885
Selling, general and administrative expenses	236,485	289,070	449,532	576,357
Depreciation	741	5,978	1,795	12,775
Total operating expenses	814,732	816,053	1,595,004	1,878,543

Operating income (loss)	251,571	(63,158)	442,554	(536,492)

Other income (expense):
Interest income	888	3,420	53,346	7,718
Interest expense	(2,217)	(3,858)	(4,679)	(7,087)
Total other income (expense)	(1,329)	(438)	48,667	631

Net income (loss)	$250,242	$(63,596)	$491,221	$(535,861)

Weighted average common shares outstanding - basic	13,175,433	11,939,169	12,560,716	11,764,086
Weighted average common shares outstanding - diluted	13,551,931	11,939,169	12,937,216	11,764,086
Net income (loss) per common share - basic and diluted	$0.02	$(0.01)	$0.04	$(0.05)

See accompanying notes to unaudited financial statements.

F-21

SYRA HEALTH CORP.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

For the Three & Six Months Ended June 30, 2026, and 2025

(Unaudited)

			Class A		Convertible Class B		Additional		Total Stockholders’
	Preferred Stock		Common Stock		Common Stock		Paid-in	Accumulated	Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)

Balance, December 31, 2024	-	$-	8,979,204	$8,979	833,334	$833	$11,692,952	$(8,824,193)	$2,878,571
Warrants exercised for cash	-	-	23,125	23	-	-	14,777	-	14,800
Conversion of Class B common stock to Class A common stock	-	-	2,333,340	2,333	(233,334)	(233)	(2,100)	-	-
Class A common stock issued for services	-	-	3,500	4	-	-	2,582	-	2,582
Stock options issued to employees and consultants	-	-	-	-	-	-	16,275	-	16,275
Stock options issued for directors’ fees	-	-	-	-	-	-	16,669	-	16,669
Net loss	-	-	-	-	-	-	-	(472,265)	(472,265)
Balance, March 31, 2025	-	$-	11,339,169	$11,339	600,000	$600	$11,741,155	$(9,296,458)	$2,456,636

Stock options issued to employees and consultants	-	-	-	-	-	-	13,980	-	13,980
Stock options issued for directors’ fees	-	-	-	-	-	-	7,143	-	7,143
Net loss	-	-	-	-	-	-	-	(63,596)	(63,596)
Balance, June 30, 2025	-	$-	11,339,169	$11,339	600,000	$600	$11,762,278	$(9,360,054)	$2,414,163

	Preferred Stock		Class A Common Stock		Convertible Class B Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Equity

Balance, December 31, 2025	-	$-	11,339,169	$11,339	600,000	$600	$11,806,765	$(9,720,526)	$2,098,178
Balance
Amortization of options - Employees & Consultants	-	-	-	-	-	-	22,847	-	22,847
Amortization of Class A common stock options issued for services							497	-	497
Net income	-	-	-	-	-	-	-	240,979	240,979
Balance, March 31, 2026	-	-	11,339,169	11,339	600,000	600	11,830,109	(9,479,547)	2,362,501

Conversion of Class B common stock to Class A common stock	-	-	2,500,000	2,500	(250,000)	(250)	(2,250)	-	-
Amortization of options - Employees & Consultants	-	-	-	-	-	-	20,598	-	20,598
Amortization of Class A common stock options issued for services							497	-	497
Net income	-	-	-	-	-	-	-	250,242	250,242
Balance, June 30, 2026	-	$-	13,839,169	$13,839	350,000	$350	$11,848,954	$(9,229,305)	$2,633,838

See accompanying notes to unaudited financial statements.

F-22

SYRA HEALTH CORP.

STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Six Months Ended
	June 30,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$491,221	$(535,861)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	1,795	12,775
Common stock issued for services	-	2,586
Stock-based compensation	44,439	54,067
Changes in operating assets and liabilities:
Accounts receivable	(551,649)	(205,534)
Other current assets	141,516	157,985
Right-of-use asset	29,877	277,029
Accounts payable	(51,926)	455,366
Accounts payable, related party	53,000	-
Deferred revenue	489,275	250,000
Accrued expenses	25,512	(105,630)
Operating lease liability	(29,877)	(277,029)
Net cash provided by operating activities	643,183	85,754

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	-	-
Net cash used in investing activities	-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock and exercise of warrants	-	14,800
Repayments on notes payable	(134,169)	(190,035)
Net cash used in financing activities	(134,169)	(175,235)

NET CHANGE IN CASH AND CASH EQUIVALENTS	509,014	(89,481)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	1,614,733	2,395,405
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$2,123,747	$2,305,924

SUPPLEMENTAL INFORMATION:
Interest paid	$4,679	$7,087
Income taxes paid	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:

Conversion of Class B common stock to Class A common stock	$2,500	$2,333
Recognition of right-of-use asset and lease liability	$80,120	$-
Prepaid asset financed with note payable	$89,477	$123,866

See accompanying notes to unaudited financial statements.

F-23

SYRA HEALTH CORP.

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

Note 1 – Nature of Business and Significant Accounting Policies

Nature of Business

Syra Health Corp. (“Syra” or the “Company”) was incorporated in the state of Indiana on November 20, 2020 to provide workforce staffing solutions, health education and healthcare research consulting services to mental health hospitals and organizations, including government agencies, integrated health networks, managed care entities and pharmaceutical manufacturers. On March 11, 2022, the Company redomiciled to Delaware. The Company’s corporate office is located in Carmel, Indiana.

Basis of Presentation

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”).

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that may affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Concentrations of Credit Risk

The Company maintains cash in bank deposit accounts, the balances of which at times may exceed federally insured limits. Accounts are guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000 under current regulations. The Company had $966,286 and $410,963 cash in excess of FDIC insured limits at June 30, 2026, and December 31, 2025, respectively. The Company has not experienced any losses in such accounts.

Fair Value of Financial Instruments

Accounting Standards Codification (“ASC”) 820 defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures. The three levels are defined as follows:

-	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.
-	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.
-	Level 3 inputs to valuation methodology are unobservable and significant to the fair measurement.

The carrying value of the Company’s financial assets and liabilities, such as cash, accounts receivable and accounts payable are estimated by management to approximate fair value primarily due to the short-term nature of the instruments. The Company’s advances from related party approximates the fair value of such instruments based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangements at June 30, 2026, and December 31, 2025.

Cash and Cash Equivalents

Cash equivalents include money market accounts which have maturities of three months or less when acquired. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. Cash equivalents are stated at cost plus accrued interest, which approximates market value. There were $1,704,427 and $1,169,450 cash equivalents on hand at June 30, 2026, and December 31, 2025, respectively, consisting of certificates of deposit with maturities of three months or less.

F-24

Accounts Receivable

Accounts receivable is carried at their estimated collectible amounts. Accounts receivable is periodically evaluated for collectability based on past credit history with customers and their current financial condition. The Company had an allowance of $5,520 at June 30, 2026, and December 31, 2025.

Property and Equipment

Property and equipment is stated at cost, less accumulated depreciation. The cost of office equipment is depreciated using the straight-line method based on a  five-year life expectancy.

Repairs and maintenance expenditures are charged to operations as incurred. Major improvements and replacements, which extend the useful life of an asset, are capitalized and depreciated over the remaining estimated useful life of the asset. When assets are retired or sold, the cost and related accumulated depreciation are eliminated, and any resulting gain or loss is reflected in operations.

Impairment of Long-Lived Assets

In accordance with the provisions of ASC Topic 360, “Impairment or Disposal of Long-Lived Assets”, all long-lived assets such as property and equipment held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is evaluated by a comparison of the carrying amount of an asset to its estimated future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets.

Leases

The Company accounts for its leases under ASC 842 - Leases. The Company determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets, current portion of obligations under operating leases, and obligations under operating leases, non-current on the Company’s balance sheets.

Operating lease ROU assets and operating lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at commencement date, adjusted by the deferred rent liabilities at the adoption date. As the Company’s lease does not provide an implicit rate, the Company uses its incremental borrowing rate based on the information available at commencement date in determining the present value of future payments. The operating lease ROU asset also includes any lease payments made and excludes lease incentives and initial direct costs incurred. The Company’s terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Operating lease expense is recognized on a straight-line basis over the lease term.

Segment Reporting

ASC Topic 280, “Segment Reporting,” requires annual and interim reporting for an enterprise’s operating segments and related disclosures about its products, services, geographic areas and major customers. An operating segment is defined as a component of an enterprise that engages in business activities from which it may earn revenues and expenses, and about which separate financial information is regularly evaluated by the chief operating decision maker in deciding how to allocate resources. In November 2023, the FASB issued ASU No. 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosure.” The ASU updates reportable segment disclosure requirements, primarily through requiring enhanced disclosures about significant segment expenses and information used to assess segment performance. The amendments do not change how segments are determined, aggregated, or how thresholds are applied to determine reportable segments. The Company adopted ASU No. 2023-07 during the year ended December 31, 2025.

Segment information is prepared on the same basis that our CEO, who is our Chief Operating Decision Maker (“CODM”), manages our segments, evaluates financial results, and makes key operating decisions. We have one reportable operating segment, Healthcare services. The reportable segment derives its revenue from a variety of services primarily to state and federal health authorities. Our CODM uses net income to evaluate and make key operating decisions. The Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

F-25

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606, the core principle of which is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to receive in exchange for those goods or services. To achieve this core principle, five basic criteria must be met before revenue can be recognized: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to performance obligations in the contract; and (5) recognize revenue when or as the Company satisfies a performance obligation.

The Company accounts for revenues when both parties to the contract have approved the contract, the rights and obligations of the parties are identified, payment terms are identified, and collectability of consideration is probable. Payment terms vary by client and the services offered.

The Company has the following main forms of revenue:

–	Healthcare Workforce;
–	Population Health
–	Digital Health
–	Behavioral and Mental Health Services
–	Health Education

The Company primarily provides its services to state health and social service agencies and universities. Healthcare Workforce, Health Education and Behavioral Mental Health Service contracts are primarily accounted for as a single performance obligation satisfied over time because the customer simultaneously receives and consumes the benefits of our medical staffing on an hourly or daily basis. Population Health and Digital Health contracts generally consist of multiple performance obligations that are distinct, such as to provide data analytics and reporting, training, or develop technology for implementation and maintenance with the customer. The Company allocates the transaction price across the performance obligations based on the estimated fair value of the distinct performance obligations. Depending on the performance obligation, revenue is recognized at a point in time when the customer obtains the benefit of the services are provide, or over time in the case of digital health revenue where the customer simultaneously receives and consumes benefits of the contract, such as ongoing performance of our technology product.

The contracts generally stipulate bi-weekly or monthly billing, and the Company has elected the “as invoiced” practical expedient to recognize revenue based on the hours incurred at the contractual rate as the Company has the right to payment in an amount that corresponds directly with the value of performance completed to date. The Company may also be subject to penalties for violations of certain ethical standards and non-performance measures within these state contracts. The Company recognizes revenue net of penalties.

Disaggregated revenue data

The Company’s revenue consists of the following revenue services within its industry:

	Six Months Ended
	June 30, 2026	June 30, 2025
Net revenues:
Healthcare workforce	$1,191,115	$1,017,664
Population health	3,476,828	2,786,309
Net revenues	$4,667,943	$3,803,973

F-26

	Three Months Ended
	June 30, 2026	June 30, 2025
Net revenues:
Healthcare workforce	$678,113	$362,447
Population health	1,716,310	1,583,752
Net revenues	$2,394,423	$1,946,199

Cost of Services

The cost of services includes wages and related payroll taxes, employee benefits and certain other employee-related costs of the Company’s contract service employees, while the employees work on contract assignments.

Significant Concentrations

The majority of accounts receivable and revenue contracts are between the Company and different divisions within the Indiana Family and Social Services Administration (“ FSSA”). Most contracts require monthly payments as the projects progress. The Company generally does not require collateral or advance payments.

For the six months ended June 30, 2026, FSSA accounted for approximately 18% of revenues, which was derived through a combination of divisions within the State of Indiana, including the FSSA-NeuroDiagnostic Institute, representing $248,413 of the Company’s Healthcare Workforce revenue for the six months ended June 30, 2026, and the FSSA-HSCP, representing $591,371 of the Company’s Population Health revenues for the six months ended June 30, 2026. For the six months ended June 30, 2026, Humana, Inc accounted for approximately 37% of the Company’s revenues. Additionally, for the six months ended June 30, 2026, and the year ended December 31, 2025, Humana, Inc accounted for approximately 40% and 47% of the Company’s accounts receivable, respectively. One other customer accounted for 24% of the Company’s accounts receivable at June 30, 2026. For the year ended December 31, 2025, the combined divisions of the FSSA, Coordinated Care Corporation (doing business as Managed Health Services, owed 11% of the Company’s accounts receivable at December 31, 2025.

For the six months ended June 30, 2025, FSSA accounted for approximately 35% of revenues, which was derived through a combination of divisions within the State of Indiana, including the FSSA-NeuroDiagnostic Institute, representing $607,985 of the Company’s Healthcare Workforce revenue for six months ended June 30, 2025, and the FSSA-Division of Mental Health and Addiction and FSSA-HSCP, representing $915,882 of the Company’s Population Health revenues for the six months ended June 30, 2025. Additionally, for the six months ended June 30, 2025, Humana, Inc accounted for approximately 24% of the Company’s Population Health revenue.

Stock-Based Compensation

The Company accounts for equity instruments issued to employees and non-employees in accordance with the provisions of ASC 718 Stock Compensation (“ASC 718”). All transactions in which the consideration provided in exchange for the purchase of goods or services consists of the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

Basic and Diluted Loss Per Share

Basic earnings per share (“EPS”) are computed by dividing net income (the numerator) by the weighted average number of common shares outstanding for the period (the denominator). Weighted average shares for basic EPS are calculated based on weighted average Class A and Class B shares outstanding. Diluted EPS is computed by dividing net income by the weighted average number of common shares and potential common shares outstanding (if dilutive) during each period. Potential common shares include stock options, warrants, conversion of Class B shares and restricted stock. The number of potential common shares outstanding relating to stock options, warrants, conversion of Class B shares and restricted stock is computed using the treasury stock method. For the periods presented, potential dilutive securities had an anti-dilutive effect and were not included in the calculation of diluted net loss per common share. For the three and six months ended June 30, 2026, the dilutive effect of 265,963 Class A common stock options and 110,537 restricted stock awards were included in the calculation of weighted average dilutive shares outstanding.

F-27

Income Taxes

The Company accounts for income taxes under the Financial Accounting Standards Board (“FASB”) ASC 740 Income Taxes (“ASC 740”), which requires use of the liability method. FASB ASC 740-10-25 provides that deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided for significant deferred tax assets when it is more likely than not, that such asset will not be recovered through future operations.

Uncertain Tax Positions

In accordance with ASC 740, the Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be capable of withstanding examination by the taxing authorities based on the technical merits of the position. These standards prescribe a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. These standards also provide guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.

Various taxing authorities may periodically audit the Company’s income tax returns. These audits include questions regarding the Company’s tax filing positions, including the timing and amount of deductions and the allocation of income to various tax jurisdictions. In evaluating the exposures connected with various tax filing positions, including state and local taxes, the Company records allowances for probable exposures. A number of years may elapse before a particular matter, for which an allowance has been established, is audited and fully resolved. The Company has not yet undergone an examination by any taxing authorities. The Company recognizes interest and penalties related to uncertain tax positions, if any, as an income tax expense.

The assessment of the Company’s tax position relies on the judgment of management to estimate the exposures associated with the Company’s various filing positions.

Recent Accounting Standards

From time to time, new accounting pronouncements are issued by the FASB that are adopted by the Company as of the specified effective date.

In November 2023, the Financial Accounting Standard Board (“FASB”) issued ASU 2023-07, Improvements to Reportable Segment Disclosures, which amends the existing segment reporting guidance (ASC Topic 280) to improve reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses that are regularly provided to the CODM and included within each reported measure of segment profit or loss, an amount for other segment items by reportable segment and a description of its composition, the title and position of the CODM and an explanation of how the CODM uses the reported measure(s) of segment profit or loss in assessing segment performance and deciding how to allocate resources. The amendments in this update were effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024.

The Company adopted this standard on a retrospective basis within our annual report for the year ended December 31, 2024, with no material impact to our financial statements.

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

Note 2 – Going Concern

As shown in the accompanying interim financial statements, as of June 30, 2026, the Company had a cash balance of $2,123,747, working capital of $2,551,002 and an accumulated deficit of $9,229,305 since inception. The Company is too early in its development stage to project revenue with a necessary level of certainty. Therefore, the Company may not have sufficient funds to sustain its operations for the next twelve months from the issuance date of these financial statements and may need to raise additional cash to fund its operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The Company has commenced sales and continues to develop its operations. In the event sales do not materialize at the expected rates, management would seek additional financing or would attempt to conserve cash by further reducing expenses. There can be no assurance that the Company will be successful in achieving these objectives.

F-28

The Company continues to pursue sources of additional capital through debt and financing transactions or arrangements, including equity financing or other means. The Company may not be successful in identifying suitable funding transactions in a sufficient time period or at all and may not obtain the required capital by other means. If the Company does not succeed in raising additional capital, resources may not be sufficient to fund its business. The Company’s ability to scale production and distribution capabilities and further increase the value of its brands, is largely dependent on its success in raising additional capital. From January through April of 2023, the Company raised a total of $1,455,000 of capital from the sale of convertible notes. On October 3, 2023, the Company completed its IPO and received net proceeds of approximately $5,332,283. In October 2023, the convertible notes were converted into Class A common stock in accordance with the terms of the convertible promissory notes as a result of the IPO. On September 11, 2024, the Company completed a public offering and received net proceeds of $1,619,021.

The financial statements do not include any adjustments that might result from the outcome of any uncertainty as to the Company’s ability to continue as a going concern. These financial statements also do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 – Related Party Transactions

Director Fees

As of June 30, 2026, and December 31, 2025, the Company owed a total of $125,000 and $72,000 in fees payable to directors, respectively. This amount is presented within accounts payable, related parties.

Office Lease

The Company leases its current corporate headquarters under a fourteen-month lease from STVentures, LLC (“ STVentures”), an entity beneficially owned by the principal owners and the management team of Syra and their affiliates. The lease commenced on July 1, 2021, and as amended on May 1, 2022, provided for a base monthly rent of $10,711. The lease was further amended on June 26, 2024, and provides for a base monthly rent of $11,209. The lease was also amended on March 3, 2025, and in July 2025 and provides for a base monthly rent of $11,209 through June 30, 2027. The lease was further amended on July 1, 2025, and provides for a base monthly rent of $5,580 from September 1, 2025, through May 31, 2026. The lease was further amended on April 1, 2026, and provides for a base monthly rent of $7,335 from April 1, 2026, through May 31, 2027. A total of $38,745 and $67,253 is included in selling, general and administrative expenses for the six months ended June 30, 2026, and 2025, respectively. An unpaid balance of $0 was outstanding at June 30, 2026, and December 31, 2025.

Information Technology (“IT”) Services

The Company incurred a total of $29,800 and $251,340 of services from RAD CUBE LLC, which is an entity beneficially owned by the principal owners and the management team of Syra and their affiliates, for outsourced IT services which have been presented within selling, general and administrative expenses in the statements of operations during the six months ended June 30, 2026 and 2025, respectively. An unpaid balance of $4,800 was outstanding at June 30, 2026, and December 31, 2025, respectively, as presented within accounts payable.

Recruitment and Human Resource Services

For the six months ended June 30, 2026, the Company paid a total of $96,769 and $87,002 for services from NLogix IT Services Private Limited and SKL Demand Private Limited, respectively, which are entities beneficially owned by the principal owners and the management team of Syra and their affiliates. Of these costs $67,495 are included in professional services, and $116,276 in selling, general and administrative expenses, in the statement of operations during the six months ended June 30, 2026.

For the six months ended June 30, 2025, the Company paid a total of $129,929 and $82,423 for services from NLogix IT Services Private Limited and SKL Demand Private Limited, respectively, which are entities beneficially owned by the principal owners and the management team of Syra and their affiliates. Of these costs $108,486 are included in professional services, $46,295 in selling, general and administrative expenses, and $57,571 in research and development expenses in the statement of operations during the six months ended June 30, 2025.

F-29

Note 4 – Basic and Diluted Earnings per Share

During the three and six months ended June 30, 2026, and 2025, the Company used the two-class method to compute net income (loss) per common share because it had issued securities, other than a single class of common stock, that contractually entitled the holders to participate in dividends and earnings. These participating securities included the Company’s Class A common stock, which was authorized pursuant to the Company’s amendment to its Certificate of Incorporation on May 2, 2022, and convertible Class B common stock which are entitled to share equally, on a per share basis, in all assets of the Company of whatever kind available for distribution to the holders of common stock. The two-class method requires earnings for the period to be allocated between common stock and participating securities based upon their respective rights to receive distributed and undistributed earnings.

Under the two-class method, for periods with net income, basic net income per common share is computed by dividing the net income attributable to common stockholders by the weighted average number of shares of common stock outstanding during the period. Net income attributable to common stockholders is computed by subtracting from net income the portion of current period earnings that the participating securities would have been entitled to receive pursuant to their dividend rights had all of the period’s earnings been distributed. No such adjustment to earnings is made during periods with a net loss, as the holders of the participating securities have no obligation to fund losses.

The Company reports the more dilutive of the approaches (two-class or “if-converted”) as its diluted net income per share during the period. For the periods presented, potential dilutive securities had an anti-dilutive effect and were not included in the calculation of diluted net loss per common share.

Common shares consisting of shares potentially dilutive that are excluded from the calculated of diluted earnings per share because they are anti-dilutive as of June 30, 2026, and December 31, 2025, are as follows:

	June 30, 2026	December 31, 2025
Warrants	4,992,842	8,172,842
Stock options	815,807	559,637
Total	5,808,649	8,732,479

Note 5 – Other Current Assets

Other current assets included the following as of June 30, 2026, and December 31, 2025:

	June 30,	December 31,
	2026	2025
Prepaid expenses and other current assets	153,384	205,423
Total other current assets	$153,384	$205,423

Note 6 – Property and Equipment

Property and equipment at June 30, 2026, and December 31, 2025, consisted of the following:

	June 30,	December 31,
	2026	2025
Office equipment – 5 year estimated life	$87,065	$87,065
Leasehold improvements – 2 year estimated life	60,783	60,783
Furniture and fixtures – 7 year estimated life	6,170	6,170
Less: Accumulated depreciation	(148,826)	(147,032)
Total property and equipment, net	$5,192	$6,986

Depreciation of property and equipment was $1,795 and $12,775 for the six months ended June 30, 2026, and 2025, respectively.

F-30

Note 7 – Accrued Expenses

Accrued expenses at June 30, 2026, and December 31, 2025, consisted of the following:

	June 30,	December 31,
	2026	2025
Accrued payroll and taxes	$156,569	$141,997
Accrued expenses	63,764	52,824
Total accrued expenses	$220,333	$194,821

The Company provides postretirement benefits pursuant to IRS code section 401(k) for employees meeting specified criteria. The Company matches 100% of the employees’ contributions that are not in excess of 2% of the employee’s contributions. These matching contributions are fully vested and paid pursuant to the employees’ bi-weekly or semi-monthly pay periods. The Company does not prefund these benefits and has the right to modify or terminate certain of these benefits in the future. For the six months ended June 30, 2026, the Company incurred $17,436 of IRA contribution expenses pursuant to the Company’s matching contributions, including $0, as accrued at June 30, 2026. For the six months ended June 30, 2025, the Company incurred $35,665 of IRA contribution expenses pursuant to the Company’s matching contributions.

Note 8 – Lease

The Company leases its current corporate headquarters under a fourteen-month lease from STVentures, a related party. The lease, as amended on May 1, 2022, to expand its office space from 2,976 square feet to approximately 5,978 square feet, commenced on July 1, 2021, and provides for a base monthly rent of $10,711, as increased from $5,332 per month. The lease was further amended on June 26, 2024, and March 3, 2025, and provides for a base monthly rent of $11,209 per month, over a fourteen-month term of the lease commencing on July 1, 2024, through August 31, 2025. The lease was further amended on July 1, 2025, and provides for a base monthly rent of $5,580 from September 1, 2025, through May 31, 2026. The lease was further amended on April 1, 2026, and provides for a base monthly rent of $7,335 from April 1, 2026, through May 31, 2027. A total of $38,745 and $67,253 is included in selling, general and administrative expenses for the six months ended June 30, 2026, and 2025, respectively

The components of lease expense were as follows:

	For the Six Months Ended
	June 30,
	2026	2025
Operating lease cost:
Amortization of ROU asset	$36,581	$64,477
Interest on lease liability	2,164	2,776
Total operating lease cost	$38,745	$67,253

	For the Three Months Ended
	June 30,
	2026	2025
Operating lease cost:
Amortization of ROU asset	$20,239	$32,610
Interest on lease liability	1,766	1,017
Total operating lease cost	$22,005	$33,627

F-31

Supplemental balance sheet information related to leases was as follows:

	June 30,	December 31,
	2026	2025
Operating lease:
Operating lease assets	$77,644	$27,401

Current portion of operating lease liability, related party	$77,644	27,401
Noncurrent operating lease liability, related party	-	-
Total operating lease liability	$77,644	$27,401

Weighted average remaining lease term:
Operating leases	0.92 years	0.42 years

Weighted average discount rate:
Operating lease	7.25%	7.25%

The following payments are required under leases as of June 30, 2026:

		Remaining
	Operating	Term in
	Lease	Years
2026	44,010
2027	36,675
2028	-
Total lease payments	80,685
Less: imputed interest	(3,041)
Present value of lease liability	77,644	0.92

Note 9 – Notes Payable

Insurance Notes Payable

In 2025, the Company entered into two insurance policy financing arrangements to purchase various insurance policies. The total principal of this arrangement was $311,118 with interest rates of 10.30% and 9.70% and monthly payments of $9,985 and $15,612 due through July 2026. The Company made principal repayments of $100,166 and incurred interest expense of $3,579 during the six months ended June 30, 2026. The Company made principal repayments of $194,732 and incurred interest expense of $6,262 during the year ended December 31, 2025. As of June 30, 2026, and December 31, 2025, the remaining balance was $16,305 and $116,386, respectively.

In April, 2026, the Company entered into an insurance policy financing arrangement to purchase insurance policy. The total principal of this arrangement was $89,477 with interest rates of 10.10% and monthly payments of $7,188 due through February 2027. The Company made principal repayments of $34,088 and incurred interest expense of $1,100 during the six months ended June 30, 2026. As of June 30, 2026, the remaining balance was $55,389.

The Company recognized interest expense on notes payable of $4,679 and $7,087 for the six months ended June 30, 2026, and 2025, respectively. The Company recognized interest expense on notes payable of $2,217 and $3,858 for the three months ended June 30, 2026, and 2025, respectively.

Note 10 – Commitments and Contingencies

Legal Contingencies

From time to time, we may be involved in various disputes, and litigation matters that arise in the ordinary course of business. The Company is currently not a party to any material legal proceedings.

In January 2024, a former employee filed a wrongful termination lawsuit against the Company in the U.S. District Court, Southern District of Indiana. This case was settled on January 15, 2025, with no material impact to the Company.

Commitments

On July 1, 2025, the Company entered into a consulting agreement with a former member of the Board of Directors for services related to developing a new strategic plan for the Company and identifying and hiring a new CEO. The agreement is in effect through September 30, 2025, and allows for a monthly cash fee of $5,000 per month and awarded 25,000 Class A common stock options and 25,000 restricted stock units (“RSU’s”) of the Company’s Class A common stock to the consultant. Both the options and RSU’s fully vest upon Board approval of the new strategic plan and delivery of final CEO recommendations to the Board. The stock options and RSU’s will also vest in the event of a change of control of the Company.

F-32

On December 15, 2025, the Board of Directors of the Company appointed Gregory R. Alexander as Chief Executive Officer of the Company and entered into an employment agreement with Mr. Alexander, effective January 5, 2026 (the “Alexander Employment Agreement”). Under the terms of the Alexander Employment Agreement, Mr. Alexander is entitled to receive an annual base salary of $251,000 and an annual performance bonus with a target amount equal to 30% of his annual base salary based upon the Board’s assessment of Mr. Alexander’s and the Company’s attainment of goals as set by the Board in its sole discretion. In accordance with the Alexander Employment Agreement, Mr. Alexander will also be granted 110,537 restricted stock units, 20% of which vest one year after date of grant and the remainder which vest equally over 4 years beginning one year after date of grant. Additionally, he will be granted stock options to purchase 257,920 Class A common shares of stock with 20% vesting on December 31, 2026, and the remainder vesting equally on an annual basis through December 31, 2030, as well as 368,458 performance stock units, subject to achievement of performance targets to be determined. In addition, the Alexander Employment Agreement contains non-competition and non-solicitation provisions.

Note 11 – Changes in Stockholders’ Equity

Class A Common Stock

The Company has 100,000,000 authorized shares of $0.001 par value Class A common stock, and 13,839,169 and 11,339,169 shares were issued and outstanding as of June 30, 2026, and December 31, 2025, respectively.

On May 11, 2026, a total of 250,000 shares of Class B Common Stock were converted into 2,500,000 shares of Class A common stock according to the terms of the Company’s Certificate of Incorporation.

On June 16, 2025, the Board of Directors of the Company appointed Priya Prasad, the Company’s CFO and COO, as interim CEO. The Company agreed to pay Ms. Prasad an interim CEO allowance of $6,100 per month, and award 122,000 shares of Class A common stock, which vest upon milestones being met as determined by the Board, including appointment of a permanent CEO, retention of key staff, stabilization of client relationships and adoption of an updated strategic plan for the Company. As of June 30, 2026, the Board has not approved the milestones being met, and accordingly, no stock-based compensation expense has been recognized related to this award.

On July 1, 2025, the Company entered into a consulting agreement with a former member of the Board of Directors for services related to developing a new strategic plan for the Company and identifying and hiring a new CEO. The agreement was in effect through December 31, 2025, and the Company awarded 25,000 restricted stock units (“RSU’s”) of the Company’s Class A common stock to the consultant. As of December 31, 2025, the Board determined that achievement of the milestones was completed, however, no options were issued and stock-based compensation expense has been recognized related to this award.

On August 13, 2025, the Company appointed a new director to the Board of Directors of the Company. In connection with the appointment, the director will receive $20,000 in annual cash compensation and receive an equity award representing 0.25% of the Company’s fully diluted Class A Common Stock in the form of stock options as of December 31, 2025. As of December 31, 2025, a grant date had not been established as the terms of the award had not been finalized.

During the six months ended June 30, 2026, the Company recognized stock-based compensation expense of $43,445 related to the amortization of restricted stock unit awards granted to employees and consultants.

Additionally, the Company recognized $994 of stock-based compensation expense related to the amortization of Class A common stock options issued for services.

During the six months ended June 30, 2025, two investors exercised 23,125 warrants to purchase Class A Common stock pursuant to which the Company received cash proceeds of $14,800.

On January 15, 2025, a total of 233,334 shares of Class B Common Stock previously held by the Company’s Executive Chairman and President, Sandeep Allam, upon his passing, automatically converted into 2,333,340 shares of Class A common stock according to the terms of the Company’s Certificate of Incorporation.

F-33

During the six months ended June 30, 2025, the Company issued 3,500 shares of Class A common stock to several employees in exchange for services rendered. The Company recognized stock-based compensation expense equal to the fair value of the shares on the grant date.

During the six months ended June 30, 2025, the Company recognized expense of $30,255 related to common stock options. Additionally, the Company recognized $23,812 of stock-based compensation expense related to the amortization of Class A common stock options issued for services.

Class A Common Stock Warrants

The following is a summary of activity of outstanding stock warrants:

		Weighted Average
	Number of Shares	Exercise Prices
Balance, December 31, 2025	8,172,842	$1.79
Warrants granted	-	-
Warrants expired	(3,180,000)	(0.64)
Warrants cancelled	-	-
Balance, June 30, 2026	4,992,842	$2.52
Exercisable, June 30, 2026	4,992,842	$2.52

The warrants had a weighted average remaining life of 2.86 years and no intrinsic value as of June 30, 2026.

Convertible Class B Common Stock

The Company has 5,000,000 authorized shares of $0.001 par value convertible Class B common stock and had 600,000 shares issued and outstanding as of December 31, 2025, as retrospectively applied, pursuant to the Company’s subsequent recapitalization in 2022 and effective as of May 3, 2022, whereby the founders exchanged their 83,334 Founders Shares for 833,334 shares of convertible Class B common stock.

On May 11, 2026, a total of 250,000 shares of Class B Common Stock were converted into 2,500,000 shares of Class A common stock according to the terms of the Company’s Certificate of Incorporation.

As of June 30, 2026, and December 31, 2025, the Company had 350,000 and 600,000 Class B common stock shares were issued and outstanding, respectively.

Note 12 – Common Stock Options

Omnibus Equity Incentive Plan

On April 11, 2022, the Company’s board of directors adopted, and the Company’s stockholders approved, the Syra Health Corp. 2022 Omnibus Equity Incentive Plan, as amended on April 19, 2023 (as amended, the “2022 Plan”). No more than 1,041,667 shares of the Company’s Class A common stock shall be issued pursuant to the exercise of incentive stock options under the 2022 Plan.

Class A Common Stock Option Awards

In January, 2026, the Company granted options to purchase an aggregate 257,920 shares of the Company’s Class A common stock at an exercise price of $0.09 per share for terms of 10 years under the 2022 Plan. These options will vest 20% each year over 5 years. The aggregate estimated value using the Black-Scholes Pricing Model, based on an expected term of 6.25 years, a weighted average volatility rate of 287%, a weighted average risk-free interest rate of 3.82%, and a weighted average call option value of $0.09, was $23,208. The Company recognized expense of $2,321 for these awards during the six months ended June 30, 2026, and expects to recognize an additional $20,887 through the end of the vesting period.

In May, 2026, the Company granted options to purchase an aggregate 21,000 shares of the Company’s Class A common stock at an exercise price of $0.44 per share for terms of 10 years under the 2022 Plan. 3,500 of the Options vest immediately and 3,500 vest on each of May 13, 2027 and May 13, 2028. The aggregate estimated value using the Black-Scholes Pricing Model, based on an expected term of 5.75 years, a weighted average volatility rate of 109%, a weighted average risk-free interest rate of 4.12%, and a weighted average call option value of $0.36, was $7,659. The Company recognized expense of $4,149 for these awards during the six months ended June 30, 2026, and expects to recognize an additional $3,510 through the end of the vesting period.

F-34

During the year ended December 31, 2025, the Company granted options to purchase an aggregate 321,038 shares of the Company’s Class A common stock at an exercise price ranging from $0.0700 to $0.7386 per share for terms of 10 years under the 2022 Plan. These options will vest 25% on each anniversary, and 25% quarterly, until fully vested. The Company recognized expense of $2,617 for these awards during the six months ended June 30, 2026, and expects to recognize an additional $13,080 through the end of the vesting period.

On July 1, 2025, the Company entered into a consulting agreement with a former member of the Board of Directors for services related to developing a new strategic plan for the Company and identifying and hiring a new CEO. The agreement is in effect through September 30, 2025, and the Company awarded 25,000 Class A common stock options of the Company’s Class A common stock to the consultant at an exercise price of $0.12 per share. The aggregate estimated value using the Black-Scholes Pricing Model, based on an expected term of 6.25 years, a weighted average volatility rate of 124%, a weighted average risk-free interest rate of 3.94%, and a weighted average call option value of $0.11, was $2,679. As of June 30, 2026, the Board determined that achievement of the milestones was not probable, and accordingly, no stock-based compensation expense has been recognized related to this award.

On August 13, 2025, the Company appointed a new director to the Board of Directors of the Company. In connection with the appointment, the director will receive $20,000 in annual cash compensation and receive an equity award representing 0.25% of the Company’s fully diluted Class A Common Stock as of December 31, 2025, with 50% of such award in the form of restricted stock units and 50% in common stock options. As of June 30, 2026, a grant date had not been established because the terms of the award had not yet been finalized.

During the year ended December 31, 2024, the Company granted options to purchase an aggregate 42,000 shares of the Company’s Class A common stock to employees at an exercise price ranging from $1.28 to $1.88 per share for terms of 10 years and 5 years under the 2022 Plan. These options will vest 25% on each anniversary, and 25% quarterly, until fully vested. The options had no intrinsic value. The aggregate estimated value using the Black-Scholes Pricing Model, based on an expected terms of 6.25 and 3.54 years, a weighted average volatility rate ranging from 109% to 126%, a weighted average risk-free interest rate ranging from 3.82% to 4.63%, and a weighted average call option value ranging from $0.331 to $1.450, was $79,383. The expected term was estimated using the simplified method allowed under SEC Staff Accounting Bulletin 107 (“SAB 107”). During the six months ended June 30, 2026, the Company recognized expense of $2,060 related to common stock options. As of June 30, 2026, a total of $7,743 of unamortized expenses are expected to be expensed over the vesting period.

On various dates between July 1, 2022, and September 1, 2022, the Company granted options to purchase an aggregate 39,000 shares of the Company’s Class A common stock at an exercise price of $1.20 per share under the 2022 Plan, which represented the recent sales price of securities to third parties. These options will vest 25% on each anniversary until fully vested. The options had no intrinsic value. The aggregate estimated value using the Black-Scholes Pricing Model, based on an expected term of 6.25 years, a weighted average volatility rate of 93%, a weighted average risk-free interest rate of 3.03%, and a weighted average call option value of $0.9328, was $30,317. The options are being expensed over the vesting period, resulting in $2,910 of stock-based compensation expense during the year ended December 31, 2022. During the fourth quarter of 2022, a total of 9,167 options at a strike price of $1.20 per share were cancelled. During the six months ended June 30, 2026, the Company recognized expense of $2,158 related to common stock options. As of June 30, 2026, a total of $288 of unamortized expenses are expected to be expensed over the vesting period.

On November 8, 2023, the Company granted options to purchase an aggregate 32,750 shares of the Company’s common stock under the 2022 Plan, having an exercise price of $1.51 per share, exercisable over a 10-year term, to a total of ten employees. The options vest annually over four years from the date of grant.

On November 8, 2023, the Company granted options to purchase an aggregate 30,000 shares of the Company’s common stock under the 2022 Plan, having an exercise price of $1.51 per share, exercisable over a 10-year term, to a total of three consultants. The options vest quarterly over one year from the date of grant.

On October 9, 2023, the Company granted options to purchase an aggregate 50,000 shares of the Company’s common stock under the 2022 Plan, having an exercise price of $2.68 per share, exercisable over a 10-year term, to a total of five newly appointed board members. The options vest in four (4) equal annual installments with the first installment vesting on the date of grant.

F-35

The fair value of the options was estimated at $198,383 using a Black-Scholes option pricing model and the following assumptions: 1) dividend yield of 0%; 2) risk-free rate of 4.45% to 4.71%; 3) volatility of 112% to 115% based on; 4) a common stock price ranging from $1.51 to $2.68, and 5) an expected term of 6.25 years. During the six months ended June 30, 2026, the Company recognized expense of $23,742 related to common stock options. As of June 30, 2026, a total of $56,003 of unamortized expenses are expected to be expensed over the vesting period.

The following is a summary of activity of outstanding stock options:

		Weighted Average
	Number of Shares	Exercise Prices
Balance, December 31, 2025	559,637	$0.63
Options granted	278,920	0.12
Options forfeited	(22,750)	1.28
Balance, June 30, 2026	815,807	$0.44
Exercisable, June 30, 2026	-	$-

The options had a weighted average remaining life of 8.98 years and no intrinsic value as of June 30, 2026.

Note 13 – Subsequent Events

The Company evaluates events that have occurred after the balance sheet date through the date these financial statements were issued.

Syra Health received contract extensions from several existing customers, including a one-year renewal of its public health contract with Wake County Public Health in North Carolina. The Company also secured a one-year extension of its healthcare workforce contract with the Indiana Veterans’ Home. The Company has been awarded an amendment to its existing Indiana FSSA (Family & Social Services Administration) contract with DDRS (Division of Disability and Rehabilitative Services), to extend a learning management platform to the state’s Bureau of Disability Services, through October 2028.

Syra Health has established a Business Advisory Council to support strategic market expansion and identify growth opportunities.

The Company anticipates approval for the CMS ACCESS Model in partnership with HealthSync in the near term, which is expected to serve as a durable source of revenue for Syra Health over the next 10 years.

F-36

3,203,125 Shares of Class A Common Stock

Series A Warrants to Purchase up to 3,203,125 Shares of Class A Common Stock

Series B Warrants to Purchase up to 3,203,125 Shares of Class A Common Stock

Placement Agent Warrants to Purchase up to 160,156 Shares of Class A Common Stock

Up to 6,566,406 Shares of Class A Common Stock Underlying the Series A Warrants, Series B Warrants and Placement Agent Warrants

PROSPECTUS

Rodman & Renshaw LLC

October 1, 2026

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth all expenses, other than the agency fees, payable by the registrant in connection with the sale of the securities being registered. All the amounts shown are estimates except the SEC registration fee and the FINRA filing fee.

Amount to be paid
SEC registration fee	$2,261
FINRA filing fee	$2,797
Accounting fees and expenses	$18,000
Legal fees and expenses	$130,000
Miscellaneous	$453
Total	$153,511

Item 14. Indemnification of Directors and Officers

Section 102 of the General Corporation Law of the State of Delaware (the “DGCL”) permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our Certificate of Incorporation provides that no director of the Company shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

II-1

Our Certificate of Incorporation and Bylaws provide indemnification for our directors and officers to the fullest extent permitted by the DGCL. We will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of us) by reason of the fact that he or she is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Our Certificate of Incorporation and Bylaws provide that we will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the Indemnitee is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by us against all expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith. Expenses must be advanced to an Indemnitee under certain circumstances.

We have entered into separate indemnification agreements with each of our current directors and executive officers. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law and our Certificate of Incorporation and Bylaws against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The indemnification agreements provide for the advancement or payment of all expenses to the indemnitee and for the reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law and our Certificate of Incorporation and Bylaws.

In addition, we carry general liability insurance policy that covers certain liabilities of directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers of the Company.

Item 15. Recent Sales of Unregistered Securities

None.

II-2

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1/A filed on September 13, 2023)
3.2	Amendment to Amended and Restated Certificate of Incorporation dated October 6, 2022 (Incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1/A filed on September 13, 2023)
3.3	Amendment to Amended and Restated Certificate of Incorporation dated May 30, 2023 (Incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-1/A filed on September 13, 2023)
3.4	Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.5 to the Company’s Registration Statement on Form S-1/A filed on September 13, 2023)
3.5	Amendment to Amended and Restated Certificate of Incorporation dated August 28, 2023 (Incorporated by reference to Exhibit 3.6 to the Company’s Registration Statement on Form S-1/A filed on September 13, 2023)
4.1	Specimen Stock Certificate evidencing the shares of Class A common stock (Incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 filed on May 4, 2023)
4.2**	Form of Series A Warrant
4.3**	Form of Series B Warrant
4.4**	Form of Pre-Funded Warrant
4.5**	Form of Placement Agent Warrant
5.1**	Opinion of Sheppard, Mullin, Richter & Hampton, LLP
10.1	Professional Services Contract dated as of May 4, 2021 by and between the Company and Indiana Family and Social Services Administration, NeuroDiagnostic Institute (Incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-1/A filed on September 13, 2023)
10.2	Amendment No. 1 to Professional Services Contract by and between the Company and Indiana Family and Social Services Administration, NeuroDiagnostic Institute (Incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement on Form S-1/A filed on September 13, 2023)
10.3	Amendment No. 2 to Professional Services Contract by and between the Company and Indiana Family and Social Services Administration, NeuroDiagnostic Institute (Incorporated by reference to Exhibit 10.3 to the Company’s Registration Statement on Form S-1/A filed on September 13, 2023)
10.4+	Form of Indemnification Agreement for Officers and Directors (Incorporated by reference to Exhibit 10.4 to the Company’s Registration Statement on Form S-1 filed on May 4, 2023)
10.5+	Syra Health Corp. 2022 Omnibus Equity Incentive Plan (Incorporated by reference to Exhibit 10.5 to the Company’s Registration Statement on Form S-1/A filed on September 13, 2023)
10.6+	Employment Agreement by and between the Company and Deepika Vuppalanchi dated April 15, 2021 (Incorporated by reference to Exhibit 10.6 to the Company’s Registration Statement on Form S-1/A filed on September 13, 2023)
10.7+	Amendment No. 1 to Employment Agreement by and between the Company and Deepika Vuppalanchi dated September 1, 2021 (Incorporated by reference to Exhibit 10.7 to the Company’s Registration Statement on Form S-1/A filed on September 13, 2023)
10.8+	Amendment No. 2 to Employment Agreement by and between the Company and Deepika Vuppalanchi dated March 1, 2022 (Incorporated by reference to Exhibit 10.8 to the Company’s Registration Statement on Form S-1/A filed on September 13, 2023)

II-3

10.9+	Amendment No. 3 to Employment Agreement by and between the Company and Deepika Vuppalanchi dated October 18, 2022 (Incorporated by reference to Exhibit 10.9 to the Company’s Registration Statement on Form S-1/A filed on September 13, 2023)
10.10	Professional Services Contract dated as of September 3, 2021 by and between the Company and Indiana Family and Social Services Administration, Division of Mental Health and Addiction (Incorporated by reference to Exhibit 10.13 to the Company’s Registration Statement on Form S-1/A filed on September 13, 2023)
10.11	STVentures Lease Agreement dated July 1, 2021 by and between the Company and STVentures LLC (Incorporated by reference to Exhibit 10.14 to the Company’s Registration Statement on Form S-1/A filed on September 13, 2023)
10.12	Commercial Lease Addendum dated May 1, 2022 by and between the Company and STVentures LLC (Incorporated by reference to Exhibit 10.15 to the Company’s Registration Statement on Form S-1/A filed on September 13, 2023)
10.13+	Employment Agreement by and between the Company and Sandeep Allam dated February 29, 2022 (Incorporated by reference to Exhibit 10.20 to the Company’s Registration Statement on Form S-1/A filed on September 13, 2023)
10.14+	Amendment No. 1 to Employment Agreement by and between the Company and Sandeep Allam dated October 18, 2022 (Incorporated by reference to Exhibit 10.21 to the Company’s Registration Statement on Form S-1/A filed on September 13, 2023)
10.15+	Employment Agreement by and between the Company and Priya Prasad dated February 29, 2022 (Incorporated by reference to Exhibit 10.22 to the Company’s Registration Statement on Form S-1/A filed on September 13, 2023)
10.16+	Amendment No. 1 to Employment Agreement by and between the Company and Priya Prasad dated May 27, 2022 (Incorporated by reference to Exhibit 10.23 to the Company’s Registration Statement on Form S-1/A filed on September 13, 2023)
10.17+	Amendment No. 2 to Employment Agreement by and between the Company and Priya Prasad dated October 18, 2022 (Incorporated by reference to Exhibit 10.24 to the Company’s Registration Statement on Form S-1/A filed on September 13, 2023)
10.18	Amendment No. 1 to Professional Services Contract dated as of April 25, 2023 by and between the Company and Indiana Family and Social Services Administration, Division of Mental Health and Addiction (Incorporated by reference to Exhibit 10.25 to the Company’s Registration Statement on Form S-1/A filed on September 13, 2023)
10.19**+	Form of Option Agreement pursuant to Syra Health Corp. 2022 Omnibus Equity Incentive Plan
10.20**+	Form of Restricted Stock Award Agreement pursuant to Syra Health Corp. 2022 Omnibus Equity Incentive Plan
10.21**+	Form of Restricted Stock Unit Award Agreement pursuant to Syra Health Corp. 2022 Omnibus Equity Incentive Plan
10.22**	Form of Securities Purchase Agreement
10.23**	Commercial Lease Addendum by and between the Company and STVentures LLC
23.1*	Consent of M&K CPAS, PLLC, independent registered public accounting firm
23.2**	Consent of Sheppard, Mullin, Richter & Hampton, LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page to this registration statement)
107**	Filing fee table

* Filed herewith.

** Previously filed.

+ Indicates a management contract or any compensatory plan, contract or arrangement.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes as follows:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

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(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(l)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the undersigned pursuant to the foregoing provisions, or otherwise, the undersigned has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned of expenses incurred or paid by a director, officer or controlling person of the undersigned in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Carmel, State of Indiana, on the 1st day of October, 2026.

SYRA HEALTH CORP.

By:	/s/ Gregory R. Alexander
Gregory R. Alexander
Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregory R. Alexander his/her true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him/her and in his/her name, place and stead, in any and all capacities to sign any or all amendments (including, without limitation, post-effective amendments) to this Registration Statement, any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any or all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or any substitute or substitutes for her, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Gregory R Alexander	Chief Executive Officer	October 1, 2026
Gregory R Alexander	(Principal Executive Officer)

/s/ Priya Prasad	Chief Financial Officer and Chief Operating Officer and Director	October 1, 2026
Priya Prasad	(Principal Financial and Accounting Officer)

/s/ Vijayapal R. Reddy	Director	October 1, 2026
Vijayapal R. Reddy

/s/ Ketan Paranjape	Director	October 1, 2026
Ketan Paranjape

/s/ Avutu S. Reddy	Director	October 1, 2026
Avutu S. Reddy

/s/ Radhika Mereddy	Director	October 1, 2026
Radhika Mereddy

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